Filed Pursuant to Rule 424(b)(5)

Reg. No. 333-141132

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 17, 2007)

$1,464,000,000
The National Collegiate Student Loan Trust 2007-4
Issuing Entity

The National Collegiate Funding LLC
Depositor and Sponsor

Student Loan Asset Backed Notes

Securities Offered

•                  Classes of notes listed in the table below

Assets

•                  Private student loans guaranteed by The Education Resources Institute, Inc.

Credit Enhancement

•                  Excess interest on the student loans

•                  Reserve account

•                  The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

•                  Note guaranty insurance policy for the offered notes issued by Ambac Assurance Corporation

You should carefully consider the risk factors beginning on page S-15.

The notes offered hereby represent obligations of the issuing entity only and do not represent an interest in or obligations of the sponsor, the depositor, The First Marblehead Corporation, The Education Resources Institute, Inc., the originators, the servicers or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Distributions on the notes (other than the auction rate notes) will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day.  The first distribution date for the notes (other than the auction rate notes) is November 26, 2007. Distributions on the auction rate notes will be payable on the business day following the end of each applicable auction period and, for auction periods greater than 30 days, on the monthly distribution dates referred to above.

	Initial Class Balance	Interest Rate (per annum)	Final Maturity Date	Price	Discounts and Commissions(1)	Proceeds to the Trust
Class A-1-L Notes	$150,000,000	One-month LIBOR plus 0.52%	July 25, 2019	100.000%	0.2300%	99.7700%
Class A-2-AR-1 Notes	$94,200,000	Auction Rate	December 26, 2025	100.000%	0.3200%	99.6800%
Class A-2-AR-2 Notes	$94,200,000	Auction Rate	December 26, 2025	100.000%	0.3200%	99.6800%
Class A-2-AR-3 Notes	$94,200,000	Auction Rate	December 26, 2025	100.000%	0.3200%	99.6800%
Class A-2-AR-4 Notes	$31,400,000	Auction Rate	December 26, 2025	100.000%	0.3200%	99.6800%
Class A-3-L Notes	$550,000,000	One-month LIBOR plus 0.85%	March 25, 2038	100.000%	0.2800%	99.7200%
Class A-3-AR-1 Notes	$67,500,000	Auction Rate	March 25, 2038	100.000%	0.3200%	99.6800%
Class A-3-AR-2 Notes	$67,500,000	Auction Rate	March 25, 2038	100.000%	0.3200%	99.6800%
Class A-3-AR-3 Notes	$67,500,000	Auction Rate	March 25, 2038	100.000%	0.3200%	99.6800%
Class A-3-AR-4 Notes	$67,500,000	Auction Rate	March 25, 2038	100.000%	0.3200%	99.6800%
Class A-3-AR-5 Notes	$67,500,000	Auction Rate	March 25, 2038	100.000%	0.3200%	99.6800%
Class A-3-AR-6 Notes	$67,500,000	Auction Rate	March 25, 2038	100.000%	0.3200%	99.6800%
Class A-3-AR-7 Notes	$45,000,000	Auction Rate	March 25, 2038	100.000%	0.3200%	99.6800%
Class A-IO Notes	(2)	5.5864%	October 25, 2012	24.4492%	0.1222%	24.3270%
Total	$1,464,000,000					$1,535,048,626	(3)

(1)                                  Subject to indemnification and expense reimbursement arrangements with the underwriters.

(2)                                  Initial notional amount equal to $309,855,000.

(3)                                  Before deducting expenses estimated to be $1,500,000 and the structuring advisory fee paid to The First Marblehead Corporation.

The offered notes will be unconditionally and irrevocably guaranteed as to timely payment of interest (excluding any carryover interest as described herein) on each distribution date or auction rate note payment date, as applicable, and as to the ultimate payment of principal on the maturity date, pursuant to a note guaranty insurance policy to be issued by Ambac Assurance Corporation.

The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters.  The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.  It is expected that delivery of the offered notes will be made in book-entry-only form on or about September 20, 2007.

This prospectus supplement and the accompanying prospectus constitute the Irish prospectus (the “Irish Prospectus”) for the purpose of Directive 2003/71/EC (the “Prospectus Directive”).  Reference throughout this document to the prospectus supplement and the accompanying prospectus shall be taken to read “Irish Prospectus” for such purpose.  Application has been made to the Irish Financial Services Regulatory Authority (the “Financial Regulator in Ireland”), as competent authority under the Prospectus Directive for the Irish Prospectus to be approved.  The approval relates only to the offered notes which are to be admitted to trading on the regulated market of The Irish Stock Exchange Limited (the “Irish Stock Exchange”).  Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market.  There can be no assurance that this listing will be obtained.  The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

Neither the Securities and Exchange Commission nor any other federal regulatory authority or state securities commission has approved or recommended the securities described in this prospectus supplement or determined if this prospectus supplement is truthful or complete.  No securities commission or regulatory authority has reviewed the accuracy or adequacy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

Citi	Deutsche Bank Securities
Joint Book-Runner	Joint Book-Runner

Goldman, Sachs & Co.	UBS Investment Bank
Joint Book-Runner	Joint Book-Runner

Banc of America Securities LLC

September 19, 2007

Table of Contents
Prospectus Supplement

Prospectus

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

Information about the notes is included in two separate sections of this document that provide progressively more detailed information.  These two sections are:

(a)           This prospectus supplement, which describes the specific terms of the securities being offered; and

(b)           The accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of offered notes.

You should rely on information contained in this document.  No one has been authorized to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements in this prospectus supplement and the prospectus regarding the planned purchase of eligible student loans by the trust and the related issuance of the notes, including statements regarding the collateral pool composition, structure of the planned transaction and the trust’s timing and ability to pay the notes, as well as any other statements that are not purely historical, constitute “forward-looking statements.” These forward-looking statements are based on our plans, estimates and expectations as of the date of this prospectus supplement.  The inclusion of this forward-looking information should not be regarded as a representation by us, the trust or any other person that the future results, plans, estimates or expectations expressed or implied in the forward-looking statements will actually be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors, which may cause the performance of the trust, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include factors affecting prepayment, default and recovery rates on the student loans held by the trust,  legislative and regulatory initiatives, and the other factors set forth under the caption “Risk Factors” in this prospectus supplement. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this prospectus supplement.

IRISH STOCK EXCHANGE INFORMATION

We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus.  To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the offered notes.

Arthur Cox Listing Services Limited will act as the listing agent, and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the offered notes.

SUMMARY OF TERMS

•                This summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  You should read carefully this entire prospectus supplement in order to understand all of the terms of the offering of the securities.

•                This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement.

•                You can find a glossary of certain capitalized terms used in this prospectus supplement in the glossary.

PRINCIPAL PARTIES

The Depositor and Sponsor

The National Collegiate Funding LLC

Issuing Entity

The National Collegiate Student Loan Trust 2007-4

The Administrator

First Marblehead Data Services, Inc.

The Back-up Administrator

U.S. Bank National Association

Primary Servicer

Pennsylvania Higher Education Assistance Agency, also known as PHEAA (initial servicer for approximately 99.4% (by outstanding principal balance as of the cut off date) of the trust student loans)

The Note Insurer

Ambac Assurance Corporation, also referred to as the note insurer

The Significant Obligor

The Education Resources Institute, Inc., also known as TERI or the student loan guarantor

Primary Originators

•                  Bank of America, N.A.

•                  JPMorgan Chase Bank, N.A., as successor by merger to Bank One, N.A.

•                  RBS Citizens, N.A.

•                  Union Federal Savings Bank

The Structuring Advisor

The First Marblehead Corporation

The Owner Trustee

Wilmington Trust Company

The Indenture Trustee

U.S. Bank National Association

The Auction Agent

The Bank of New York will act as auction agent with respect to the auction rate notes.

The Broker-Dealers

Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., and UBS Securities LLC will act as initial broker-dealers with respect to the auction rate notes.

Banc of America Securities LLC will act as the initial broker dealer with respect to the class A-2-AR-4 notes and class A-3-AR-7 notes.  Citigroup Global Markets Inc. will act as the initial broker dealer with respect to the class A-2-AR-1 notes, class A-3-AR-1 notes and class A-3-AR-2 notes.  Goldman, Sachs & Co. will act as the initial broker dealer with respect to the class A-2-AR-2 notes, class A-3-AR-3 notes and class A-3-AR-4 notes.  UBS Securities LLC will act as the initial broker dealer with respect to the class A-2-AR-3 notes, class A-3-AR-5 notes and class A-3-AR-6 notes.

We anticipate that the auction agent, on behalf of the trust, will enter into broker-dealer agreements with additional broker-dealers.

The following diagram summarizes the relationship of the principal parties in the transaction:

Affiliations, Certain Relationships and Related Transactions

The sponsor and the trust are not affiliates of PHEAA, TERI, the owner trustee, the indenture trustee, any originator (other than Union Federal Savings Bank), the note insurer, any credit enhancement provider, the auction agent or any broker-dealer.  The sponsor and the trust are affiliates of the administrator, a wholly owned subsidiary of The First Marblehead Corporation, the structuring advisor.  There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm’s length transaction with an unrelated third party that are material to noteholders other than as described in this prospectus supplement and the prospectus between or among the sponsor and the trust and any other principal party.

DATES

Distribution Dates

•                  A distribution date for the notes (other than the auction rate notes) is the 25th calendar day of each month or if the 25th is not a business day, the next business day.  The first distribution date for the notes (other than the auction rate notes) is November 26, 2007.

•                  An auction rate note payment date for each class of auction rate notes is:

(a)                                    The business day following the end of each auction period for that class of auction rate notes; and

(b)                                   For auction rate notes with an auction period in excess of 30 days, in addition to the days referred to in clause (a), the monthly distribution dates referred to above.

Cut Off Date

•                  August 31, 2007.

•                  The trust will be entitled to receive all collections and proceeds on the trust student loans after the cut off date.

•                  All statistical information relating to the trust student loans is presented as of the cut off date.

Closing Date

•                  On or about September 20, 2007.

Interest Periods

•                  The initial interest period for the notes (other than the auction rate notes) will be from the closing date to but excluding the first distribution date; thereafter, interest on the notes will accrue from the most recent distribution date to but excluding the current distribution date.

•                  Interest on each class of auction rate notes is initially payable on October 19, 2007 for the class A-2-AR-1 notes, on October 19, 2007 for the class A-2-AR-2 notes, on October 19, 2007 for the class A-2-AR-3 notes, on October 19, 2007 for the class A-2-AR-4 notes, on October 24, 2007 for the class A-3-AR-1 notes, on October 26, 2007 for the class A-3-AR-2 notes, on October 24, 2007 for the class A-3-AR-3 notes, on October 26, 2007 for the class A-3-AR-4 notes, on October 24, 2007 for the class A-3-AR-5 notes, on October 26, 2007 for the class A-3-AR-6 notes and on October 26, 2007 for the class A-3-AR-7 notes.  Thereafter, interest on each class of auction rate notes is payable on the first business day after the end of each succeeding 28-day interest period, except as interest payment dates or interest periods may be changed as described herein.

DESCRIPTION OF THE NOTES

General

The offered notes will be issued in book-entry form through The Depository Trust Company, Clearstream Banking, société anonyme, Luxembourg and Euroclear.  You will not be entitled to receive definitive certificates representing your interests in the offered notes, except in certain limited circumstances.

The offered notes (other than the auction rate notes) will be available in minimum denominations or notional amounts of $100,000 and $1,000 integral multiples in book-entry form only.  The auction rate notes will be available for purchase in minimum denominations of $25,000 and any integral multiple thereof in book-entry form only.

Principal payments on the auction rate notes will be made in $25,000 lots.

Floating Rate Notes

The original principal amount and interest rates for each class of offered floating rate notes are on the cover page of this prospectus supplement.  We refer to the class A-1-L notes and class A-3-L notes, as the “floating rate notes.”

Auction Rate Notes

The original principal amount for each class of offered auction rate notes are on the cover page of this prospectus supplement.  We refer to the class A-2-AR-1 notes, class A-2-AR-2 notes, class A-2-AR-3 notes and class A-2-AR-4 notes, as the “class A-2-AR notes.”  We refer to the class A-3-AR-1 notes, class A-3-AR-2 notes, class A-3-AR-3 notes, class A-3-AR-4 notes, class A-3-AR-5 notes, class A-3-AR-6 notes and class A-3-AR-7 notes, as the “class A-3-AR notes.”  We refer to the class A-2-AR notes and class A-3-AR notes, as the “auction rate notes.”

Interest Only Notes

The notional amount and interest rate for each class of offered interest only notes are on the cover page of this prospectus supplement.  We refer to the class A-IO notes, as the “interest only notes.”

Offered Notes

Floating Rate Notes

•                  Class A-1-L notes

•                  Class A-3-L notes

Auction Rate Notes

•                  Class A-2-AR-1 notes

•                  Class A-2-AR-2 notes

•                  Class A-2-AR-3 notes

•                  Class A-2-AR-4 notes

•                  Class A-3-AR-1 notes

•                  Class A-3-AR-2 notes

•                  Class A-3-AR-3 notes

•                  Class A-3-AR-4 notes

•                  Class A-3-AR-5 notes

•                  Class A-3-AR-6 notes

•                  Class A-3-AR-7 notes

Interest Only Notes

•                  Class A-IO notes

Non-Offered Securities

•                  The trust also will issue privately a single class of certificates to the depositor and TERI.  We refer to these certificates as the “owner trust certificates.”

•                  The owner trust certificates will not have a principal balance and will not bear interest.

•                  The owner trust certificates will only be entitled to distributions on any distribution date after all other required payments, deposits and distributions are made.

•                  Any information in this prospectus supplement relating to the owner trust certificates is solely for informational purposes to further a better understanding of the offered notes.

Interest Payments

•                  The rate of interest on each class of offered notes (other than the class A-IO notes and the auction rate notes) for each interest period will be an annual rate equal to the sum of the then applicable one-month LIBOR plus the margins listed on the cover page of this prospectus supplement.

•                  However, based on the expected closing date, for the initial interest period the LIBOR rate will be determined by the following formula:

X + ((6/30)•(Y-X))

where, X = 2-month LIBOR, and Y = 3-month LIBOR, as of the second business day before the start of the initial interest period.

•                  Interest calculations for the notes (other than the class A-IO notes and the auction rate notes) are based on actual/360.  Interest calculations for the class A-IO notes are based on 30/360.

•                  Interest will accrue on the notional amount of the class A-IO notes at a rate of 5.5864% per annum.  On each distribution date, the notional amount of the class A-IO notes will equal $309,855,000.

However, if on any distribution date (after giving effect to the distributions of principal to be made on that distribution date) the aggregate outstanding principal balance of the class A-3-L notes and the class A-3-AR notes would be less than the aggregate original principal balance of the class A-3-L notes and the class A-3-AR notes, the notional amount of the class A-IO notes will equal the lesser of: (i) the aggregate outstanding principal balance of the class A-3-L notes and the class A-3-AR notes and (ii) the scheduled notional amount determined as described in the above table.  If on any distribution date the amount of interest payable to the class A-IO notes is not based on their scheduled notional amount for that distribution date, the class A-IO notes also will be entitled to receive a prepayment penalty in an amount equal to the difference between the amount of interest accrued at the class A-IO note interest rate on their scheduled notional amount and the amount of interest distributed to holders of the class A-IO notes under clause (4) below under “Distributions—Distribution Dates.”  Prepayment penalties, together with interest thereon at the class A-IO note interest rate, will be paid as described under clause (14) below under “Distributions—Distribution Dates.”

•                  Based on the expected closing date, for the initial interest period, the class A-IO notes will receive 65 days of interest.

•                  The rate of interest on the auction rate notes for the initial interest period will be determined by those underwriters acting as broker dealers for the auction rate notes.  For each other auction period, the interest rate for the auction rate notes will be the lesser of:

(1)          The auction rate determined pursuant to the auction procedures (which will allow bids greater than the maximum auction rate -  the floating rate component of the maximum rate); and

(2)          The maximum rate, which is equal to the least of:

•                  the LIBOR rate for a comparable period plus initially a margin of 1.50% (the “maximum auction rate”);

•                  17% (the “maximum interest rate”); and

•                  the maximum rate permitted by law.

If the interest rate for a class of auction rate notes for any auction period is the maximum rate, then any amount of interest that would have accrued at the rate of interest determined pursuant to the auction procedures in excess of the maximum rate will accrue as carryover interest.

Interest calculations for the auction rate notes are based on the actual number of days elapsed in each accrual period divided by 360.

If, in any auction, all of the auction rate notes are subject to hold orders, the interest rate for that accrual period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.25%.

After issuance of the notes, you may obtain the current interest rates for the notes from the administrator’s website at www.firstmarblehead.com, the indenture trustee’s website at https://trustinvestorreporting.usbank.com/ or by telephone from the indenture trustee at (866) 252-4360.

Principal Payments

Principal payments on the offered notes (other than the class A-IO notes) will be made or allocated on each distribution date, to the extent of available funds, in an amount equal to the principal distribution amount.

For each distribution date, the principal distribution amount is equal to the amount necessary, so that (a) the sum of the pool balance at the end of the preceding collection period plus amounts on deposit in the reserve account after payments on that distribution date equals (b) 103% of the outstanding principal balance of the offered notes after payments on that distribution date.

Principal will not be paid to a class of auction rate notes on a distribution date unless it is also an auction rate note payment date for that class of auction rate notes.  Instead, principal will be allocated to the applicable class.  Principal allocated but not paid to the auction rate notes on a distribution date will be deposited in the future distribution account and then paid on the applicable auction rate note payment date.

Turbo of Principal

On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (11) below under “Distributions—Distribution Dates” will be distributed as principal in addition to principal distribution amounts due under clause (9) below under “Distributions—Distribution Dates.”

A Turbo Trigger will be in effect if:

(a)                                  The outstanding pool balance is equal to or less than 10% of the pool balance as of the cut off date; or

(b)                                 The Cumulative Default Rate exceeds 10%; provided, however, that with respect to this clause (b), a Turbo Trigger will not have occurred if TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

Credit Enhancement

•                  Excess interest on the trust student loans.

•                  Reserve account.

•                  TERI guaranty on the trust student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans.

•                  Note guaranty insurance policy for the offered notes issued by Ambac Assurance Corporation.

Note Guaranty Insurance Policy

On the closing date, Ambac Assurance Corporation will issue a note guaranty insurance policy for the offered notes pursuant to which it will irrevocably and unconditionally guarantee payment of the insured payments, as described in this prospectus supplement.

In addition, so long as the note guaranty insurance policy for the offered notes has not been terminated and the note insurer is not in default under the policy, the note insurer will be deemed to be the noteholder for purposes of exercising any consent, voting or waiver rights of the noteholders.  See “The Note Insurer and The Note Guaranty Insurance Policy.”

Distributions

Future Distribution Account

On each distribution date and on September 25, 2007 and October 25, 2007 (each, a monthly allocation date), the indenture trustee will transfer funds on deposit in the collection account to the future distribution account as described in clause (2), clause (5) and clause (9) below under “Distributions—Distribution Dates” for payments on auction rate note payment dates occurring prior to the next monthly allocation date.

Auction Rate Note Distributions

On each auction rate note payment date for a class of auction rate notes that is not a distribution date, the indenture trustee will make the following distributions:

•                  First, from amounts on deposit in the future distribution account allocated to the auction agent and the broker-dealers, and then from amounts on deposit in the collection account and the reserve account, pro rata, to the auction agent and the broker-dealers, their fees and expenses related to that class of auction rate notes;

•                  Second, from amounts on deposit in the future distribution account to pay interest on that class of auction rate notes, and then from amounts on deposit in the collection account and the reserve account, to that class of auction rate notes, an amount equal to the interest payable thereon; and

•                  Third, from amounts on deposit in the future distribution account to pay principal on that class of auction rate notes, if any, to that class of auction rate notes.

Distribution Dates

On each distribution date, the following deposits and distributions will be made to the extent of available funds in the order indicated below.

(1)                                  Pro rata:  indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any Irish paying agent agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicer fees and expenses up to the amount specified in the servicing agreements; note insurer premiums and expenses up to the amount specified in the note guaranty premium letter; administrator fees and expenses up to the amount specified in the administration agreement; back-up administrator fees and expenses up to the amount specified in the back-up administration agreement; and, to the extent the distribution date is also an auction rate note payment date, any auction agent fees and expenses up to the amount specified in the auction agency agreement; and any broker-dealer fees and expenses up to the amount specified in the broker-dealer agreement;

(2)                                  To the future distribution account, an amount necessary to provide for any auction agent fees and expenses up to the amount specified in the auction agency agreement and any broker-dealer fees and expenses up to the amount specified in the broker-dealer agreement for each class of auction rate notes payable each auction rate note payment date occurring prior to the next distribution date;

(3)                                  To TERI, certain additional guaranty fees, which will be deposited into the TERI pledge fund;

(4)                                  Pro rata:  (i) to the holders of each class of floating rate notes and the class A-IO notes, interest on a pro rata basis; and (ii) to the holders of each class of auction rate notes for which the distribution date is also an auction rate note payment date, interest, excluding any carryover interest, on a pro rata basis;

(5)                                  To the future distribution account, an amount necessary to provide for the expected interest, excluding any carryover interest, due on the auction rate notes at each of the auction rate note payment dates occurring prior to the next distribution date;

(6)                                  To the reserve account, an amount, if any, necessary to reinstate the reserve account to the required reserve amount;

(7)                                  To TERI (or the TERI pledge fund), to purchase rehabilitated trust student loans;

(8)                                  To the note insurer, all amounts due and owed under the insurance agreement with the note insurer relating to the note guaranty insurance policy for reimbursement for insured payments on the notes together with any required interest thereon;

(9)                                  To the holders of the notes or to the future distribution account, as applicable, the principal distribution amount as described below under “Payment of the Principal Distribution Amount;”

(10)                            To the note insurer, any note insurer indemnity payments and any other amounts due and owed under the insurance agreement, together with any required interest thereon;

(11)                            Pro rata:  any unreimbursed advances to The First Marblehead Corporation; and for all amounts in excess of the maximum amounts specified in clause (1) for indenture trustee fees and expenses; Irish paying agent fees and expenses; owner trustee fees and expenses; servicer indemnities, fees and expenses; note insurer premiums and expenses; administrator fees and expenses; back-up administrator fees and expenses; auction agent fees and expenses; and broker-dealer fees and expenses;

(12)                            If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal as described in clause (9) above until paid in full;

(13)                            To the holders of the auction rate notes, any carryover interest;

(14)                            To the holders of the class A-IO notes, any prepayment penalty amounts owing for that distribution date and any prepayment penalty amounts remaining unpaid from prior distribution dates, together with interest thereon at the class A-IO note interest rate; and

(15)                            Any remaining amounts will be paid first to the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders.

Payment of the Principal Distribution Amount

On each distribution date, the principal distribution amount for the notes will be made or allocated to each class of notes (other than the class A-IO notes) sequentially in ascending numerical order until each class is paid in full, as described under “Description of the Notes—The Notes—Distributions of Principal.”

Principal will not be paid to a class of auction rate notes on a distribution date unless it is also an auction rate note payment date for that class of auction rate notes.  Instead, principal will be allocated to the applicable class.  Principal allocated but not paid to the auction rate notes on a distribution date will be deposited in the future distribution account.  Amounts on deposit in the future distribution account with respect to principal allocated to the auction rate notes will be paid to the auction rate notes on the next auction rate note payment date. Principal payable to the auction rate notes on an auction rate note payment date will be made in lots of $25,000.

Final Maturity Dates

The unpaid principal amount of each class of offered notes (other than the class A-IO notes) will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

TRUST PROPERTY

Formation of the Trust

The trust is a Delaware statutory trust.  The only activities of the trust will be acquiring, owning and servicing the trust student loans and the other assets of the trust, issuing and making payments on the notes and other related activities.

The Trust’s Assets

The assets of the trust will include:

•                  Private student loans guaranteed by TERI.  It is anticipated that on the closing date the trust will purchase student loans having an aggregate principal balance and accrued interest of approximately $1,021,781,623.

•                  Collections and other payments on the trust student loans.

•                  Funds in the reserve account and future distribution account.  It is anticipated that on the closing date there will be approximately $351,000,000 in the reserve account.

•                  TERI will pledge approximately 65% of its guaranty fees with respect to the trust student loans to the trust to secure payments of claims on defaulted student loans under the TERI guaranty agreements.  It is anticipated that there will be approximately $66,415,805 in the TERI pledge fund on the closing date.

•                  On the closing date, the sum of the outstanding pool balance of the trust student loans, the amount deposited into the TERI pledge fund, the reserve account and the collection account on the closing date will be no less than approximately 98.31% of the outstanding principal amount of the offered notes.

Trust Student Loans

The trust student loans are all private student loans that are not reinsured by the United States Department of Education or any other government agency.  The trust student loans are guaranteed by TERI.  All trust student loans were originated from several different banks under different loan programs that were structured with the assistance of The First Marblehead Corporation.

The trust student loans will be purchased by the trust from the depositor with proceeds from the sale of the notes.

The trust student loans have the characteristics set forth below as of August 31, 2007.  Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).

Aggregate Characteristics as of the Cut Off Date (August 31, 2007)

•                  Aggregate outstanding principal balance:  $997,962,250

•                  Aggregate outstanding principal and accrued interest:  $1,016,057,973

•                  Weighted average
annual percentage
spread over LIBOR:  5.15%

•                  Weighted average
remaining term:  269 months

•                  Percentage of cosigned
loans:  83.7%

On the closing date, the trust expects to acquire approximately $1,021,781,623 of principal and accrued interest of student loans (approximately $5,723,650 in excess of the outstanding principal balance and accrued interest of the trust student loans as of the cut off date).  The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the cut off date.

Reserve Account

There will be a reserve account to pay the fees and expenses of the trust and interest on the offered notes.  Initially, the amount in the reserve account will be approximately $351,000,000 in cash.  Funds will be withdrawn from the reserve account to the extent that the amount of available funds is insufficient to pay any of the items specified in clauses (1) through (5) as described above under “Distributions Dates” and the items in clauses “First” and “Second” as described above under “Auction Rate Note Distributions.”  Starting with the November 2007 distribution date, the required aggregate amount of funds in the reserve account will step down according to the schedule described under “Description of the Notes—Accounts—Reserve Account.”  The applicable amount set forth in such schedule is referred to in this prospectus supplement as the “required reserve amount”.  The required amount of cash in the reserve account will not step-down below $7,320,000.

If the aggregate amount of funds on deposit in the reserve account on any distribution date beginning with the distribution date in November 2007 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the required reserve amount for that distribution date, any excess funds in the reserve account will be deposited into the collection account for distribution as available funds on the distribution date to the persons and in the order of priority specified above under “Distributions” (including to the holders of the owner trust certificates after payment of all other amounts). Amounts on deposit in the reserve account also will be available, if necessary, to pay principal on each class of offered notes (other than the class A-IO notes) on its respective final maturity date.

Future Distribution Account

The administrator will establish a future distribution account as an asset of the trust.  On each monthly allocation date, the indenture trustee will deposit specified amounts on deposit in the collection account into the future distribution account.  Amounts deposited into the future distribution account will be distributed on future auction rate note payment dates.

FEES

All fees described below will be paid from funds in the collection account in the priority as described under “Description of the Notes—Distributions and Payments.”

Indenture Trustee	Initial fee of $10,000 and annual fee of $75,000

Owner Trustee	Initial fee of $4,000 and annual fee of $3,000

Irish Paying Agent	$1,000 per listed security per annum

Administrator	Monthly fee equal to 1/12 of 0.05% of the pool balance

Back-up Administrator	Initial fee of $10,000 and monthly fee of $1,000

Total expenses in accordance with the indenture, trust agreement, Irish paying agent agreement, administration agreement and back-up administration agreement.	Not to exceed $500,000 in the aggregate per annum

Broker-Dealers	Fees not to exceed 0.20% per annum of the aggregate outstanding principal balance of the auction rate notes

Auction Agent	Fees up to 0.005% per annum of the aggregate outstanding principal balance of the auction rate notes

Note Insurer Premiums and Expenses	Monthly premium equal to 1/12 of 0.26% of the aggregate outstanding principal balance of the notes

PRIMARY SERVICER FEES

PHEAA

Monthly fee based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to the following:

During deferment	0.125%

During repayment (and borrower is current)	0.34%*

If delinquent

• For all trust student loans delinquent 30 to 59 days	0.50%

• For all trust student loans delinquent 60 days or more	0.34%

* The servicing fee payable to PHEAA for student loans in repayment may be increased to 0.38% or decreased to no less than 0.32% based upon the aggregate outstanding principal balance of all student loans in deferment or repayment serviced under the PHEAA servicing agreement.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and not as an equity interest in the trust, and the trust will not be classified as an association or a publicly traded partnership taxable as a corporation.

See “U.S. Federal Income Tax Consequences” in this prospectus supplement.

ERISA CONSIDERATIONS

Any person who purchases or acquires notes will be deemed to represent, warrant and covenant either:

(a)                                  The purchaser is not, and is not acquiring the notes on behalf of, as a fiduciary of, or with assets of, a Plan (as defined in “ERISA Considerations” in this prospectus supplement); or

(b)                                 (1)           The notes are rated investment grade or better as of the date of purchase;

(2)           It believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation (as defined in “ERISA Considerations” in this prospectus supplement) and agrees to so treat the notes; and

(3)           The acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Code.

See the section titled “ERISA Considerations” in this prospectus supplement.

RATINGS

The class A-1-L notes, class A-2-AR-1 notes, class A-2-AR-2 notes, class A-2-AR-3 notes, class A-2-AR-4 notes, class A-3-L notes, class A-3-AR-1 notes, class A-3-AR-2 notes, class A-3-AR-3 notes, class A-3-AR-4 notes, class A-3-AR-5 notes, class A-3-AR-6 notes, class A-3-AR-7 notes and class A-IO notes must be rated in the highest rating category of at least two of the following rating agencies:  Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. The ratings assigned to the notes will be issued based on the financial strength rating of the note insurer.  See “Ratings” in this prospectus supplement.

LISTING INFORMATION

Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved.  The approval from the Financial Regulator in Ireland relates only to the offered notes which are to be admitted to trading on the regulated market of the Irish Stock Exchange.  Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market.  There can be no assurance that such listing will be obtained.  You may consult with the Irish listing agent to determine the status of the offered notes.

IDENTIFICATION NUMBERS

Class	CUSIP Number	ISIN
Class A-1-L Notes	63544C AA2	US63544CAA27
Class A-2-AR-1 Notes	63544E AA8	US63544EAA82
Class A-2-AR-2 Notes	63544E AB6	US63544EAB65
Class A-2-AR-3 Notes	63544E AC4	US63544EAC49
Class A-2-AR-4 Notes	63544E AD2	US63544EAD22
Class A-3-L Notes	63544C AB0	US63544CAB00
Class A-3-AR-1 Notes	63544E AE0	US63544EAE05
Class A-3-AR-2 Notes	63544E AF7	US63544EAF79
Class A-3-AR-3 Notes	63544E AG5	US63544EAG52
Class A-3-AR-4 Notes	63544E AH3	US63544EAH36
Class A-3-AR-5 Notes	63544E AJ9	US63544EAJ91
Class A-3-AR-6 Notes	63544E AK6	US63544EAK64
Class A-3-AR-7 Notes	63544E AL4	US63544EAL48
Class A-IO Notes	63544C AC8	US63544CAC82

RISK FACTORS

You should carefully review the following risks and uncertainties, together with the other information contained in this prospectus supplement, in order to understand the structure and characteristics of the notes and the potential risks of an investment in the notes.  In deciding whether to purchase notes, you should understand that your investment could be adversely affected if any of the following risks actually occurs.

The securities are not suitable investments for all investors

The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

You may have difficulty selling your notes

The notes will be a new issue without an established trading market. Although we intend to list the offered notes on the Irish Stock Exchange, we do not intend to list the notes on any exchange in the United States, and we cannot assure you that the listing on the Irish Stock Exchange will be obtained. If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the offered notes by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. Existing auction rate noteholders will be able to sell all of the auction rate notes that are the subject of submitted sell orders only if there are bidders willing to purchase all the auction rate notes in the auction. If sufficient clearing bids have not been made, existing auction rate noteholders that have submitted sell orders will not be able to sell in the auction all, and may not be able to sell any of, the auction rate notes subject to such submitted sell orders.

Volatility in the capital markets generally or in the student loan asset backed securities sector specifically could reduce the number of potential purchasers of the notes. There have been times in the past, including recently, and there may be times in the future, where there have been very few buyers of asset backed securities. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Inability of the note insurer to make payments of principal and interest on the offered notes

In the event there are insufficient funds available under the indenture to make payments of interest on any offered notes on any interest payment date for the offered notes or of principal on any offered notes on the final maturity date, the indenture trustee, for the benefit of the noteholders, shall have a claim under the note guaranty insurance policy for such payments. There can be no assurance that the note insurer will have sufficient revenues to enable it to make timely payments under the note guaranty insurance policy. Moreover, the note guaranty insurance policy does not insure the payment of the principal of or interest on the offered notes coming due by reason of acceleration. Finally, the note guaranty insurance policy does not insure against loss relating to payments made in connection with the sale of the offered notes at auctions or losses suffered as a result of a noteholder’s inability to sell the offered notes.

In the event that the note insurer is unable to make payments of principal and interest on the offered notes as such payments become due pursuant to the note guaranty insurance policy, the offered notes will be payable solely from the assets of the issuer. See “The Note Insurer and The Note Guaranty Insurance Policy.”

If the trust assets are insufficient to make payments on the notes, you may incur a loss

The trust is not permitted to have any significant assets or sources of funds other than the trust student loans, rights under the guaranty agreements, the reserve account and the collection account. You will have no claim to any amounts properly distributed to the owner trust certificateholders, the indenture trustee, the owner trustee, the administrator, the back-up administrator or the servicers, from time to time.

In the event that the note insurer is unable to make payments required by the note guaranty insurance policy and the reserve account is exhausted, the trust will depend solely on payments with respect to the trust student loans, including available guaranty payments from TERI, to make payments on your notes. If these sources of funds are unavailable or insufficient to make payments on your notes, you could suffer a loss on your investment.

The characteristics of the trust student loans may change

The statistical information in this prospectus supplement reflects the characteristics of the trust student loans as of the cut off date. The trust student loans actually sold to the trust on the closing date will have characteristics that vary somewhat from the characteristics of the trust student loans described in this prospectus supplement, due to payments received and other changes in these loans that occur during the period from the cut off date to the closing date. Also, certain loans not described in this prospectus supplement will be added to the pool of loans actually delivered on the closing date. In addition, distribution by loan type and weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the trust student loans and the remaining terms of the deferral and forbearance periods.

Your yield to maturity may be reduced by prepayments, delinquencies and defaults	The pre-tax return on your investment is uncertain and will depend on a number of variables beyond our control, including the following:

Uncertain rate of return of principal. The amount of distributions of principal on the notes and the time when you receive those distributions depend on the amount and the times at which borrowers make principal payments on the trust student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the trust student loans.

A borrower may prepay a trust student loan in whole or in part, at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financing and the general economy. Loan consolidation products offered to borrowers may increase the likelihood of prepayments. In addition, under some circumstances, the trust has the right to require TERI to purchase, or the depositor to repurchase, a trust student loan, which would result in prepayment of that loan. We cannot predict the amount and timing of payments that will be received and paid to noteholders in any period. Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect. On the other hand, payments on trust student loans may be delayed as a result of delinquencies, deferment periods and, under some circumstances, forbearance periods. Although these events do not extend the term of the trust student loans, delayed payments on the loans may in turn delay principal payments to you. The amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

You may not be able to reinvest distributions in comparable investments. Asset backed securities, like the notes offered by this prospectus supplement, usually produce faster returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce slower returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

There are special yield considerations relating to the class A-IO notes

The yield on the class A-IO notes will be dependent upon the rate and timing of principal payments on the class A-3-L notes and class A-3-AR notes, resulting from prepayments, defaults and liquidations with respect to the underlying trust student loans, which rate may fluctuate significantly over time. If the rates of prepayments and losses on the trust student loans significantly exceed the rates used in structuring the class A-IO notes, the aggregate outstanding principal balance of the class A-3-L notes and the class A-3-AR notes may be less than the scheduled notional amount. An extremely rapid rate of prepayments on the underlying trust student loans could result in the failure of investors in the class A-IO notes to fully recover their investments. However, investors in the class A-IO notes will benefit from payment of prepayment penalties and their investments may not be affected by prepayments on the underlying trust student loans so long as the trust distributes funds on account of the prepayment penalties. Investors must make their own decisions as to the appropriate assumptions to be used in deciding whether to purchase any class A-IO notes.

Your notes may have a degree of basis risk, which could compromise the trust’s ability to pay principal and interest on your notes

There is a degree of basis risk associated with the notes. Therefore, there is a risk that shortfalls might occur because, among other things, while the effective interest rates of the trust student loans adjust on the basis of specified indices, the interest rates of the auction rate notes are set at auction. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on the notes could be compromised.

The trust’s purchase of student loans at a premium may result in losses

The sum of the outstanding principal balance of the trust student loans, the amount deposited in the TERI pledge fund, the reserve account and the collection account on the closing date will be no less than approximately 98.31% of the outstanding principal amount of the offered notes. There can be no assurance that the aggregate principal amount of the notes will be equal to or less than the sum of the principal amount of the trust student loans plus the amounts on deposit in the reserve account and the collection account. If an event of default occurs under the indenture, and the trust student loans are liquidated at a time when the outstanding principal amount of the notes exceeds the sum of the principal amount of the trust student loans and the amounts on deposit in the reserve account and the collection account, the noteholders may suffer a loss. If an event of default occurs before the holders of the class A-IO notes have received distributions equal to their investment in the class A-IO notes, those investors will suffer a loss, regardless of the liquidation proceeds.

You will rely on third party servicers for the servicing of the trust student loans

Although the servicers are obligated to cause the trust student loans to be serviced in accordance with the terms of the servicing agreements, the timing of payments will be directly affected by the ability of the servicers to adequately service the trust student loans. In addition, you will be relying on compliance by each of the servicers with private program guidelines to ensure that TERI is obligated to maintain guaranty payments. If a servicer defaults on its obligations and is terminated, you will be relying on the ability of the administrator to find an alternative servicer to service the trust student loans and you may experience a delay in the timing of payments until any transfer of servicing is completed or effective. If servicing on the trust student loans is disrupted as a result of the transfer of servicing to a successor servicer, or otherwise, an increase in delinquencies or defaults on trust student loans could occur.

There is a risk of default by TERI on its guaranty of the trust student loans

If TERI defaults on its guaranty obligations, and you own any class of notes, you will rely primarily on payments from the related borrower for payments on the related private student loan and, to a limited extent, on guaranty fees paid to TERI but deposited in the TERI pledge fund and pledged by TERI to secure its guaranty obligations. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a trust student loan if the limited credit enhancement provided by the financing structure available to the notes and payments by the note insurer under the note guaranty insurance policy are inadequate to cover the loss.

Sequential payment of the notes results in a greater risk of loss for some noteholders

Among the noteholders, those with a higher class numerical designation bear a greater risk of loss than those with a lower class numerical designation because distributions of principal will be made to the notes in ascending numerical designation. Holders of those notes receiving principal later have a greater risk of suffering a loss on their investments as compared to holders of notes whose principal payments have an earlier sequential priority.

Withdrawal or downgrading of initial ratings will adversely affect the price for the securities

The rating of the notes will depend primarily on the financial strength of the note insurer. Any subsequent downgrade in the the financial strength of the note insurer may result in a reduction in the rating initially assigned to the notes.

A security rating is not a recommendation to buy, sell or hold notes. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable notes.

None of the trust, the depositor, the sellers, the administrator, the back-up administrator, the note insurer, the auction agent, any broker-dealer, the servicers or the indenture trustee are required to maintain the rating of any class of the notes. Any downgrade in the ratings assigned to your notes could result in a decline in the market value and liquidity of your notes.

You may not have the opportunity to consent to certain actions of the trust

The indenture provides that the trust and the indenture trustee may undertake various actions without noteholder consent, but rather solely upon receipt by the indenture trustee of confirmation from each of the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired and/or the consent of the note insurer to such actions. Such actions include, but are not limited to, amending the indenture (which in certain cases may be done without the consent of the note insurer) and instructing the indenture trustee to sell the trust student loans. To the extent such actions are taken after issuance of the offered notes, the consent of the investors in the offered notes will not be required or likely obtained under the indenture and such actions will be taken upon receipt from each of the rating agencies of a rating confirmation and the consent of the note insurer, each of which will evaluate such actions and their impact on credit quality.

So long as the note insurer is not in default of its obligation to make payments under the note guaranty insurance policy, the note insurer will be deemed to be the noteholder for all purposes (including, without limitation, all approvals, consents, waivers, authorizations, directions, inspections and the institution of any action), provided that nothing shall impair the rights of the noteholders as owners to receive all payments due under the offered notes, and the note insurer shall have the exclusive right to exercise or direct the exercise of remedies on behalf of the noteholders in accordance with the terms of the indenture following an event of default, and the principal of all such offered notes outstanding may not be declared to be due and payable immediately without the prior written consent of the note insurer.

Consumer protection laws may affect enforceability of the trust student loans

The federal and state governments regulate extensively lenders, marketers and servicers involved in consumer finance. These regulations include bankruptcy, tax, usury, disclosure, credit reporting, identity theft, licensing, privacy, fraud and abuse and other laws to protect borrowers. These laws and regulations may apply to assignees such as the trust, and violations may result in the imposition of criminal or civil penalties, exclusion from participating in education loan programs or defenses to the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must be made to borrowers. Certain state disclosure laws, such as those protecting co-signers, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. In certain states, a borrower may have a defense to the enforceability of a loan if the activities of a third-party loan marketer violated applicable state licensing statutes relating to loan brokering, small loans, credit service organizations or similar activities.

Moreover, if the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable federal or state law, then unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Recent investigations of the student loan industry, including relationships between lenders and college financial aid officers, may increase the likelihood that marketing methods relating to student loans, including trust student loans, are challenged as unfair or deceptive.

The risk of noncompliance with regulatory requirements by the originators of the student loans and their marketing partners has been highlighted by recent state and federal investigations into school channel marketing practices, particularly the payment of marketing fees directly to schools in exchange for loan referrals. None of the contracts between The First Marblehead Corporation with originators or marketers involves the payment of fees to schools for loan volume. The First Marblehead Corporation is not aware of any judgments or consent decrees entered into by any of those originator or marketer clients with respect to any of the loan products The First Marblehead Corporation facilitates. However, state and federal regulatory authorities, including the Attorney General of the State of New York, have sought information from some of our clients, the student loan guarantor and us regarding the loan programs The First Marblehead Corporation facilitates, and it is possible that some marketing or underwriting practices associated with those programs will be challenged as a result of such investigations. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the financial institution that originated the loan or the educational institution that received the proceeds of the loan.

Many of the trust student loans have been priced by lenders using a so-called “risk based pricing” methodology in which borrowers with lower creditworthiness are charged higher prices. If pricing has an adverse impact on classes of protected persons under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder.

There are limitations on the guaranty agreements

The guaranty agreements with TERI require originators and the servicers of the trust student loans to follow specified procedures to ensure that the trust student loans are properly originated and serviced. TERI may not be required to make guaranty payments with respect to the trust student loans if these specified procedures were not followed. Loss of entitlement to receive any guaranty payments could adversely affect the trust’s revenues and ability to pay principal and interest on the notes. The sellers and the servicers have agreed to perform origination and servicing procedures in accordance with the specified procedures in accordance with program requirements. Upon a material breach of the specified procedures, the sellers and the servicers are obligated to purchase the trust student loans affected by the breach and/or to indemnify for losses incurred.

There is a possibility that the loan purchases by the trust may be recharacterized

Each transfer of the trust student loans by the several different sellers to the depositor, and by the depositor to the trust, are intended to constitute sales of the trust student loans. If the transfers constitute sales, the trust student loans and the proceeds thereof would not be the property of the sellers or of the depositor, should the sellers or the depositor become the subject of any proceeding under any insolvency law after the transfer of the trust student loans to the depositor and to the trust.

Each of the sellers will warrant to the depositor in a student loan purchase agreement that the sale of the trust student loans by that seller to the depositor is a valid sale of the trust student loans by that seller to the depositor. The depositor will warrant to the trust in a deposit and sale agreement that that the sale of the trust student loans by the depositor to the trust is a valid sale of the trust student loans by the depositor to the trust.

Notwithstanding the foregoing, if a seller or the depositor were to become subject to any proceeding under any insolvency law and a creditor or receiver in the insolvency proceeding, or a seller or the depositor itself, were to take the position that the sale of trust student loans by that seller to the depositor or the depositor to the trust should instead be treated as a pledge of the trust student loans to secure a borrowing of that seller or the depositor, delays in payments of collections on trust student loans to the holders of the notes could occur or (should the court rule in favor of a seller, the depositor, receiver or creditor), reductions or delays in the amounts of payments could result.

If the transfer of the trust student loans by a seller to the depositor or by the depositor to the trust is treated as a pledge instead of a sale, a tax or government lien on the property of a seller or the depositor arising before the transfer of the trust student loans to the depositor or to the trust may have priority over the indenture trustee’s interest in the trust student loans. As a precaution that the sale of the trust student loans would not be deemed to be a sale, the indenture trustee will also have a valid perfected first priority security interest in the trust student loans.

You should consider the variability of revenues and financial health of TERI as student loan guarantor

Amounts received with respect to the trust student loans for a particular period may vary in both timing and amount from the payments actually due on the trust student loans for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower’s commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted trust student loans.

Failures by borrowers to pay timely principal and interest on the trust student loans will affect the amount of trust revenues, which may reduce the amount of principal and interest available to be paid to the holders of the notes. In addition, failures by borrowers of student loans to pay timely principal and interest due on the student loans could obligate TERI as student loan guarantor to make payments thereon, which could adversely affect the solvency of TERI and its ability to meet its guaranty obligations. In June 2007, a bill was introduced in the U.S. Senate that would allow private student loans to be discharged after a borrower files for bankruptcy under the U.S. Bankruptcy Code. If this bill, or similar legislation, were to be passed by both houses of Congress and signed into law by the President, it could adversely affect TERI’s ability to pay defaulted loans as well as the default and recovery rates on the trust student loans.

The inability of TERI as student loan guarantor to meet its guaranty obligations could reduce the amount of principal and interest paid to the holders of the notes. TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to a TERI security agreement. However, the funds in the TERI pledge fund may not be sufficient to meet TERI’s guaranty obligations with respect to the trust student loans. Additionally, if TERI were to become subject to any insolvency proceeding, delays in payments of collections on trust student loans to the holders of the notes could occur, or reductions or delays in the amounts of payments could result.

Repurchase of trust student loans by the sellers

Upon the occurrence of a breach of representations and warranties with respect to a trust student loan, the depositor may have the option to repurchase the related trust student loan from the trust and, regardless of the repurchase, must indemnify the trust with respect to losses caused by the breach. Similarly, the seller of the loan to the depositor may then have the option to repurchase the related trust student loan from the depositor and, regardless of the repurchase, must indemnify the depositor with respect to losses caused by the breach. If the respective seller were to become insolvent or otherwise be unable to repurchase the trust student loan or to make required indemnity payments, it is unlikely that a repurchase of the trust student loan from the trust or payments to the trust would occur.

The interest rate on the auction rate notes is subject to limitations which could reduce your yield

The interest rate for the auction rate notes will be based generally on the outcome of auctions of the notes. The applicable auction rate on each auction rate note will be limited by the maximum rate. If, in respect of any interest period, the rate determined pursuant to the auction procedures would exceed the maximum rate, the applicable interest rate on the auction rate notes for the interest period will be the maximum rate.If the interest rate for a class of auction rate notes for any auction period is the maximum rate, then any amount of interest that would have accrued at the rate of interest determined pursuant to the auction procedures in excess of the maximum rate will accrue as carryover interest. Any carryover interest is to be paid on the next distribution date or on any succeeding distribution date for that class to the extent funds are available therefor after making all required prior distributions and deposits with respect to the distribution date and assuming no further carryover interest is accruing on the notes. Any carryover interest will be paid to then current holders of the auction rates notes that accrued the carryover interest during prior auction periods. There is no assurance that there will be funds available from collections on the trust student loans to pay the carryover interest. The ratings on the auction rate notes only address the likelihood of the ultimate payment of principal and stated interest and do not address the likelihood of the payment of carryover interest.

Auction procedures and transfer requirements may limit the liquidity and marketability of your auction rate notes

The auction rate notes will not be supported by a liquidity facility. If an existing owner were to submit a sell order or a hold order subject to an interest rate that is determined to be greater than the auction rate for the auction date, and sufficient clearing bids were not obtained on the auction date, the existing owner would not have its notes purchased through the auction procedures on the auction date. In this event, no assurance can be given that a broker-dealer will purchase or will otherwise be able to locate a purchaser prior to the next auction date or that sufficient clearing bids will be obtained on any succeeding auction date. The note guaranty insurance policy does not insure against loss relating to payments made in connection with the sale of the offered notes at auctions or losses suffered as a result of a noteholder’s inability to sell the offered notes.

Actions by broker-dealers could affect interest rates on your auction rate notes

Each of the broker-dealer agreements will provide that a broker-dealer may submit orders in auctions for its own account. Any broker-dealer submitting an order for its own account in any auction could have an advantage over other potential holders in that the broker-dealer would have knowledge of other orders placed through it in that auction.

As a result of bidding by a broker-dealer in an auction, the auction rate may be lower than the rate that would have prevailed had the broker-dealer not bid.

A broker-dealer may also bid in an auction in order to prevent what would otherwise be (a) a failed auction, (b) an “all-hold” auction, or (c) the implementation of an auction rate that the broker-dealer believes, in its sole judgment, does not reflect the market for such notes at the time of the auction. A broker-dealer may also encourage additional investor bidding in order to prevent a failed auction or prevent the implementation of an auction rate that the broker-dealer believes does not reflect the market for such notes at the time of the auction. One or more of the underwriters of the notes or their affiliates will also act as broker-dealers with respect to the auction rate notes.

Effect of the Servicemembers Civil Relief Act of 2003; deferment for armed forces personnel

The Servicemembers Civil Relief Act of 2003 and similar state and local laws provide payment relief to borrowers who enter into active military service. Under the Servicemembers Civil Relief Act, loans entered into by persons on active duty prior to their period of active duty may bear interest at no more than 6% per year during the period of active duty and for a grace period after separation. Installment payments must be reduced correspondingly. The Servicemembers Civil Relief Act also limits the ability of a loan servicer to take legal action against the borrower during the borrower’s period of active military duty and for a grace period thereafter. Certain fees and penalties are also suspended. Finally, under the servicing procedures adopted for the trust student loans, armed forces personnel may be granted additional deferments for repayment so long as they are serving in overseas duty. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service. We do not know how many trust student loans have been or may be affected by the application of these laws, which could result in delays in the repayment of the trust student loans.

FORMATION OF THE TRUST

The National Collegiate Student Loan Trust 2007-4 is a newly formed Delaware statutory trust.  The trust will be governed by a Trust Agreement dated on or about September 20, 2007 among the depositor, TERI and Wilmington Trust Company, as owner trustee for the transactions described in this prospectus supplement.  We refer to this agreement as the “trust agreement.”  The beneficial ownership of the trust is expected to be held by the depositor (approximately 79%) and TERI (approximately 21%).

The trust has taken steps in structuring these transactions that are intended to make it unlikely that the voluntary or involuntary application for relief by The First Marblehead Corporation under bankruptcy or insolvency laws will result in consolidation of the assets and liabilities of the trust with those of The First Marblehead Corporation or any affiliate of The First Marblehead Corporation.  Pursuant to its trust agreement, the trust may not engage in any activity other than:

(a)           Entering into a deposit and sale agreement with the depositor for the purchase of private student loans, servicing agreements supporting the student loans (referred to in this prospectus supplement as the “trust student loans”) acquired by the trust from the depositor on the closing date, the Indenture dated as of September 1, 2007 between the trust and U.S. Bank National Association, as indenture trustee (we refer to this agreement as the “indenture”), and all related agreements, documents and instruments;

(b)           Issuing notes under the indenture;

(c)           Issuing certificates under the trust agreement;

(d)           Undertaking all rights, duties and obligations under the trust’s agreements; and

(e)           Entering into and performing under the related agreements, documents or instruments and otherwise engaging in any lawful act or activity under Delaware law governing statutory trusts, so long as the same are necessary, appropriate or suitable to accomplish the object or purposes described in (a), (b), (c) and (d).

The trust agreement will appoint an owner trustee, Wilmington Trust Company, which is unaffiliated with the beneficial owners of the trust, to act as owner trustee of the trust.  First Marblehead Data Services, Inc., as administrator, will be responsible for performing substantially all of the duties of the trust, to a certain extent subject to the direction of the beneficial owners of the trust.

On the closing date, the property of the trust will consist of:

(a)           The trust student loans;

(b)           All funds collected in respect thereof after the cut off date;

(c)           Guaranty agreements and servicing agreements with respect to the trust student loans assigned to the trust and rights to receive payments on defaulted trust student loans under the TERI guaranty agreements with all moneys on deposit in the TERI pledge fund;

(d)           All moneys and investments on deposit in the collection account and the reserve account; and

(e)           The rights of the trust under the indenture, the deposit and sale agreement, the administration agreement, the TERI security agreement and custodial agreements.

USE OF PROCEEDS AND ASSETS

The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Collection Account(1)	$1,171,911,712
Reserve Account	$351,000,000
Deposit to TERI Pledge Fund	$10,711,868
Cost of Issuance	$1,500,000
Underwriting Fee	$4,708,585
Total Uses	$1,539,832,165

(1)  $1,083,424,117 used to purchase student loans and $88,487,594 paid to The First Marblehead Corporation as a structuring advisory fee.

The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:

Trust Student Loans	$1,021,781,623
Reserve Account	$351,000,000
Collection Account	$0
TERI Pledge Fund	$66,415,805
Total Assets	$1,439,197,428

THE SELLERS

Set forth below is a chart containing certain information regarding certain of the sellers who will sell pools of student loans originated under different programs to the depositor pursuant to student loan purchase agreements.  No other seller will sell an amount of student loans to the depositor that is greater than 10% in principal balance of the trust student loans.

Seller	Number of Loans	Trust Student Loans by Outstanding Principal Balance as of August 31, 2007	Percentage of Trust Student Loans by Outstanding Principal Balance as of August 31, 2007
JPMorgan Chase Bank, N.A., as successor by merger to Bank One, N.A.	22,037	$328,404,009	32.9%
Bank of America, N.A.	19,411	$258,182,730	25.9%
RBS Citizens, N.A.*	14,411	$204,455,342	20.5%
Union Federal Savings Bank **	8,022	$107,669,493	10.8%
Others	8,062	$99,250,676	9.9%
Total	71,943	$997,962,250	100.0%

*  Includes loans originated by Charter One Bank, N.A. and Citizens Bank of Rhode Island, a state chartered affiliate.

**  Union Federal Savings Bank is an affiliate of The First Marblehead Corporation.  See “The Sponsor, The First Marblehead Corporation, The Administrator, The Servicers and The Custodians —The First Marblehead Corporation” in the accompanying Prospectus.

Because all sellers use the same TERI underwriting criteria, investors should see “Description of the Student Loan Programs—Eligibility Requirements” in the prospectus for a description of the programs under which the student loans have been originated.  The following chart contains certain material information about each seller selling an amount of student loans to the depositor that is expected to be greater than 20% as of the closing date in principal balance of the trust student loans:

Seller	Form of Organization	Originating TERI- Guaranteed Private Student Loans Since	Aggregate Dollar Volume of Outstanding TERI-Guaranteed Private Student Loans Owned as of July 31, 2007*
Bank of America, N.A.	National Bank	2000	$569,078,725
JPMorgan Chase Bank, N.A., as successor by merger to Bank One, N.A	National Bank	2001	$391,897,947
RBS Citizens, N.A.**	National Bank	1998	$819,014,776

*  Includes student loans to be sold to the trust and to The National Collegiate Student Loan Trust 2007-3.

**  Includes loans originated by Charter One Bank, N.A. and Citizens Bank of Rhode Island, a state chartered affiliate.

The student loans will be transferred from the sellers to the depositor and from the depositor to the trust as follows:

The notes offered in this prospectus supplement and the accompanying prospectus do not represent an interest in, or obligation of, any of the sellers of the student loans or their affiliates.  No purchaser of the offered notes will have any recourse to any of the sellers of the student loans or their affiliates.  The offered notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or, at the request of or for the account of any of the sellers of the student loans or their affiliates, by any other governmental agency.  The underwriting criteria used by the sellers of the student loans in originating student loans purchased by the depositor may be different from those used by the sellers of the student loans and their affiliates in originating student loans under other existing student loan programs.

THE SERVICERS

PHEAA will be the initial servicer for approximately 99.4% (by outstanding principal balance as of the cut off date) of the trust student loans.  The remaining trust student loans will be serviced by ACS Education Services, Inc., Great Lakes Educational Loan Services, Inc., EdFinancial Services, LLC and Nelnet, Inc. under servicing agreements between each of them and The First Marblehead Corporation.

The Pennsylvania Higher Education Assistance Agency.  PHEAA is a public corporation and a governmental instrumentality of the Commonwealth of Pennsylvania. PHEAA was formed in 1964 and has its principal place of business at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (Tel.

No. (717) 720-2750).  In addition to servicing student loans, PHEAA guarantees loans under the federal Title IV programs, administers certain state scholarship and financial aid programs, and issues tax-exempt and taxable notes to finance its direct lending secondary market purchases of student loan portfolios.  As of June 30, 2007, PHEAA had total assets of approximately $12.7 billion.  As of June 30, 2007, PHEAA serviced approximately 10.4 million third party serviced and remote serviced student loans, with an aggregate principal balance of approximately $78.7 billion.  PHEAA has approximately 2,700 employees and is one of the largest servicers of education loans in the United States.

Currently, PHEAA will be entitled to receive from the trust a monthly fee for its services in an amount based upon the aggregate principal balance of all student loans serviced under the PHEAA servicing agreement at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to the following:

Trust Student Loan Status	Servicing Fee
During deferment	0.125%

During repayment (and borrower is current)	0.34%	*

If delinquent
• For all trust student loans delinquent 30 to 59 days	0.50%
• For all trust student loans delinquent 60 days or more	0.34%

* The servicing fee payable to PHEAA for student loans in repayment may be increased to 0.38% or decreased to no less than 0.32% based upon the aggregate outstanding principal balance of all student loans in deferment or repayment serviced under the PHEAA servicing agreement.

In addition, PHEAA is entitled to certain fees related to defaulted loans.

PHEAA will pay for any claim, loss, liability or expense, including reasonable attorneys’ fees, which arises out of or relates to PHEAA’s acts or omissions with respect to the services provided to the trust, where the final determination of liability on the part of PHEAA is established by an arbitrator, by a court of law or by way of settlement agreed to by PHEAA.  As of August 31, 2007, the aggregate outstanding principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates equals approximately $10.2 billion.

THE ADMINISTRATOR AND THE BACK-UP ADMINISTRATOR

First Marblehead Data Services, Inc.

First Marblehead Data Services, Inc., an affiliate of the sponsor, will act as the administrator for the trust student loans.  The administrator will perform various duties as described in the prospectus and will be paid the fees described under “Summary of Terms—Fees” above.  See “The Administrator” in the prospectus.

First Marblehead Data Services, Inc. acts as the administrator for the transactions described in “Securities Previously Issued by Affiliates of the Sponsor—Static Pool Information” in this prospectus supplement.  The policies and procedures with respect to the administration of the trust are substantially similar to those of prior transactions for which First Marblehead Data Services, Inc. has served as the administrator, and there have been no changes to the policies and procedures with respect to administration over the last three years.  There have not been any prior securitizations involving First

Marblehead Data Services, Inc. as administrator that have defaulted or experienced early amortization or any other triggering events because of administration or outsourcing of administration.

U.S. Bank National Association

U.S. Bank National Association will act as the back-up administrator under the back-up administration agreement, pursuant to which it has agreed to act as administrator if the administrator resigns or is relieved of its duties under the administration agreement.  The back-up administrator will be paid the fees described under “Summary of Terms—Fees” above.  See “The Trustee—The Indenture Trustee” in this prospectus supplement for a description of U.S. Bank National Association.

THE STUDENT LOAN GUARANTOR

The Education Resources Institute, Inc.

TERI was incorporated in 1985 for the purpose of guaranteeing student loans and is a private, non-profit corporation organized under Chapter 180 of the Massachusetts General Laws.  It is a student loan guarantor, not a regulated insurance company.  TERI’s offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (617) 426-0681. As of June 30, 2007, TERI employed approximately 94 people.

TERI Loan Guaranty Programs.  All of the loan programs for which TERI provides guaranties are private, and TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education.  Each loan that TERI guarantees under its programs is funded by a participating financial institution.  TERI charges a guaranty fee for each loan it guarantees.  In addition to the loan programs, the principal loan programs for which TERI provides guaranties are:

TERI Alternative Program.  The TERI Alternative Program (including variants thereof marketed by various lenders under proprietary names) is a private education loan program established by TERI for students enrolled in nationally or regionally accredited 2 to 4-year undergraduate degree-granting institutions in the United States and Canada.  To be eligible for a loan under the TERI Alternative Program, a student must be deemed creditworthy or provide a creditworthy co-borrower.  The applicant applying as creditworthy must be a U.S. citizen or a certified permanent resident alien of the United States.

PEP Program.  The PEP Program (including variants thereof marketed by various lenders under proprietary names) is an education loan program established by TERI in 1988 for graduate and professional school students enrolled at least half-time in accredited 2 to 4-year degree-granting institutions in the United States and Canada.  Under the PEP Program, students with little or no credit history can borrow on their own signature provided their credit profiles do not violate TERI’s credit standards.  Creditworthy students or students with creditworthy co-borrowers can borrow on more favorable terms.

With respect to student loans made by lending institutions under the TERI loan guaranty programs, TERI guarantees 100% of the principal (including capitalized interest) plus accrued interest for loans for which one of the following events has occurred:

•                  Failure by a borrower to make monthly principal and/or interest payments on a loan when due, provided the failure continues for 150 to 180 consecutive days;(1)

•                  The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding, the filing of an adversary proceeding pursuant to 11 U.S.C. § 523(a)(8);(2) or

•                  The death of a borrower.(1)

(1)  Depending on the terms of the applicable guaranty agreement, this event may not entitle the lender to make a claim for payment unless the same condition or another condition applies to all co-signers of a credit agreement, if the credit agreement has multiple borrowers.

(2)  Depending on the terms of the applicable guaranty agreement, a bankruptcy filing by one of several borrowers under Chapter 7 of the Bankruptcy Code may not entitle the lender to make a claim for payment unless and until the same condition or another condition applies to all co-signers of a credit agreement, if the credit agreement has multiple borrowers, unless the borrower seeks a discharge of the loan pursuant to section 523(a)(8) of the Bankruptcy Code.

TERI’s obligation to honor its guaranty for any student loan is subject to certain conditions, including that TERI has timely received the guaranty fees for the loan; that the underwriting, origination, disbursement, servicing, and collection of the loan have been performed in accordance with program requirements and applicable law; that a claim for guaranty of the loan has been filed timely and in accordance with program requirements and the procedures set forth in the TERI guaranty agreements; and that the credit agreement has been validly transferred and endorsed to TERI.  The terms of TERI’s guaranty vary depending upon the particular guaranty agreement.  TERI agrees to use all reasonable efforts to make payment within 60 days of receipt of a properly filed claim, and in any event within 90 days of receipt.

Included as a part of this prospectus supplement as Annex I are certain audited financial statements, including consolidated statements of activities and changes in net assets and consolidated statements of financial position, of TERI as of and for the years ended June 30, 2005, June 30, 2006 and June 30, 2007.

Financial Information Summary.  Set forth below is a summary of certain TERI financial information for the last three fiscal years ended June 30, 2007(1):

	Fiscal Years Ended June 30,
	2005 (U.S. Dollars in millions)	2006 (U.S. Dollars in millions)	2007 (U.S. Dollars in millions)
Increase in Net Assets	$64.1	$64.0	$133.1
Total Net Assets	$146.7	$210.8	$343.8
Total Assets	$447.8	$663.3	$937.9
Loan Loss Reserves	$254.1	$352.5	$485.5

(1)             Source:  TERI’s audited financial statements for the fiscal years ended June 30, 2005, 2006 and 2007.

Loan Loss Reserve.  TERI’s loan loss reserve represents an amount TERI believes would be adequate to cover the cost of probable losses arising from its guaranty commitments.  TERI’s management determines the adequacy of the reserve based primarily on historical loan default experience compiled in its database of borrower default data dating back to TERI’s inception in 1985.  In addition, TERI commissions an actuarial study performed twice annually by a national consulting firm independent of TERI’s auditors, which analyzes the actuarial default risk of TERI’s guaranteed loan portfolio.  Activity in the loan loss reserve account for the fiscal years ended June 30, 2005, June 30, 2006 and June 30, 2007(1), was as follows:

	Fiscal Years Ended June 30,
	(U.S. Dollars in millions)	(U.S. Dollars in millions)	(U.S. Dollars in millions)
	2005	2006	2007

Beginning Balance	$172.2	$254.1	$352.5
Default Claims Paid	$(51.9)	$(84.7)	$(169.3)
Default Claims Recoveries, Net of Adjustments	$38.4	$51.2	$89.0
Loan Loss Provision	$95.4	$131.9	$213.3
Ending Balance	$254.1	$352.5	$485.5

(1)             Source:  TERI’s audited financial statements for the fiscal years ended June 30, 2005, 2006 and 2007.

Reserve Ratio.  TERI computes its reserve ratio by dividing the “total amounts available for guaranty commitments” by the “total loans outstanding.”  TERI defines “total amounts available for guaranty commitments” as the sum of the amounts set forth below under the caption “—Summary of Amounts Available for Guaranty Commitments.”  It defines “total loans outstanding” as the aggregate principal amount outstanding of all loans under guaranty.  TERI’s reserve ratio as of June 30 of each of the fiscal years 2005, 2006 and 2007, was as follows:

Reserve Ratio
June 30, 2005	5.9%
June 30, 2006	6.2%
June 30, 2007	6.6%

Summary of Amounts Available for Guaranty Commitments.  As a guarantor of student loans, TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education.  Although TERI maintains a loan loss reserve intended to cover the cost of probable losses arising from its guaranty commitments, there can be no assurance that the amount of such reserves will be sufficient to cover the obligations of TERI over the term of the trust student loans.  As of June 30, 2005, 2006 and 2007, TERI had available the following amounts to cover its loan guaranty commitments(1):

	As of June 30, (U.S. Dollars in millions)
	2005	2006	2007
Deferred Guaranty Fees	$25.3	$36.4	$49.9
Loan Loss Reserves	$254.1	$352.5	$485.5
Unrestricted Net Assets—Board Designated	$13.3	$13.3	$13.3
Unrestricted Net Assets—Undesignated	$131.5	$195.5	$328.5
Total Amounts Available For Guaranty Commitments(2)	$424.2	$597.7	$877.2

(1)             Source:  TERI’s audited financial statements for the fiscal years ended June 30, 2005 and 2006 and 2007.

(2)             Total amounts available for guaranty commitments do not necessarily represent liquid or unencumbered assets held by TERI.

The sum of the amounts set forth above is the aggregate of all the amounts made available by TERI to fulfill all of its outstanding guaranty commitments, not merely its guaranties with various lending institutions under the guaranty agreements described above.

Reserve Agreements with Lending Institutions.  As part of certain guaranty agreements with lending institutions, TERI has agreed to maintain amounts available calculated as a percentage of the unpaid principal amount of outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available.  As of June 30, 2007, the principal amount outstanding of loans guaranteed by TERI amounted to approximately $13.2 billion, and TERI was required under these agreements to have available approximately $264 million in cash and marketable securities or $396 million in total TERI funds available.  Certain lenders have required cash collateralization as security for TERI’s obligations and, accordingly, at June 30, 2007, approximately $485.1 million of the reserves were required to be so pledged.  Amounts so pledged (other than those on deposit in the TERI pledge fund) would not be available to pay TERI’s general obligations under the TERI guaranty agreements until TERI’s secured obligations to such lenders are satisfied.  The TERI pledge fund constitutes a similar cash collateral account supporting TERI’s obligations to the trust that would not be available to pay TERI’s general obligations until TERI’s obligations to the trust are satisfied.

Guaranty Volume.  TERI is one of the largest guarantors of non-federally reinsured student loans in the country.  The following chart shows the non-federally reinsured student loans guaranteed by TERI for the fiscal years ended June 30, 2005, 2006 and 2007.

Fiscal Year	Private Loans Guaranteed
(U.S. Dollars in millions)
2005	$2,556.8
2006	$3,249.8
2007	$4,200.5

Net Cohort Default Rate.  All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a “cohort.”  TERI’s “net cohort default rate” refers to the total amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI expressed as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year.  The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of June 30, 2007, for each of the last five cohort (fiscal) years.

Cohort Year	Total Loans Guaranteed	Total Net Defaults Paid for Loans Guaranteed	Net Cohort Default Rate
	(U.S. Dollars in millions)
2003	$965.4	$39.5	4.09%
2004	$1,704.1	$65.7	3.86%
2005	$2,556.8	$48.4	1.89%
2006	$3,249.8	$17.5	0.54%
2007	$4,200.5	$3.0	0.07%

The declining trend reflected above in the net cohort default rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of June 30, 2007.  As the percentage of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase.  There can be no assurance that the net cohort default rate of TERI for any future year will be similar to the historical experience set forth above.

Recovery Rates.  TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans.  If a borrower makes 3 to 6 consecutive on time payments their loan is considered “cured” and may be repurchased by the trust or the lender from TERI.  When a loan is repurchased the entire repurchased amount of the loan is considered a recovery.  Any subsequent defaults or recoveries on this loan are tracked separately from the recovery rates shown below.  The following table shows TERI’s recovery rates as of June 30, 2007 for the loans that defaulted in each of the last five fiscal years.

Period of Default Fiscal Year	Undergraduate Credit-Worthy Recovery Rate	Graduate Credit-Worthy Recovery Rate

2003	57%	44%
2004	47%	31%
2005	32%	21%
2006	22%	11%
2007	8%	6%

The foregoing chart illustrates that loans which have defaulted in earlier periods tend to have higher recovery rates due to TERI’s prolonged collection activities on defaulted loans.  However, there can be no assurance that TERI’s recovery rate for any future year will be similar to the historical experience set forth above.

THE TRUSTEES

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”) will act as indenture trustee under the indenture.   U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $223 billion as of June 30, 2007.  As of June 30, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,499 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The indenture will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.  The telephone number of the indenture trustee is (617) 603-6455.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2007, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.3 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee shall make each monthly statement available to the holders via the indenture trustee’s internet website at http://www.usbank.com/abs.  Holders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar and paying agent on 108 issuances of student loan-backed securities with an outstanding aggregate principal balance of approximately $32,776,700,000.00.

Responsibilities of the Indenture Trustee Upon an Event of Default Relating to the Indenture

If an event of default occurs and continues, the holders of a majority in interest of the notes outstanding, voting as a single class, may, by written notice to the issuer and the indenture trustee, direct the indenture trustee to declare the notes immediately due and payable, at which time the unpaid principal amount of the notes and unpaid interest through the date of acceleration become immediately due and payable.  If these amounts remain unpaid by the issuer, the indenture trustee may initiate a legal proceeding to collect these funds from the issuer.

If an event of default occurs and continues without remedy, the indenture trustee may (or, if the holders of a majority in interest of the notes outstanding direct, the indenture trustee will) institute proceedings for the collection or foreclosure, exercise the remedies of a secured party available under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the holders of the notes.  The indenture trustee may also sell the indenture trust estate in certain circumstances.  The indenture trustee is to be compensated for its fees, costs and expenses incurred in undertaking any of the actions described in this paragraph out of any amounts recovered for the noteholders.

If an event of default has occurred and continues, the indenture trustee will, at the direction of the holders of two-thirds in interest of the notes outstanding, exercise all rights, remedies, powers, privileges and claims of the issuer.

If the issuer (or any other obligor on the notes) becomes the subject of a bankruptcy proceeding, the indenture trustee may (or, if the holders of a majority in interest of the notes outstanding direct, the indenture trustee will) file and pursue a claim for the unpaid amounts of interest and principal due on the notes and will maintain certain other involvement and participation in the bankruptcy proceeding as necessary to preserve the rights of the noteholders.

The indenture trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers at the discretion of the holders of notes unless the holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in complying with such request.  No provision of the indenture will require the indenture trustee to expend or risk its owns funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of its rights or powers.

If a default under the indenture occurs and continues, the indenture trustee will mail to each holder of the notes notice of the default within 90 days after it occurs.  Except in the case of a default in payment of principal of or interest on the notes, the indenture trustee may withhold the notice to the holders of the notes if a committee of its primary officers determines in good faith that withholding the notice is in the interests of noteholders.  Except in the case of a default in the payment of the principal of or interest on any notes, the indenture trustee is protected in withholding such notice if one or more of its primary officers determines in good faith that the withholding of such notice is in the interest of the noteholders.

Notwithstanding the foregoing, the noteholders’ rights provided for in this section are exercisable by the note insurer rather than the noteholders so long as no note insurer default has occurred and is continuing.

Limitation of Liability of the Indenture Trustee

The indenture trustee is liable for its own negligent acts, its own negligent failure to act or its own willful misconduct, but is only responsible for undertaking the duties specifically outlined for it in the indenture and the transaction documents.  The indenture trustee is not liable for any action it takes or omits to take in good faith reliance on certificates of officers of the issuer or the opinion of counsel furnished to its primary officers.

The indenture trustee is not liable for any error in judgment made in good faith by one of its primary officers unless it is proved that the indenture trustee was negligent in ascertaining the relevant facts, and the indenture trustee is not liable for any action it takes or omits to take in good faith at the direction of the noteholders as permitted under the indenture.

The indenture trustee is not responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee it appoints with due care to carry out its duties under the indenture.  The indenture trustee is not liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers unless such conduct constitutes willful misconduct, negligence or bad faith.

Indemnification of the Indenture Trustee

The issuer has agreed to indemnify the indenture trustee against any liabilities it may incur in the exercise and performance of its powers and duties under the indenture, including reasonable expenses, charges, counsel fees and other disbursements, to the extent payable from the indenture trust estate, provided that such liabilities are not due to the negligence or willful misconduct of the indenture trustee.

Replacement of Indenture Trustee

The indenture trustee may resign at any time by notifying the issuer and providing prior written notice to the note insurer.  The administrator will remove the indenture trustee if it fails to satisfy certain requirements, including the maintenance of at least $75,000,000 in capital and surplus and the maintenance of a certain debt rating, if it is insolvent or files for bankruptcy (or if certain other events relating to bankruptcy or insolvency occur), or if the indenture trustee becomes incapable of performing its duties. Additionally, the indenture trustee may be removed at any time, at the request of the note insurer, for cause.

No resignation or removal of the indenture trustee is effective until the acceptance of appointment by a successor acceptable to the note insurer.  If a successor indenture trustee does not take office within 60 days after the indenture trustee resigns or is removed, or if the indenture trustee fails to satisfy certain financial requirements, including the maintenance of at least $75,000,000 in capital and surplus and the maintenance of a certain debt rating, as noted above, the resigning indenture trustee, the issuer or the note insurer, so long as no note insurer default has occurred and is continuing, may petition an appropriate court for the appointment of a successor indenture trustee.

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving student loan receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Limitation of Liability of the Owner Trustee

The owner trustee is not liable under any circumstances relating to the trust agreement or any trust related agreement except for expenses arising or resulting from its own gross negligence or willful misconduct, liens on the trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property or for certain taxes incurred by the owner trustee on its fees and compensation.  Under no circumstance is the owner trustee liable for any indebtedness of the trust under any trust related agreement.

The owner trustee is not liable for any error of judgment made in good faith by an authorized officer of the owner trustee.  The owner trustee is not liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the administrator or the owners.

The owner trustee is not liable for any default or failure of the administrator to carry out its obligations under the administration agreement.

Indemnification of the Owner Trustee

The First Marblehead Corporation, the depositor and TERI are liable for and have agreed to indemnify the owner trustee, as well as its successors and certain related parties such as its agents, against any and all liabilities, obligations, losses, damages, certain taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind which may be imposed on, incurred by or asserted at any time against the owner trustee in any way relating to or arising out of the trust agreement, any trust related agreement, the administration of the trust property or the action or inaction of the owner trustee under the trust agreement (except for expenses arising or resulting from the owner trustee’s gross negligence or willful misconduct, liens on the trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property, or for certain taxes incurred by the owner trustee on its fees and compensation).

Replacement of Owner Trustee

The owner trustee may resign at any time without cause by giving at least 60 days’ written notice to the administrator and the owners.  However, such resignation is not effective until the appointment of and the acceptance of such appointment by a successor owner trustee.

The owners with an aggregate of at least an 85% interest in the trust property may, at any time, remove the owner trustee without cause, with such removal becoming effective upon the appointment of and acceptance of such appointment by a successor owner trustee.

In the event of resignation or removal of the owner trustee, the owners are required to appoint a successor owner trustee.  If a successor is not appointed within 30 days after resignation or removal of the owner trustee, the owner trustee or the owners may petition an appropriate court to appoint an acting successor to act until such time, if any, that a successor is appointed by the owners.

SECURITIES PREVIOUSLY ISSUED BY AFFILIATES OF THE SPONSOR

The National Collegiate Funding LLC is the sponsor of the transaction and is a wholly-owned subsidiary of The First Marblehead Corporation.  The National Collegiate Funding LLC is also the depositor for the trust.  See “The Sponsor” in the prospectus.

Securitization trusts, for which the National Collegiate Funding LLC was the sponsor and depositor, beneficially owned by GATE Holdings, Inc., an affiliate of The First Marblehead Corporation, and TERI, and grantor trusts formed by The National Collegiate Funding LLC, have previously issued student loan asset backed securities having an aggregate initial principal balance of $14,570,744,899.  Each of these trusts has paid in full all scheduled interest due and payable on each outstanding series of securities and there are no prior defaults or early amortization triggering events on any securitization organized by the sponsor.  The student loans owned by these trusts and pledged to secure the securities issued by each of them are not collateral for the notes offered by this trust.  The notes issued by these trusts are not pari passu with the notes offered by this trust.  See “Static Pool Information” below.

The following chart shows the amount of TERI-guaranteed student loans securitized in the sponsor’s securitization program as of June 30 of each of the last three fiscal years.

Fiscal Year	Aggregate Amount of TERI-Guaranteed Student Loans Securitized by Sponsor
June 30, 2005	$2,158,085,000
June 30, 2006	$2,512,256,000
June 30, 2007	$3,653,681,000

Static Pool Information

Static pool information material to this offering may be found at:

http://phx.corporate-ir.net/phoenix.zhtml?c=147457&p=irol-absstatic2007-4

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the notes offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the student loan pool (if applicable) any period before January 1, 2006.

CHARACTERISTICS OF THE TRUST STUDENT LOANS

The following information is derived from reports received from the servicers and sets forth certain characteristics as of August 31, 2007 of a significant portion of the trust student loans expected to be acquired by the trust on the closing date.  At the closing of the delivery of the notes, the trust expects to acquire approximately $1,021,781,623 of principal and accrued interest of student loans.  The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the cut off date.  In the tables below, the percentages may not always add up to 100.0% and the balances may not always add up to the total amount indicated due to rounding.  In addition, the information regarding the distribution of the trust student loans by remaining repayment term is based in part from reports received from the servicers, some of which vary to a limited extent from the actual repayment terms of the student loans.

The trust expects that as of the closing date approximately 81% of the trust student loans will be “Direct to Consumer” loans and that the remaining 19% of trust student loans will be “School Channel” loans.

Composition of the Trust Student Loans
(as of August 31, 2007)

Outstanding Principal Balance	$997,962,250

Total Accrued Interest	$18,095,723

Total Outstanding Principal and Accrued Interest	$1,016,057,973

Number of Borrowers	69,606

Average Outstanding Principal Balance Per Borrower	$14,337

Number of Loans	71,943

Average Outstanding Principal Balance Per Loan	$13,872

Weighted Average Annual Interest Rate	LIBOR + 5.15%

Weighted Average Annual Interest Rate in Repayment	LIBOR + 5.21%

Weighted Average Remaining Term to Maturity	269

Weighted Average FICO Score for Cosigned Loans	712

Weighted Average FICO Score for Non-Cosigned Loans	707

Weighted Average FICO Score for All Loans	711

Distribution of the Trust Student Loans by Marketing Type
(as of August 31, 2007)

Marketing Type	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
Direct to Consumer	55,541	$813,389,388	81.5%
School Channel	16,402	$184,572,861	18.5%
Total	71,943	$997,962,250	100.0%

Distribution of the Trust Student Loans by Loan Type
(as of August 31, 2007)

Loan Type	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
Credit Ready — Non-Cosigned	757	$9,824,238	1.0%
Credit Ready — Cosigned	15	$143,851	*
Credit Worthy — Non-Cosigned	11,682	$152,705,871	15.3%
Credit Worthy — Cosigned	59,489	$835,288,290	83.7%
Total	71,943	$997,962,250	100.0%

*  The balances are less than 0.1% but greater than 0.0%.

Distribution of the Trust Student Loans by Range of Principal Balance
(as of August 31, 2007)

Principal Range	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
Less than $1,000	111	$58,579	*
$1,000 to $1,999	1,623	$2,542,409	0.3%
$2,000 to $2,999	2,936	$7,182,571	0.7%
$3,000 to $3,999	3,592	$12,360,803	1.2%
$4,000 to $5,999	8,882	$45,120,654	4.5%
$6,000 to $7,999	7,074	$49,260,807	4.9%
$8,000 to $9,999	5,432	$48,304,164	4.8%
$10,000 to $14,999	14,183	$168,539,407	16.9%
$15,000 to $19,999	10,174	$173,449,650	17.4%
$20,000 to $24,999	7,799	$172,575,228	17.3%
$25,000 to $29,999	4,264	$116,127,215	11.6%
$30,000 to $34,999	4,907	$158,813,429	15.9%
Over $35,000	966	$43,627,333	4.4%
Total	71,943	$997,962,250	100.0%

*  The balances are less than 0.1% but greater than 0.0%.

Distribution of the Trust Student Loans by Interest Rate
(Current Interest Rate)
(as of August 31, 2007)

Current Interest Rate*	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
LIBOR + at least 0.50% but less than 3.00%	8,876	$103,918,306	10.4%
LIBOR + at least 3.00% but less than 3.25%	746	$9,086,629	0.9%
LIBOR + at least 3.25% but less than 3.50%	1,331	$13,119,618	1.3%
LIBOR + at least 3.50% but less than 3.75%	4,041	$56,200,254	5.6%
LIBOR + at least 3.75% but less than 4.00%	948	$10,632,664	1.1%
LIBOR + at least 4.00% but less than 4.25%	4,249	$61,753,668	6.2%
LIBOR + at least 4.25% but less than 4.50%	2,277	$23,002,856	2.3%
LIBOR + at least 4.50% but less than 4.75%	11,877	$170,920,586	17.1%
LIBOR + at least 4.75% but less than 5.00%	437	$5,949,517	0.6%
LIBOR + at least 5.00% but less than 7.00%	26,198	$383,144,890	38.4%
LIBOR + at least 7.00%	10,963	$160,233,262	16.1%
Total	71,943	$997,962,250	100.0%

* Base LIBOR index for the month of August 2007 set at 5.32% for all monthly reset loans; base LIBOR index for third quarter 2007 set at 5.32% for all quarterly LIBOR resets.

Distribution of the Trust Student Loans by Interest Rate
(Repayment Interest Rate)
(as of August 31, 2007)

Repayment Interest Rate*	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
LIBOR + at least 1.00% but less than 3.00%	3,786	$39,256,707	3.9%
LIBOR + at least 3.00% but less than 3.25%	1,068	$16,153,730	1.6%
LIBOR + at least 3.25% but less than 3.50%	1,730	$20,623,388	2.1%
LIBOR + at least 3.50% but less than 3.75%	8,303	$104,958,273	10.5%
LIBOR + at least 3.75% but less than 4.00%	1,052	$11,938,583	1.2%
LIBOR + at least 4.00% but less than 4.25%	4,240	$61,698,613	6.2%
LIBOR + at least 4.25% but less than 4.50%	2,288	$23,045,424	2.3%
LIBOR + at least 4.50% but less than 4.75%	11,872	$170,849,438	17.1%
LIBOR + at least 4.75% but less than 5.00%	442	$6,049,452	0.6%
LIBOR + at least 5.00% but less than 7.00%	26,199	$383,155,378	38.4%
LIBOR + at least 7.00%	10,963	$160,233,262	16.1%
Total	71,943	$997,962,250	100.0%

* Base LIBOR index for the month of August 2007 set at 5.32% for all monthly reset loans; base LIBOR index for third quarter 2007 set at 5.32% for all quarterly LIBOR resets.

Distribution of the Trust Student Loans by Current Borrower Payment Status
(as of August 31, 2007)

Borrower Payment Status	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
Deferment (Principal and Interest)	65,477	$913,445,211	91.5%
Deferment (Principal Only)	3,518	$45,132,024	4.5%
Forbearance	71	$760,018	0.1%
Repayment (Principal and Interest)	2,877	$38,624,997	3.9%
Total	71,943	$997,962,250	100.0%

Distribution of the Trust Student Loans by Remaining Term in Status
(as of August 31, 2007)

	Weighted Average Months Remaining in Status
Borrower Payment Status	Deferment	Forbearance	Repayment	Total
Deferment (Principal and Interest)	29.47		240.96	270.43
Deferment (Principal Only)	27.73		240.35	268.08
Forbearance		3.07	230.85	233.92
Repayment (Principal and Interest)			236.40	236.40

Distribution of the Trust Student Loans by Delinquency Days
(as of August 31, 2007)

Delinquency Days	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
Current	6,249	$82,208,998	98.2%
31-60 days	114	$1,187,201	1.4%
61-90 days	22	$213,429	0.3%
91-180 days	7	$103,894	0.1%
> 180 days	3	$43,498	0.1%
Total	6,395	$83,757,021	100.0%

Distribution of the Trust Student Loans by Remaining Term in Deferment
(as of August 31, 2007)

Remaining Term in Months	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
0 – 12 (months)	9,444	$114,764,162	12.0%
13 – 24	18,426	$249,863,212	26.1%
25 – 36	16,288	$227,633,310	23.7%
37 – 48	12,774	$183,342,912	19.1%
49 – 60	9,460	$143,804,387	15.0%
61 or greater	2,603	$39,169,252	4.1%
Total	68,995	$958,577,235	100.0%

Distribution of the Trust Student Loans by Remaining Term to Maturity
(as of August 31, 2007)

Remaining Term in Months	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
100 or less (months)	82	$146,020	*
101-150	73	$205,012	*
151-230	229	$1,343,865	0.1%
231-240	3,931	$54,320,872	5.4%
241-299	64,719	$886,895,558	88.9%
300-325	2,814	$52,021,811	5.2%
326-340	63	$2,012,480	0.2%
341 or greater	32	$1,016,631	0.1%
Total	71,943	$997,962,250	100.0%

*  The balances are less than 0.1% but greater than 0.0%.

Distribution of the Trust Student Loans by Program or School Type
(as of August 31, 2007)

Program or School Type	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
Continuing Education	2,768	$30,303,300	3.0%
Graduate	5,529	$93,257,849	9.3%
K-12	488	$12,580,249	1.3%
Medical	952	$10,315,266	1.0%
Undergraduate	62,206	$851,505,586	85.3%
Total	71,943	$997,962,250	100.0%

Distribution of the Trust Student Loans by Credit Score
(as of August 31, 2007)

All Loans

Credit Score	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
>800	1,532	$21,435,798	2.1%
791-800	2,475	$32,748,636	3.3%
781-790	3,223	$43,940,405	4.4%
771-780	3,306	$45,044,233	4.5%
761-770	3,213	$44,186,588	4.4%
751-760	3,279	$45,422,594	4.6%
741-750	3,504	$47,696,021	4.8%
731-740	3,798	$52,343,543	5.2%
721-730	3,941	$54,869,082	5.5%
711-720	4,348	$61,271,816	6.1%
701-710	4,633	$64,731,443	6.5%
691-700	4,669	$65,931,248	6.6%
681-690	4,843	$68,935,566	6.9%
671-680	4,781	$67,235,844	6.7%
661-670	4,665	$67,687,875	6.8%
651-660	3,437	$50,711,513	5.1%
641-650	3,044	$43,804,605	4.4%
631-640	2,906	$41,632,208	4.2%
621-630	1,555	$22,734,687	2.3%
611-620	4	$17,786	*
601-610	2	$7,206	*
≤ 600	13	$213,692	*
No Score**	4,772	$55,359,861	5.5%
Total	71,943	$997,962,250	100.0%

*  The balances are less than 0.1% but greater than 0.0%.

**  Credit score information still to be obtained for this segment of the portfolio.

The weighted average FICO score for all loans for which FICO scores are available as of the date of application was 711.

Distribution of the Trust Student Loans by Credit Score
(as of August 31, 2007)
(continued)

Cosigned Loans

Credit Score	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
> 800	1,505	$21,064,512	2.5%
791-800	2,411	$31,710,448	3.8%
781-790	3,067	$41,733,424	5.0%
771-780	3,082	$41,967,985	5.0%
761-770	2,880	$39,504,415	4.7%
751-760	2,767	$38,522,158	4.6%
741-750	2,815	$38,989,893	4.7%
731-740	3,022	$42,071,184	5.0%
721-730	2,984	$42,187,119	5.0%
711-720	3,255	$46,503,820	5.6%
701-710	3,388	$48,043,010	5.8%
691-700	3,366	$49,368,735	5.9%
681-690	3,403	$50,245,006	6.0%
671-680	3,348	$48,996,404	5.9%
661-670	3,286	$49,334,648	5.9%
651-660	3,282	$48,625,920	5.8%
641-650	3,029	$43,535,464	5.2%
631-640	2,904	$41,623,319	5.0%
621-630	1,554	$22,731,353	2.7%
611-620	3	$11,786	*
601-610	1	$3,889	*
≤ 600	6	$117,612	*
No Score**	4,146	$48,540,037	5.8%
Total	59,504	$835,432,141	100.0%

*  The balances are less than 0.1% but greater than 0.0%.

**  Credit score information still to be obtained for this segment of the portfolio.

The weighted average FICO score for cosigned loans for which FICO scores are available as of the date of application was 712.

Distribution of the Trust Student Loans by Credit Score
(as of August 31, 2007)
(continued)

Non-Cosigned Loans

Credit Score	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
>800	27	$371,286	0.2%
791-800	64	$1,038,188	0.6%
781-790	156	$2,206,981	1.4%
771-780	224	$3,076,248	1.9%
761-770	333	$4,682,173	2.9%
751-760	512	$6,900,436	4.2%
741-750	689	$8,706,127	5.4%
731-740	776	$10,272,359	6.3%
721-730	957	$12,681,964	7.8%
711-720	1,093	$14,767,995	9.1%
701-710	1,245	$16,688,433	10.3%
691-700	1,303	$16,562,513	10.2%
681-690	1,440	$18,690,561	11.5%
671-680	1,433	$18,239,439	11.2%
661-670	1,379	$18,353,227	11.3%
651-660	155	$2,085,593	1.3%
641-650	15	$269,141	0.2%
631-640	2	$8,889	*
621-630	1	$3,333	*
611-620	1	$6,000	*
601-610	1	$3,317	*
≤ 600	7	$96,080	0.1%
No Score**	626	$6,819,824	4.2%
Total	12,439	$162,530,109	100.0%

*  The balances are less than 0.1% but greater than 0.0%.

**  Credit score information still to be obtained for this segment of the portfolio.

The weighted average FICO score for non-cosigned loans for which FICO scores are available as of the date of application was 707.

Distribution of the Trust Student Loans by Borrower State
(as of August 31, 2007)

State	Number of Loans	Outstanding Principal Balance	Percentage of Trust Student Loans by Outstanding Principal Balance
Alabama	1,160	$14,822,167	1.5%
Alaska	36	$553,238	0.1%
Arizona	1,175	$17,921,782	1.8%
Arkansas	836	$10,069,573	1.0%
California	4,841	$83,622,085	8.4%
Colorado	989	$14,949,519	1.5%
Connecticut	963	$14,754,244	1.5%
Delaware	217	$3,543,765	0.4%
District of Columbia	134	$2,019,749	0.2%
Florida	3,627	$55,871,853	5.6%
Georgia	2,365	$32,069,385	3.2%
Hawaii	169	$2,999,567	0.3%
Idaho	299	$3,969,704	0.4%
Illinois	3,587	$51,407,585	5.2%
Indiana	1,999	$26,933,745	2.7%
Iowa	607	$6,926,018	0.7%
Kansas	670	$8,103,560	0.8%
Kentucky	964	$11,540,608	1.2%
Louisiana	1,037	$13,920,181	1.4%
Maine	494	$5,852,625	0.6%
Maryland	1,530	$22,962,318	2.3%
Massachusetts	1,936	$27,640,879	2.8%
Michigan	3,573	$46,402,114	4.6%
Minnesota	789	$9,803,753	1.0%
Mississippi	607	$8,175,461	0.8%
Missouri	1,401	$18,058,591	1.8%
Montana	145	$1,955,849	0.2%
Nebraska	286	$3,711,673	0.4%
Nevada	423	$7,154,606	0.7%
New Hampshire	455	$6,183,806	0.6%
New Jersey	1,918	$31,451,536	3.2%
New Mexico	299	$4,060,506	0.4%
New York	5,051	$70,824,588	7.1%
North Carolina	1,660	$21,527,992	2.2%
North Dakota	83	$870,401	0.1%
Ohio	4,793	$62,213,726	6.2%
Oklahoma	934	$11,524,460	1.2%
Oregon	685	$9,340,678	0.9%
Pennsylvania	5,162	$62,889,085	6.3%
Rhode Island	269	$3,673,728	0.4%
South Carolina	1,029	$13,253,758	1.3%
South Dakota	112	$1,442,986	0.1%

Tennessee	1,071	$13,707,774	1.4%
Texas	5,767	$77,157,949	7.7%
Utah	301	$4,713,093	0.5%
Vermont	93	$1,434,858	0.1%
Virginia	2,008	$28,032,739	2.8%
Washington	1,268	$16,589,194	1.7%
West Virginia	472	$5,915,057	0.6%
Wisconsin	1,221	$15,577,203	1.6%
Wyoming	87	$1,356,372	0.1%
Other*	346	$6,504,565	0.7%
Total	71,943	$997,962,250	100.0%

*  Other includes Armed Forces Africa, U.S. Territories (Guam, Puerto Rico and the Virgin Islands) and others not located in the United States.

PREPAYMENT AND YIELD CONSIDERATIONS

The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

General

The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans.  The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments.  All of the trust student loans are prepayable at any time without penalty.

Prepayments

Prepayments, liquidations and purchases of the trust student loans, including optional purchase of the remaining trust student loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments.  The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:

•                  the degree to which a security is purchased at a discount or premium; and

•                  the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

Weighted Average Lives

The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

Greater than anticipated principal prepayments will increase the yield on notes having a principal amount purchased at a discount and will decrease the yield on those notes purchased at a premium.  The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments.  The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

Prepayments on pools of student loans can be calculated based on a variety of prepayment models.  The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant prepayment rate, referred to in this prospectus supplement as “CPR.”  CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period.  The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments, would be as follows for various levels of CPR:

CPR	0%	4%	7%	10%	15%
Monthly Prepayment	$0.00	$3.40	$6.03	$8.74	$13.45

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The trust student loans will not prepay at any constant level of CPR, nor will all of the trust student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain monthly distribution dates under various CPR scenarios.

Assumptions.  For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•                  the cut off date for the trust student loans is as of August 31, 2007;

•                  the closing date is September 20, 2007;

•                  all trust student loans remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

•                  no defaults occur on any of the trust student loans;

•                  loans in deferment prepay at 1% CPR;

•                  100% of borrowers in a repayment status will pay on time;

•                  depending on their selection, borrowers in a deferment status will either capitalize the interest on their loan or pay interest only during deferment;

•                  it is assumed that one-month LIBOR remains fixed at 5.57% for the life of the transaction;

•                  distributions on the notes begin on November 25, 2007 and will be made on the 25th calendar day of each month regardless of whether such day is a business day;

•                  the interest rate for each class of outstanding notes at all times will be equal to:

Class A-1-L Notes	6.09%
Class A-2-AR-1 Notes	5.67%
Class A-2-AR-2 Notes	5.67%
Class A-2-AR-3 Notes	5.67%
Class A-2-AR-4 Notes	5.67%
Class A-3-L Notes	6.42%
Class A-3-AR-1 Notes	5.67%
Class A-3-AR-2 Notes	5.67%
Class A-3-AR-3 Notes	5.67%
Class A-3-AR-4 Notes	5.67%
Class A-3-AR-5 Notes	5.67%
Class A-3-AR-6 Notes	5.67%
Class A-3-AR-7 Notes	5.67%
Class A-IO Notes	5.5864%

•                  interest on the notes (other than the class A-IO notes) accrues on an actual/360 day count basis and interest on the class A-IO notes accrues on a 30/360 basis;

•                  an administration fee equal to 0.05% per annum calculated on an 30/360 day count basis of the outstanding principal amount of the trust student loans paid monthly, beginning November 25, 2007, by the trust to the administrator;

•                  trustee, paying agent and other fees in the amount of $7,750 paid monthly, beginning November 25, 2007, to the respective parties;

•                  servicing fees are based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to (i) 0.125% during deferment, (ii) 0.34% during repayment;

•                  note insurer fees equal to 0.26% per annum based on the average outstanding balance of the notes, paid annually to the note insurer;

•                  broker-dealer fees equal to 0.20% per annum based on the outstanding balance of the auction rate notes, paid monthly to the respective broker-dealers;

•                  auction agent fees equal to 0.005% per annum based on the outstanding balance of the auction rate notes, paid monthly to the auction agent; and

•                  all payments are assumed to be made at the end of the month; amounts on deposit in the reserve account are invested in eligible investments at the assumed reinvestment rate of 5.50% per annum.

The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the trust student loans are the same as the assumed characteristics, remaining terms and ages.

Weighted Average Lives and Expected Maturity Dates of the Notes at Various CPRs

	Weighted Average Life (years)(1)
Class	0%	4%	7%	10%	15%
Class A-1-L Notes	1.59	1.44	1.37	1.31	1.23
Class A-3-L Notes	18.21	14.77	12.69	11.07	9.11

Class	Expected Maturity Date
Class A-1-L Notes	September 2010	February 2010	December 2009	October 2009	September 2009
Class A-3-L Notes	August 2032	November 2031	March 2031	May 2030	June 2028

(1)          The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

Percentage of Initial Class A-1-L Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing	100%	100%	100%	100%	100%
November 2007	98%	98%	98%	98%	97%
November 2008	66%	63%	60%	58%	54%
November 2009	22%	10%	1%	0%	0%
November 2010	0%	0%	0%	0%	0%

Percentage of Initial Class A-3-L Notes Principal at Various CPR Percentages

Distribution Date	0%	4%	7%	10%	15%
Closing	100%	100%	100%	100%	100%
November 2007	100%	100%	100%	100%	100%
November 2008	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	99%
November 2012	100%	100%	100%	94%	83%
November 2013	100%	100%	92%	82%	68%
November 2014	100%	96%	83%	72%	57%
November 2015	100%	89%	76%	64%	47%
November 2016	100%	83%	68%	56%	39%
November 2017	100%	77%	61%	48%	32%
November 2018	100%	71%	55%	42%	26%
November 2019	95%	65%	49%	36%	22%
November 2020	90%	59%	43%	31%	18%
November 2021	84%	53%	37%	26%	14%
November 2022	78%	47%	32%	22%	11%
November 2023	70%	41%	27%	18%	9%
November 2024	62%	35%	23%	14%	6%
November 2025	53%	29%	18%	11%	4%
November 2026	43%	23%	14%	8%	3%
November 2027	32%	16%	10%	5%	1%
November 2028	21%	11%	6%	3%	0%
November 2029	12%	6%	3%	1%	0%
November 2030	6%	2%	1%	0%	0%
November 2031	2%	0%	0%	0%	0%
November 2032	0%	0%	0%	0%	0%

TERI GUARANTY AGREEMENTS AND TERI SECURITY AGREEMENT

The trust student loans are guaranteed 100% by TERI as to payment of principal (including capitalized interest) and accrued interest.  TERI’s obligation to honor its guaranty for any student loan is subject to certain conditions, including that TERI has timely received the guaranty fees for the loan; that the underwriting, origination, disbursement, servicing, and collection of the loan have been performed in accordance with program requirements and applicable law; that a claim for guaranty of the loan has been filed timely and in accordance with program requirements and the procedures set forth in the TERI guaranty agreements; and that the credit agreement has been validly transferred and endorsed to TERI.  The terms of TERI’s guaranty vary depending upon the particular guaranty agreement.  TERI agrees to use all reasonable efforts to make payment within 60 days of receipt of a properly filed claim, and in any event within 90 days of receipt.

A claim seeking purchase by TERI of a trust student loan may be made under the TERI guaranty agreements if:

(a)           The borrower or each of the co-borrowers, if applicable, has failed to make monthly principal and/or interest payments on the loan when due, provided the failure continues for a period of 150 to 180 consecutive days;

(b)           The borrower or each of the co-borrowers, if applicable, has filed a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding, has filed an adversary proceeding pursuant to 11 U.S.C. § 523(a)(8); or

(c)           The borrower or each of the co-borrowers has died.

If TERI denies a claim with respect to a trust student loan on the grounds of due diligence deficiencies and the claim is not cured, the sellers or the servicers may be liable for the claim and must reimburse the depositor for the lost amount of the trust student loan.  The depositor will then reimburse the trust for the lost amount of the trust student loan.

If TERI will have purchased a trust student loan in satisfaction of its guaranty obligations, the trust will repurchase (to the extent there are Available Funds) the trust student loan from TERI, if TERI succeeds, after purchase, in obtaining from the borrower three full consecutive on-time monthly payments, and the borrower is within thirty days of being current on the trust student loan; provided that the repurchase by the trust may be invoked by TERI only once as to any trust student loan.  We refer to these trust student loans as “rehabilitated trust student loans.”  Payments to TERI for the purchase of rehabilitated loans are made after payments of interest to the noteholders and to the reserve account.  See “Description of the Notes—Distribution and Payments.”

The rehabilitated trust student loans will have the benefit of the TERI guaranty agreements.  Investors will be advised of any rehabilitated loans purchased by the trust in each periodic distribution report.

To secure the payment of the TERI guaranty amount with respect to a claim for payment on a trust student loan, TERI will enter into the TERI security agreement.  Pursuant to the TERI security agreement, TERI will pledge approximately 65% of its guaranty fees with respect to the trust student loans to the trust by deposit into the TERI pledge fund.  The TERI pledge fund is pledged to the trust, which in turn pledges all of its interest in the TERI pledge fund and all of its rights under the TERI security agreement to the indenture trustee for the benefit of the noteholders.

The indenture trustee, at the direction of TERI, will withdraw amounts from the TERI pledge fund to the extent that guaranty claims on the trust student loans acquired by the trust are payable by TERI under the TERI guaranty agreements and that applicable procedures under the TERI security agreement have been followed.  Funds in the TERI pledge fund will be invested in eligible securities, which have substantially the same criteria for investment as funds held in the trust accounts, as directed by TERI, in accordance with the TERI security agreement.  In addition, recoveries on defaulted trust student loans, on which guaranty payments have been made from the TERI pledge fund, received by TERI, net of costs of collection, will be deposited in the TERI pledge fund.  If the trust purchases a rehabilitated trust student loan in which a guaranty payment has been made from the TERI pledge fund, all proceeds from the purchase, net of costs of collection, will be deposited in the TERI pledge fund.  Funds may be released from the TERI pledge fund to TERI to the extent that the balance of the TERI pledge fund on any distribution date exceeds 16% of the aggregate principal balance of the trust student loans then held by the trust as of the last day of the related Collection Period.  As of the closing date, approximately $66,415,805 of the guaranty fees payable to TERI for guaranteeing the trust student loans will be on deposit in the TERI pledge fund held by the indenture trustee for the benefit of the noteholders.

THE SERVICING AGREEMENTS

Each of the third party servicers will service the trust student loans under a servicing agreement entered into with The First Marblehead Corporation.  Each of the servicing agreements will contain substantially similar terms for the servicing of the student loans in accordance with The First Marblehead Corporation’s guidelines.

The PHEAA Servicing Agreement and Servicing Practices

Approximately 99.4% of the trust student loans (by outstanding principal balance as of the cut off date) will be serviced by the Pennsylvania Higher Education Assistance Agency, also known as PHEAA, pursuant to the Amended and Restated Private Student Loan Servicing Agreement between PHEAA and The First Marblehead Corporation dated September 28, 2006, which will be assigned to the trust concurrent with the purchase of trust student loans.  We refer to this agreement as the “PHEAA servicing agreement.”

General Terms.  Pursuant to the PHEAA servicing agreement, PHEAA will service and perform other related tasks with respect to the trust student loans in compliance with the servicing guidelines promulgated by TERI, adopted by The First Marblehead Corporation, and consented to by PHEAA.  The following summary describes certain terms of the PHEAA servicing agreement.  The summary is not complete, and is subject to and qualified in its entirety, by reference to all of the provisions of the PHEAA servicing agreement.  PHEAA’s duties include the following:

•                                      Prepare schedules of repayment invoices for each borrower;

•                                      Collect and maintain records of all payments of trust student loans;

•                                      Collect all payments required under the terms and provisions of the trust student loans as and when the payments become due, including any applicable late fees, and remit the payments received on each trust student loan to the indenture trustee;

•                                      Respond to inquiries and communications from borrowers regarding their student loans;

•                                      Ensure the safekeeping of loan documents delivered to PHEAA relating to the trust student loans in accordance with procedures that PHEAA has established for those purposes;

•                                      Furnish the trust with a monthly report of collections; and

•                                      Reproduce, at PHEAA’s own cost and expense, records or data submitted to PHEAA for processing should the records or data be lost or damaged while in the possession, control or custody of PHEAA or its agents.

Reporting Obligations.  PHEAA will furnish the trust with copies of all material reports, records and other documents and data as required by law or as otherwise required by the PHEAA servicing agreement.  The trust will provide copies of all of these documents and data to the administrator and the indenture trustee.

All records and reports relating to the servicing of the trust student loans are subject to review, audit and copying by the trust, its designated representative and external and internal auditors, at PHEAA’s principal office.

Termination by the Trust.  The PHEAA servicing agreement may be terminated at the direction of the indenture trustee or the note insurer upon the occurrence of any of the following:

(a)           Any of the representations and warranties made in or pursuant to the PHEAA servicing agreement are not true or are erroneous in any material respect;

(b)           PHEAA fails to perform or observe any of the provisions or covenants set forth in the PHEAA servicing agreement and its referenced schedules and exhibits in any material respect;

(c)           PHEAA discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits to take any action in order thereby to affect the foregoing;

(d)           PHEAA sells all or substantially all of PHEAA’s assets used to perform the servicing activities under the PHEAA servicing agreement;

(e)           Upon six months written notice, the total initial principal amount of all student loans serviced pursuant to the PHEAA servicing agreement falls below $50,000,000 after the first 24 months of the term of the PHEAA servicing agreement; or

(f)            PHEAA fails to transmit to the indenture trustee any funds collected by PHEAA on the trust student loans within five business days following the day the funds were required to be transmitted under the PHEAA servicing agreement.

In the event of a default listed in (a) or (b) above, PHEAA will have the right to cure the breach or error to the trust’s full satisfaction, within thirty (30) days of written notice from the trust.  In the event PHEAA is unable to cure the breach within the cure period, PHEAA may be terminated at the time that a successor servicer for the trust student loans is appointed.

Termination by PHEAA.  The PHEAA servicing agreement may be terminated at the option of PHEAA upon the occurrence of any of the following:

(a)           The trust fails to perform or observe any of the material provisions or covenants of the PHEAA servicing agreement; or

(b)           The trust discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits any action in order thereby to affect the foregoing.

In the event of a default listed in (a) or (b) above, the trust will have the right to cure the breach or error to PHEAA’s full satisfaction within thirty (30) days of written notice from PHEAA.  In the event the trust is unable to cure the breach within the provided cure period, PHEAA may terminate the PHEAA servicing agreement.

Upon termination of the PHEAA servicing agreement, PHEAA is obligated to return all student loan records to the trust.  Upon the return of the student loan records, the trust must pay a record return/deconversion fee not to exceed $30.00 per student loan record; provided, however, that no such fee is payable if the PHEAA servicing agreement is terminated because of PHEAA’s failure to perform its obligations under the agreement in any material respect.

Compensation.  PHEAA will be entitled to receive from the trust a monthly fee for its services as described under “The Servicers.”

Collections.  All sums received by PHEAA with respect to any student loans, whether attributable to principal or interest, are received in trust for the benefit of the trust.  All funds received on behalf of borrowers are deposited into a clearing account owned and maintained by PHEAA that is a separate account in which funds are not commingled with non-collection account funds.  Within two (2) business days of receipt, all available funds for student loans will be electronically transmitted to an account designated by the trust.

Advances.  No advances on collections are permitted under the PHEAA servicing agreement.

Delinquencies, Losses, Bankruptcies and Recoveries.  Pursuant to the PHEAA servicing agreement, PHEAA:

(a)           Performs skip-tracing services for the trust if it receives notification or becomes aware that a borrower or co-borrower’s address is invalid;

(b)           Reports borrower delinquencies to national credit bureaus;

(c)           Makes monthly collection calls and sends late notices and final demand letters to borrowers with delinquent loans (except when a bankruptcy stay is placed on the account); and

(d)           Prepares and submits guaranty claims to the loan guarantor on defaulted loans, loans for which a bankruptcy petition is filed requesting that the loan be discharged and loans for which the obligor has died.

Custodial Responsibility.  The PHEAA servicing agreement requires that PHEAA for each student loan hold the credit agreement or promissory note and related documents on behalf of the trust until five years after the earlier of the date such student loan is paid in full or such student loan is deconverted.  PHEAA must maintain all original physical credit agreements or promissory notes in a fire resistant vault equipped with a security locking system.  In addition, microfilm or electronic records of all promissory notes and related documents are maintained on-site at PHEAA’s servicing center located at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 and at an off-site facility, at least 100 miles from the PHEAA servicing center, in a fire resistant vault with a security locking system.  All credit agreements or promissory notes are stored at all times in a state other than the State of Louisiana.

THE ADMINISTRATION AGREEMENT

General.  Under the administration agreement, the administrator, First Marblehead Data Services, Inc., has agreed to perform certain duties under certain agreements, including the trust agreement and the indenture, and to monitor the performance of the trust and advise the owner trustee when action is necessary to comply with its duties under these agreements.  The administrator will also prepare documents, reports, filings, notices, instruments, certificates and opinions on behalf of the trust, as required under these agreements, and will make payment of all expenses in connection with the issuance of the notes, taking all actions on behalf of the trust that are necessary under the TERI guaranty agreements, providing certain instructions to the indenture trustee as required by the indenture and paying the owner trustee its fees and expenses due under the trust agreement.

The administrator will also perform certain duties of the owner trustee on behalf of the trust under the indenture and the trust agreement and will execute, on behalf of the trust and the depositor, all documents, reports, filings, instruments, certificates and opinions required under the trust agreement, the indenture and certain other related agreements.

In accordance with the directions of the trust, the depositor and the owner trustee, the administrator will administer, perform or supervise the performance of certain activities in connection with the collateral as are requested by these parties or the indenture trustee.  The administrator will perform obligations and deliver notices specified under the indenture and the trust agreement.  The administrator has also agreed to furnish to the trust and the noteholders, from time to time, additional information regarding the collateral as requested.

The parties to the administration agreement have agreed to refrain from, at any time, instituting any bankruptcy proceeding against the trust in connection with any of its obligations under any document relating to the transaction.

Collections.  The administrator is authorized to retain and employ agents to collect on delinquent or defaulted student loans and to commence any actions or proceedings the agents deem necessary in connection with such collection efforts.

Reporting Obligations.  The administrator has agreed to employ a nationally recognized independent public accounting firm to conduct an annual audit of the student loans owned by the trust and to furnish certain parties, such as rating agencies, with these audits.

Termination.  The administration agreement automatically terminates upon the dissolution of the trust.

Resignation.  The administrator may resign as administrator by providing the trust, the noteholders and the indenture trustee with at least 60 days’ prior written notice, provided that the owner trustee, on behalf of the trust, has appointed a successor administrator, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement.

Removal.  In addition, provided that the owner trustee, on behalf of the trust, has appointed a successor administrator, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, the indenture trustee, at the direction of the note insurer or certain noteholders, as applicable, may remove the administrator without cause by providing the administrator with at least 60 days’ prior written notice.

Furthermore, the administrator may be removed immediately upon written notice of termination from the indenture trustee to the administrator if the administrator defaults in the performance of any of its duties under the administration agreement and such defaults are not promptly and properly cured, or if the administrator becomes insolvent or files for bankruptcy (or if certain other bankruptcy- or insolvency-related events relating to the administrator occur); provided that the owner trustee, on behalf of the trust, has appointed a successor administrator, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, at the direction of the note insurer or certain noteholders, as applicable.

Fees.  As compensation for the performance of the administrator’s duties under the administration agreement the trust will pay the administrator, on each distribution date, a fee equal to 1/12 of 0.05% of the outstanding pool balance as of the last day of the prior calendar month (or as of the closing date in the case of the payment of the administration fee on the first distribution date).  This fee may not be less than $20,000 annually.  The trust shall also reimburse the administrator for certain expenses as described in the administration agreement (which expenses shall not exceed $400,000 per year).

Upon the resignation or removal of the administrator, as described above, the administrator remains entitled to be paid all fees and reimbursable expenses it has accrued to the date of its resignation or removal.

The administrator intends to contract with First Marblehead Education Resources, Inc. or another affiliate or third-party provider to process any delinquencies, losses, bankruptcies and recoveries on the student loans.

The administrator does not have any custodial responsibility for the trust student loans.

The Back-Up Administration Agreement

In the event the administrator resigns or is relieved of its duties under the administration agreement as discussed above, an agreement has been reached with U.S. Bank to perform the duties of the administrator under the administration agreement.

THE NOTE INSURER AND THE NOTE GUARANTY INSURANCE POLICY

The Note Insurer

Ambac Assurance Corporation, also referred to as the note insurer, is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations.  The note insurer is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971.  The note insurer is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands.  The note insurer is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business.  The note insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (“Ambac Financial Group”), a 100% publicly-held company.  The note insurer has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch, Inc as of the date of this prospectus supplement.

The following table sets forth the capitalization of the note insurer and subsidiaries as of June 30, 2007, December 31, 2006, and December 31, 2005, in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	June 30, 2007	December 31, 2006	December 31, 2005
	(unaudited)

Long-term debt(1)	$275	$0	$0

Stockholder’s equity
Common stock	82	82	82
Additional paid-in capital	1,545	1,509	1,453
Accumulated other comprehensive income	29	142	137
Retained earnings	5,576	5,259	4,510
Total stockholder’s equity	$7,232	$6,992	$6,182

(1) Long-term debt relates entirely to variable interest entity notes consolidated under the provisions of FIN46R “Consolidation of Variable Interest Entities”.

There has been no material adverse change in the capitalization of the note insurer and subsidiaries from June 30, 2007 to the date of this prospectus supplement.

For additional financial information concerning the note insurer, see the audited consolidated financial statements of the note insurer incorporated by reference herein.

Incorporation of Certain Documents by Reference

The portions of the following documents relating to the note insurer, which have been filed with the SEC by Ambac Financial Group, Inc. (Registration No. 1-10777), are incorporated by reference into this prospectus supplement.  Any information referenced in this way is considered part of this prospectus supplement.

•                  Ambac Financial Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 1, 2007;

•                  Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 25, 2007;

•                  Ambac Financial Group’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007 and filed on May 10, 2007;

•                  Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 25, 2007;

•                  Ambac Financial Group’s Current Report on Form 8-K dated and filed on August 3, 2007; and

•                  Ambac Financial Group’s Quarterly Report on Form 10-Q for the three- and six-month periods ended June 30, 2007 and filed on August 9, 2007.

The note insurer’s consolidated financial statements and all other information relating to the note insurer and subsidiaries included in Ambac Financial Group’s periodic reports filed with the SEC subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered notes shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such reports.

Any statement contained in a document incorporated in the prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of all information regarding the note insurer that is incorporated by reference in this prospectus supplement can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005.  Copies of the note insurer’s annual statement for the year ended December 31, 2006 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from the note insurer.  The address of the note insurer’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

The note insurer makes no representation regarding the offered notes or the advisability of investing in the offered notes.  The note insurer has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by the note insurer and presented, included or incorporated by reference in this prospectus supplement under the heading “The Note Insurer and The Note Guaranty Insurance Policy.”

The Note Guaranty Insurance Policy

On the closing date, the note insurer will deliver a note guaranty insurance policy (the “Note Guaranty Insurance Policy”) for the offered notes.  The note insurer, in consideration of the payment of a premium and subject to the terms of the Note Guaranty Insurance Policy, unconditionally and irrevocably guaranties to pay the indenture trustee for the benefit of the noteholders that portion of the Insured Amounts which is Due for Payment but is unpaid by reason of Nonpayment for distribution by the indenture trustee to each noteholder.

The note insurer’s obligations under the Note Guaranty Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee.  Insured Payments will be made only at the time set forth in the Note Guaranty Insurance Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the offered notes under the indenture, unless the acceleration of the Insured Payment under the Note Guaranty Insurance Policy is at the sole option of the note insurer.

Notwithstanding the foregoing paragraph, the Note Guaranty Insurance Policy does not cover premiums, if any, payable in respect of the offered notes, shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), and any risk other than Nonpayment, including failure of the indenture trustee to make any payment due to noteholders.  The Note Guaranty Insurance Policy does not cover payments of any carryover interest on the offered notes and does not insure against loss relating to payments made in connection with the sale of the offered notes at auctions or losses suffered as a result of a noteholder’s inability to sell the offered notes.

The note insurer will pay any Insured Payment that is a Preference Amount on the later of (i) the second business day next following the business day on which the note insurer shall have received the items referred to in clauses (a), (b), (c), (d) and (e) below and (ii) the date set forth in the Order, upon receipt of (a) a certified copy of the final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the indenture trustee, or noteholder, as applicable, is required to return such Preference Amount paid during the term of the Note Guaranty Insurance Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the indenture trustee or noteholder (the “Order”), (b) an opinion of counsel (which shall be at the expense of the trust) satisfactory to the note insurer that such Order has been entered and is final and not subject to appeal or stay, (c) an assignment in such form as is reasonably required by the note insurer, duly executed and delivered by the indenture trustee or noteholder, as applicable, irrevocably assigning to the note insurer all rights and claims of the indenture trustee or noteholder, as applicable, relating to or arising under the offered notes against the debtor which made such preference payment or otherwise with respect to such preference payment, (d) appropriate instruments to effect the appointment of the note insurer as agent for such indenture trustee or noteholder, as applicable, in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the note insurer and (e) a notice appropriately completed and executed by the indenture trustee; provided that if such documents are received after 12:00 p.m., New York time, on such business day, they will be deemed to be received on the following business day; provided, further, that the note insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal of the offered notes prior to the time the note insurer would have been required to make a payment in respect of such principal if it had been an Insured Amount pursuant to the Note Guaranty Insurance Policy.  Such payments shall be disbursed to the court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order of the court exercising jurisdiction on behalf of the noteholder and not to the indenture trustee or any noteholder, as applicable, directly unless the indenture trustee or such noteholder, as applicable, has returned principal or interest paid on the offered notes to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the indenture trustee on behalf of the noteholder, subject to delivery of (1) the items referred to in clauses (a), (b), (c), (d) and (e) above to the note insurer and (2) evidence satisfactory to the note insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Order.

The note insurer will pay any other amount payable under the Note Guaranty Insurance Policy no later than 12:00 p.m., New York time, on the later of (A) the Interest Payment Date or the Final Maturity

Date, as applicable, on which the related Deficiency Amount is due or (B) the third business day following receipt in New York, New York on a business day by the note insurer of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable Interest Payment Date or Final Maturity Date, as applicable; provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day.  If any notice received by the note insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Guaranty Insurance Policy, it will be deemed not to have been received by the note insurer for the purposes of the Note Guaranty Insurance Policy, and the note insurer will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

Insured Payments due under the Note Guaranty Insurance Policy, unless otherwise stated therein, will be disbursed by the note insurer to the indenture trustee for the benefit of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

The note insurer will be subrogated to the rights of each noteholder to receive payments under the offered notes to the extent of any payment by the note insurer under the Note Guaranty Insurance Policy.

As used in this section, the following terms have the following meanings:

“Adjusted Periodic Interest” means, with respect to any Interest Payment Date and any Final Maturity Date, the Interest Distribution Amount, exclusive of any carryover interest on the auction rate notes, as of such Interest Payment Date or Final Maturity Date.

“Deficiency Amount” means (i) with respect to any Interest Payment Date, the excess, if any, of (a) all Adjusted Periodic Interest then due for such Interest Payment Date, over (b) all amounts available in any account and any fund and allocable to the payment of such Adjusted Periodic Interest as of such Interest Payment Date, and (ii) with respect to the Final Maturity Date for the offered notes, the outstanding principal amount for the offered notes to the extent unpaid on such Final Maturity Date after application of all funds available for reduction of principal of the offered notes on such Final Maturity Date; provided that such outstanding principal amount shall not be greater than the Maximum Invested Amount for the offered notes.

“Due for Payment” means, with respect to any Insured Amounts, such amount that is due and payable under the Indenture related to the offered notes on the related Interest Payment Date or Final Maturity Date, as applicable.

“Final Maturity Date” means, with respect to the offered notes, March 25, 2038.

“Insured Amounts” mean, with respect to any Interest Payment Date and any Final Maturity Date, an amount equal to the Deficiency Amount for such Interest Payment Date and Final Maturity Date.

“Insured Payment” means, with respect to any Interest Payment Date and any Final Maturity Date, the aggregate amount paid by the note insurer to the indenture trustee in respect of (i) Insured Amounts for such Interest Payment Date or Final Maturity Date and (ii) Preference Amounts for any given business day.

“Interest Payment Date” means each distribution date and each auction rate note payment date.

“Maximum Invested Amount” means (i) with respect to the class A-1-L notes, $150,000,000; (ii) with respect to the class A-2-AR-1 notes, $94,200,000; (iii) with respect to the class A-2-AR-2 notes, $94,200,000; (iv) with respect to the class A-2-AR-3 notes, $94,200,000; (v) with respect to the class A-2-AR-4 notes, $31,400,000; (vi) with respect to the class A-3-L notes, $550,000,000; (vi) with respect to the class A-3-AR-1 notes, $67,500,000;(vii) with respect to the class A-3-AR-2 notes, $67,500,000, (viii) with respect to the class A-3-AR-3 notes, $67,500,000, (ix) with respect to the class A-3-AR-4 notes, $67,500,000, (x) with respect to the class A-3-AR-5 notes, $67,500,000, (xi) with respect to the class A-3-AR-6 notes, $67,500,000 and (xii) with respect to the class A-3-AR-7 notes, $45,000,000.

“Nonpayment” means, with respect to any Interest Payment Date or Final Maturity Date, as applicable, an Insured Amount which is Due for Payment but has not been and will not be paid in respect of such Interest Payment Date or Final Maturity Date pursuant to the indenture.

“Preference Amount” shall mean any payment of principal or interest on the offered notes which has become Due for Payment, the nonpayment of which would have been covered by the Note Guaranty Insurance Policy, which is made to a noteholder by or on behalf of the issuer which has been deemed a preferential transfer and theretofore recovered from its noteholder pursuant to the United States Bankruptcy Code (11 U.S.C.) in accordance with a final, non-appealable order of a court of competent jurisdiction.

Capitalized terms used in the Note Guaranty Insurance Policy and not otherwise defined in the Note Guaranty Insurance Policy shall have the meanings set forth in the indenture without giving effect to any subsequent amendment or modification to unless such amendment or modification has been approved in writing by the note insurer.

The Note Guaranty Insurance Policy is not cancelable for any reason.  The premiums on the Note Guaranty Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the offered notes.  The Note Guaranty Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

THE INSURANCE PROVIDED BY THE NOTE GUARANTY INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

DESCRIPTION OF THE NOTES

General

The notes will be issued pursuant to the terms of the indenture.  Owner trust certificates representing beneficial ownership interests in the trust will be issued privately to the depositor and TERI, pursuant to the terms of the trust agreement.  This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the owner trust certificates, the indenture and the trust agreement.  Only the class A-1-L notes, class A-2-AR-1 notes, class A-2-AR-2 notes, class A-2-AR-3 notes, class A-2-AR-4 notes, class A-3-L notes, class A-3-AR-1 notes, class A-3-AR-2 notes, class A-3-AR-3 notes, class A-3-AR-4 notes, class A-3-AR-5 notes, class A-3-AR-6 notes, class A-3-AR-7 notes and class A-IO notes are offered by this prospectus supplement.  Any information presented in this prospectus supplement relating to the owner trust certificates is for informational purposes only to provide for a better understanding of the offered notes.

The offered notes (other than the auction rate notes) will be available in minimum denominations or notional amounts of $100,000 and $1,000 integral multiples in book-entry form only. The auction rate notes will be available for purchase in minimum denominations of $25,000 and any integral multiple thereof in book-entry form only.

The Notes

Interest on the Floating Rate Notes and Interest on the Interest Only Notes. Interest will accrue on the principal balance of each class of floating rate notes at a rate per annum equal to the sum of the then applicable one-month LIBOR (as of the second business day before the applicable interest accrual period) plus the margins listed on the cover page of this prospectus supplement.

However, based on the expected closing date, for the initial interest period the LIBOR rate will be determined by the following formula:

X + ((6/30)•(Y-X))

where, X = 2-month LIBOR, and Y = 3-month LIBOR, as of the second business day before the start of the initial interest period.  For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business.

For each interest accrual period, LIBOR will be determined by the administrator by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month which appears on the Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR determination date.  The LIBOR determination date will be the second business day before the beginning of each interest accrual period.  If no rate is so reported on the related LIBOR determination date, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator.  The administrator will request the principal London office of each bank to provide a quotation of its rate.  If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous interest accrual period.

Interest will accrue on the notional amount of the class A-IO notes at a rate of 5.5864% per annum.  On each distribution date, the notional amount of the class A-IO notes will equal $309,855,000.

However, if on any distribution date (after giving effect to the distributions of principal to be made on that distribution date), the aggregate outstanding principal balance of the class A-3-L notes and the class A-3-AR notes would be less than the aggregate original principal balance of the class A-3-L notes and the class A-3-AR notes, the notional amount of the class A-IO notes will equal the lesser of: (i) the aggregate outstanding principal balance of the class A-3-L notes and the class A-3-AR notes and (ii) the scheduled notional amount determined as described in the above table.  If on any distribution date the amount of interest payable to the class A-IO notes is not based on their scheduled notional amount for that distribution date, the class A-IO notes also will be entitled to receive a prepayment penalty in an amount equal to the difference between the amount of interest accrued at the class A-IO note interest rate on their scheduled notional amount and the amount of interest distributed to holders of the class A-IO notes under clause (4) below under “Description of the Notes—Distributions and Payments—Distributions from Collection Account.”  Prepayment penalties, together with interest thereon at the class A-IO note interest rate, will be paid as described under clause (14) below under “Description of the Notes—Distributions and Payments—Distributions from Collection Account.”

Interest due on each distribution date for the floating rate notes will accrue from the previous distribution date (or in the case of the first distribution date, from the closing date) to but excluding the current distribution date, based on the actual number of days in the interest period and a 360-day year.  Interest due on each distribution date for the class A-IO notes will accrue from the 25th day of the prior month (or in the case of the first distribution date, from the closing date) to but excluding the 25th day of the current month, based on 30-day months and a 360-day year.  Based on the expected closing date, for the initial interest period, the class A-IO notes will receive 65 days of interest.

Interest on the Auction Rate Notes.  The interest rate for the auction rate notes will be reset on each interest rate adjustment date to the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Except for auction rate notes that have a daily auction period, interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes and, for auction periods greater than 30 days, on the monthly distribution dates.  For auction rate notes that have a daily auction period, interest and, if applicable, principal on the auction rate notes will be payable on the first business day of each calendar month.

Determination of Interest Rates. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on the auction rate notes will be determined periodically by means of a “dutch auction.” In a dutch auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes that they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold pursuant to the auction procedures at a price equal to their then-outstanding principal balance plus, in the case of any auction during a daily auction period, accrued interest to the date of the sale or purchase.  The Bank of New York will serve as auction agent for the auction rate notes and initially Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., and UBS Securities LLC, will serve as broker-dealers for the auction rate notes. We anticipate that, following the closing date, the auction agent will enter into broker-dealer agreements with additional broker-dealers. The broker-dealers fees per year will not exceed the product of 0.20% and the outstanding principal balance of the auction rate notes.  The auction agent fees per year will not exceed the product of 0.005% and the outstanding principal balance of the auction rate notes.

In the auction, the following types of orders may be submitted:

•                  “hold orders”—an order by a current investor to hold its auction rate notes for the upcoming accrual period without regard to the auction rate;

•                  “sell orders”—an order by a current investor to sell a specified principal amount of its auction rate notes, regardless of the upcoming interest rate; and

•                  “bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes or that a current investor is willing to accept in order to continue to hold a specified principal amount of auction rate securities.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of its auction rate notes for which no order was received. The rate of interest on the auction rate notes for the initial interest period will be determined by those underwriters acting as broker dealers for the auction rate notes.

Carryover Interest.  If, for any auction period for any outstanding auction rate note, the auction rate exceeds the maximum rate, as determined as described above, then the applicable interest rate for the auction rate notes for that auction period will be the maximum rate and will not constitute an auction failure.  If the interest rate for a class of auction rate notes for any auction period is the maximum rate, then any amount of interest that would have accrued at the rate of interest determined pursuant to the auction procedures in excess of the maximum rate, together with any unpaid portion of any such excess from prior auction periods, will accrue as carryover interest.  The carryover interest will bear interest at a rate equal to one-month LIBOR from the auction rate note payment date for the auction period for which the carryover interest was calculated until paid or extinguished as described herein.  No reference to “principal” or “interest” herein or in the indenture includes within the meaning of the words any carryover interest or any interest accrued on any carryover interest.

The carryover interest (and interest accrued thereon) will be paid, if ever, on the auction rate notes on the next occurring auction rate note payment date, and each succeeding auction rate note payment date until paid, for each auction period subsequent to the auction period in which the carryover interest accrued, if and to the extent that funds are available pursuant to the terms of the indenture in an amount sufficient to pay all or the portion of the carryover interest.  The carryover interest (and interest accrued thereon) will be paid to the holders of the auction rate notes to which the carryover interest relates who hold the notes on the distribution date on which it is paid.  Carryover interest will not be paid to the holders of the auction rate notes who hold the notes during the auction period during which the carryover interest is first accrued.  Upon transfer of the auction rate notes the holder loses any right to such carryover interest unless it later acquires auction rate notes of the same class.

Any payment obligation for the carryover interest with respect to any outstanding auction rate notes is extinguished when the auction rate notes are paid at maturity.

Role of Broker-Dealer.  The broker-dealers have been appointed by the issuer or obligors of various auction rate securities to serve as a dealer in the related auctions for those securities and are paid by the issuer or obligors for their services.  The broker-dealers receive broker-dealer fees from such issuer or obligors at an agreed-upon annual rate that is applied to the principal amount of securities sold or successfully placed through such broker-dealer in such auctions.

The broker-dealers are designated in the broker-dealer agreements as the broker-dealers to contact existing auction rate noteholders and potential auction rate noteholders and solicit bids for the auction rate notes.  The broker-dealers will receive broker-dealers fees from the trust with respect to the auction rate notes sold or successfully placed through their in auctions for the auction rate notes.  A broker-dealer may share a portion of such fees with other dealers that submit orders through it that are filled in the auction for the auction rate notes.

Bidding by Broker-Dealers. The broker-dealers are permitted, but not obligated, to submit orders in auctions for the auction rate notes for their own respective account either as a buyer or seller and routinely do so in the auction rate securities market in their sole discretion.  If a broker-dealer submits an order for its own account, it would have an advantage over other bidders because that broker-dealer would have knowledge of the other orders placed through it in that auction for the auction rate notes and thus, could determine the rate and size of its order so as to increase the likelihood that (i) its order will be accepted in the auction for the auction rate notes and (ii) the auction for the auction rate notes will clear at a particular rate.  For this reason, and because the broker-dealers are appointed and paid by the trust to serve as broker-dealers in the auctions for the auction rate notes, the broker-dealers’ interests in serving as broker-dealers in an auction for the auction rate notes may differ from those of existing auction rate noteholders and potential auction rate noteholders who participate in auctions for the auction rate notes.  See “Role of Broker-Dealer.”  No broker-dealer would have knowledge of orders submitted to the auction agent by any other firm that is, or may in the future be, appointed to accept orders pursuant to a broker-dealer agreement.

Each broker-dealer routinely places bids in auctions generally for its own account to acquire securities for its inventory, to prevent an auction failure (which occurs if there are insufficient clearing bids and results in the auction rate being set at the maximum rate) or to prevent an auction from clearing at a rate that the broker-dealer believes does not reflect the market for such securities.  A broker-dealer may place one or more bids in an auction for the auction rate notes for its own account to acquire the auction rate notes for its inventory, to prevent an auction failure or to prevent auctions for the auction rate notes from clearing at a rate that the broker-dealer believes does not reflect the market for the auction rate notes.  A broker-dealer may place such bids even after obtaining knowledge of some or all of the other orders submitted through it.  When bidding in an auction for the auction rate notes for its own account, a broker-dealer also may bid inside or outside the range of rates that it posts in its price talk.  See “Price Talk.”

Each broker-dealer routinely encourages bidding by others in auctions generally for which it serves as broker-dealer.  A broker-dealer also may encourage bidding by others in auctions for the auction rate notes, including to prevent an auction failure or to prevent an auction for the auction rate notes from clearing at a rate that such broker-dealer believes does not reflect the market for the auction rate notes.  A broker-dealer may encourage such bids even after obtaining knowledge of some or all of the other orders submitted through it.

Bids by a broker-dealer or by those it may encourage to place bids are likely to affect (i) the auction rate — including preventing the auction rate from being set at the maximum rate or otherwise causing bidders to receive a lower rate than they might have received had the broker-dealer not bid or not encouraged others to bid and (ii) the allocation of the auction rate notes being auctioned — including displacing some bidders who may have their bids rejected or receive fewer auction rate notes than they would have received if the broker-dealer had not bid or encouraged others to bid.  Because of these practices, the fact that an auction for the auction rate notes clears successfully does not mean that an investment in the auction rate notes involves no significant liquidity or credit risk.  A broker-dealer is not obligated to continue to place such bids or to continue to encourage other bidders to do so in any particular auction for the auction rate notes to prevent an auction failure or an auction for the auction rate notes from clearing at a rate that broker-dealer believes does not reflect the market for the auction rate notes.  Investors should not assume that the broker-dealers will place bids or encourage others to do so or that auction failures will not occur.  Investors should also be aware that bids by a broker-dealer or by those it may encourage to place bids may cause lower auction rates to occur.

The statements herein regarding bidding by a broker-dealer apply only to a broker-dealer’s auction desk and any other business units of the broker-dealer that are not separated from the auction desk by an information barrier designed to limit inappropriate dissemination of bidding information.

In any particular auction for the auction rate notes, if all outstanding auction rate notes are the subject of submitted hold orders, the auction rate for the next succeeding auction period will be the all hold rate (such a situation is called an all hold auction).  If a broker-dealer holds any auction rate notes for its own account on an auction date, it is the broker-dealer’s practice to submit a sell order into the auction for the auction rate notes with respect to such auction rate notes, which would prevent that auction for the auction rate notes from being an all hold auction.  A broker-dealer may, but is not obligated to, submit bids for its own account in that same auction for the auction rate notes, as set forth above.

Price Talk. Before the start of an auction for the auction rate notes, a broker-dealer, in its discretion, may make available to its customers who are existing auction rate noteholders and potential auction rate noteholders the broker-dealers’s good faith judgment of the range of likely clearing rates for the auction for the auction rate notes based on market and other information.  This is known as price talk.  Price talk is not a guaranty that the auction rate established through the auction for the auction rate notes will be within the price talk, and existing auction rate noteholders and potential auction rate noteholders are free to use it or ignore it.  A  broker-dealer occasionally may update and change the price talk based on changes in trust credit quality or macroeconomic factors that are likely to result in a change in interest rate levels, such as an announcement by the Federal Reserve Board of a change in the Federal Funds rate or an announcement by the Bureau of Labor Statistics of unemployment numbers. Such broker-dealer will use its best efforts to communicate this information in a manner reasonably designed to make it available to all existing auction rate noteholders and potential auction rate noteholders that were given the original price talk. Existing auction rate noteholders and potential auction rate noteholders should confirm with their broker-dealer the manner by which the broker-dealer will communicate price talk and any changes to price talk.

All-or-Nothing Bids. The broker-dealers will not accept “all-or-nothing” bids (i.e., bids whereby the bidder proposes to reject an allocation smaller than the entire quantity bid) or any other type of bid that allows the bidder to avoid auction procedures that require the pro rata allocation of auction rate notes where there are not sufficient sell orders to fill all bids at the winning bid rate.

No Assurances Regarding Auction Outcomes. The broker-dealers provide no assurance as to the outcome of any auction.  The broker-dealers also do not  provide any assurance that any bid will be successful, in whole or in part, or that the auction for the auction rate notes will clear at a rate that a bidder considers acceptable.  Bids may be only partially filled, or not filled at all, and the auction rate on any auction rate notes purchased or retained in the auction for the auction rate notes may be lower than the market rate for similar investments.

The broker-dealers will not agree before an auction to buy auction rate notes from or sell auction rate notes to a customer after the auction.

Deadlines. Each particular auction for the auction rate notes has a formal deadline by which all bids must be submitted by the broker-dealers to the auction agent.  This deadline is called the “submission deadline.”  To provide sufficient time to process and submit customer bids to the auction agent before the submission deadline, each broker-dealer imposes an earlier deadline for all customers — called the “broker-dealer deadline” — by which bidders must submit bids to the broker-dealers.  The broker-dealer deadline is subject to change by the broker-dealers.  A broker-dealer will use its best efforts to make this information available by means reasonably expected to reach existing auction rate noteholders and potential auction rate noteholders. Existing auction rate noteholders and potential auction rate noteholders should consult with the broker-dealers as to its broker-dealer deadline.  Each broker-dealer may allow for correction of clerical errors after the broker-dealer deadline and prior to the submission deadline.  A broker-dealer may submit bids for its own account at any time until the submission deadline and may change bids it has submitted for its own account at any time until the submission deadline.  The auction procedures provide that until one hour after the auction agent completes the dissemination of the results of an auction, new orders can be submitted to the auction agent if such orders were received by a broker-dealer or generated by a broker-dealer for its own account prior to the submission deadline and the failure to submit such orders prior to the submission deadline was the result of force majeure, a technological failure or a clerical error.  In addition until one hour after the auction agent completes the dissemination of the results of an auction, a broker-dealer may modify or withdraw an order submitted to the auction agent prior to the submission deadline if the broker-dealer determines that such order contained a clerical error.  In the event of such a submission, modification or withdrawal the auction agent will rerun the auction, if necessary, taking into account such submission, modification or withdrawal.

Existing Auction Rate Noteholders’ Ability to Resell Auction Rate Notes May Be Limited. An existing auction rate noteholder may sell, transfer or dispose of an auction rate note (i) in an auction for the auction rate notes, only pursuant to a bid or sell order in accordance with the auction procedures, or (ii) outside an auction for the auction rate notes, only to or through a broker-dealer.

Existing auction rate noteholders will be able to sell all of the auction rate notes that are the subject of their submitted sell orders only if there are bidders willing to purchase all those auction rate notes in the auction for the auction rate notes.  If sufficient clearing bids have not been made, existing auction rate noteholders that have submitted sell orders will not be able to sell in the auction for the auction rate notes all, and may not be able to sell any, of the auction rate notes subject to such submitted sell orders.  As discussed above (see “Bidding by Broker-Dealers”), a broker-dealer may submit a bid in an auction for the auction rate notes to avoid an auction failure, but it is not obligated to do so.  There may not always be enough bidders to prevent an auction failure in the absence of a broker-dealer bidding in the auction for the auction rate notes for its own account or encouraging others to bid.  Therefore, auction failures are possible, especially if the trust’s credit were to deteriorate, if a market disruption were to occur or if, for any reason, the broker-dealers were unable or unwilling to bid.

Between auctions for the auction rate notes, there can be no assurance that a secondary market for the auction rate notes will develop or, if it does develop, that it will provide existing auction rate noteholders the ability to resell the auction rate notes on the terms or at the times desired by an existing auction rate noteholder.  A broker-dealer, in its own discretion, may decide to buy or sell the auction rate notes in the secondary market for its own account from or to investors at any time and at any price, including at prices equivalent to, below, or above par for the auction rate notes.  However, a broker-dealer is not obligated to make a market in the auction rate notes and may discontinue trading in the auction rate notes without notice for any reason at any time.  Existing auction rate noteholders who resell between auctions for the auction rate notes may receive an amount less than par, depending on market conditions.

If an existing auction rate noteholder purchased an auction rate note through a dealer which is not a broker-dealer for the auction rate notes, such existing auction rate noteholder’s ability to sell its auction rate notes may be affected by the continued ability of its dealer to transact trades for the auction rate notes through a broker-dealer.

The ability to resell the auction rate notes will depend on various factors affecting the market for the auction rate notes, including news relating to the trust, the attractiveness of alternative investments, investor demand for short term securities, the perceived risk of owning the auction rate notes (whether related to credit, liquidity or any other risk), the tax or accounting treatment accorded the auction rate notes (including U.S. generally accepted accounting principles as they apply to the accounting treatment of auction rate securities), reactions of market participants to regulatory actions (such as those described in “Securities and Exchange Commission settlements” below) or press reports, financial reporting cycles and market conditions generally.  Demand for the auction rate notes may change without warning, and declines in demand may be short-lived or continue for longer periods.

Resignation of the Auction Agent Under the Auction Agent Agreement or a Broker-Dealer Under the Broker-Dealer Agreement Could Impact the Ability to Hold Auctions. The auction agent agreement provides that the auction agent may resign from its duties as auction agent by giving at least 30 days notice to the indenture trustee, the trust and each broker-dealer and does not require, as a condition to the effectiveness of such resignation, that a replacement auction agent be in place if its fee has not been paid.  The broker-dealer agreements provide that the broker-dealers may resign upon 30 days notice or suspend their duties immediately, in certain circumstances, and does not require, as a condition to the effectiveness of such resignation or suspension, that a replacement broker-dealer be in place.  For any auction period during which there is no duly appointed auction agent or broker-dealer, it will not be possible to hold auctions for the auction rate notes, with the result that the interest rate on the auction rate notes will be determined as described in the auction procedures.

Securities and Exchange Commission Settlements. On May 31, 2006, the SEC announced that it had settled its investigation of fifteen firms (the “settling broker-dealers”) that participate in the auction rate securities market, regarding their respective practices and procedures in this market.  The SEC alleged in the settlement that the firms had managed auctions for auction rate securities in which they participated in ways that were not adequately disclosed or that did not conform to disclosed auction procedures.  As part of the settlement, the settling broker-dealers agreed to pay civil penalties.  In addition, each settling broker-dealer, without admitting or denying the SEC’s allegations, agreed to provide to customers written descriptions of its material auction practices and procedures and to implement procedures reasonably designed to detect and prevent any failures by that settling broker-dealer to conduct the auction process in accordance with disclosed procedures.

In addition on January 9, 2007, the SEC announced that it had settled its investigation of three banks, including The Bank of New York (the “settling auction agents”), that participate as auction agents in the auction rate securities market, regarding their respective practices and procedures in this market.  The SEC alleged in the settlement that the settling auction agents allowed broker-dealers in auctions to submit bids or revise bids after the submission deadlines and allowed broker-dealers to intervene in auctions in ways that affected the rates paid on the auction rate securities.  As part of the settlement, the settling auction agents agreed to pay civil penalties.  In addition, each settling auction agent, without admitting or denying the SEC’s allegations, agreed to provide to broker-dealers and issuers written descriptions of its material auction practices and procedures and to implement procedures reasonably designed to detect and prevent any failures by that settling auction agent to conduct the auction process in accordance with disclosed procedures.

Changes in Auction Period. The auction agent may, from time to time on any auction rate note payment date, change the length of the auction period with respect to the related class of auction rate notes among daily, seven-days, 28-days, 35-days, three months, six months or another auction period, but in no case greater than 270 days, in order to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by such notes.  The auction agent shall initiate the change in the length of the auction period by giving written notice to the trust, the indenture trustee and the broker-dealers that the auction period shall change  and the proposed effective date of the change, at least 10 business days prior to the auction date for such auction period.  The change in length of the auction period shall take effect only if sufficient clearing bids exist at the auction on the auction date for such new auction period.  For purposes of the auction for such new auction period only, except to the extent any existing owner submits an order with respect to the related class of auction rate notes, each existing owner shall be deemed to have submitted sell orders with respect to all of its notes of such class if the change is to a longer auction period and a hold order if the change is to a shorter auction period.  If there are not sufficient clearing  bids for the first auction period, the auction rate for the new auction period shall be the maximum rate, and the auction period shall be a seven-day auction period.

Changes in the Auction Date. The auction agent may specify an earlier or later auction date (but in no event more than five business days earlier or later) for a class of auction rate notes other than the auction date that would otherwise be determined in accordance with the auction procedures in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date and the interest rate borne by the related class of auction rate notes.  The auction agent shall provide notice of an earlier auction date for an auction period by means of a written notice delivered at least 45 days prior to the proposed changed auction date to the trust, the indenture trustee and the broker-dealers.

Distributions of Principal.  Principal on the offered notes (other than the class A-IO notes) will be made or allocated on each distribution date, to the extent of Available Funds, in an amount equal to the Principal Distribution Amount for the distribution date, until the principal balance of the notes is reduced to zero.  Principal payments on the notes will generally be derived from Available Funds remaining after the distribution of transaction fees, interest and certain other amounts. Principal payments on the auction rate notes will be made in $25,000 lots.

The Principal Distribution Amount on the notes will be applied:  (1) to the class A-1-L notes, until paid in full, then (2) to the class A-2-AR-1 notes, until paid in full, then (3) to the class A-2-AR-2 notes, until paid in full, then (4) to the class A-2-AR-3 notes, until paid in full, then (5) to the class A-2-AR-4 notes, until paid in full, and finally (6) pro rata, to the class A-3-L notes and class A-3-AR notes, until paid in full provided that the pro rata allocation of Principal Distribution Amount to the class A-3-AR notes will be applied first to the class A-3-AR-1 notes, until paid in full, then to the class A-3-AR-2 notes, until paid in full, then to the class A-3-AR-3 notes, until paid in full,  then to the class A-3-AR-4 notes, until paid in full, then to the class A-3-AR-5 notes, until paid in full, then to the class A-3-AR-6 notes, until paid in full, and finally to the class A-3-AR-7 notes, until paid in full.  The aggregate outstanding principal amount of each class of notes will be payable in full on the final maturity date for that class of notes.

On the final maturity date for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero.  Although the maturity of certain of the trust student loans will extend well beyond the final maturity date for the notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of notes are paid may be earlier than the final maturity date for that class of notes, based on a variety of factors.

Turbo of Principal.  On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (11) below under “Distributions and Payments—Distributions from the Collection Account” will be distributed as principal in addition to principal distribution amounts due under clause (9) below under “Distributions and Payments—Distributions from the Collection Account”.

A Turbo Trigger will be in effect if:

(a)   The outstanding pool balance is equal to or less than 10% of the pool balance as of the cut off date; or

(b)   The Cumulative Default Rate exceeds 10%; provided, however, that with respect to clause (b), a Turbo Trigger will not have occurred if TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

Accounts

The administrator will establish and maintain separate segregated accounts as follows:  the collection account, the future distribution account and the reserve account.  We refer to these accounts collectively as the “trust accounts.”  Each account will be established in the name of the indenture trustee on behalf of the noteholders and the trust.  In addition, TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to the TERI security agreement.  Amounts pledged pursuant to the TERI security agreement will be held by the indenture trustee in a separate TERI pledge fund.  The cost of issuance account does not constitute an account held by the indenture trustee as part of the trust’s property and does not secure payment of the notes.

Funds in the trust accounts will be invested as provided in the indenture in eligible investments.  Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds, guaranteed investment contracts and other investments acceptable to the rating agencies and the note insurer.  Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the related distribution date or, in the case of guaranteed investment contracts, that permit withdrawal of invested funds as required by the indenture.  Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the collection account on each distribution date and will be treated as collections of interest on the trust student loans.

The trust accounts will be maintained as eligible deposit accounts.  Any trust accounts may be maintained with the sellers or any of their affiliates, if the accounts qualify as eligible deposit accounts; provided, however, that at all times when any accounts are held by the sellers, or any of their affiliates, the accounts will be segregated accounts.

Collection Account.  On or about the third business day prior to each distribution date, the administrator will provide the indenture trustee with certain information with respect to the distributions to be made on the distribution date.

On or before the business day prior to each distribution date, the administrator will cause (or will cause the servicers and the indenture trustee to cause) the amount of Available Funds to be deposited into the collection account.

Reserve Account.  The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately $351,000,000.  The amount on deposit in the reserve account to the extent used will be replenished up to the required reserve amount on each distribution date from the amount of Available Funds remaining after payment of the prior amounts set forth under “Distributions and Payments.”

Funds will be withdrawn from the reserve account to the extent that the amount of Available Funds is insufficient to pay any of the items specified in clauses (1) through (5) under “Distributions and Payments—Distributions from the Collection Account,” on any distribution date and to the extent that the amount of funds is insufficient to pay any of the items specified in clauses “First” and “Second” under “Distributions and Payments—Distributions from the Future Distribution Account.”  These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (1) through (5) on a distribution date.  Starting with the November 2007 distribution date, the required aggregate amount of funds in the reserve account will step-down according to the schedule below.

If on any distribution date the aggregate principal amount of the notes is less than or equal to the amount on deposit in the reserve account, then all remaining funds in the reserve account will be transferred to the collection account and distributed as principal on the notes to reduce the principal amount of each class of notes to zero.  In addition, on the final maturity dates for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero.

If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in November 2007 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the respective amount listed below for that distribution date:

Distribution Date	Amount	Distribution Date	Amount
November 2007	$335,000,000	December 2009	$96,000,000
December 2007	$327,000,000	January 2010	$89,900,000
January 2008	$318,200,000	February 2010	$84,300,000
February 2008	$308,800,000	March 2010	$80,800,000
March 2008	$299,400,000	April 2010	$75,800,000
April 2008	$288,800,000	May 2010	$71,400,000
May 2008	$278,100,000	June 2010	$67,300,000
June 2008	$267,300,000	July 2010	$63,700,000
July 2008	$257,000,000	August 2010	$59,600,000
August 2008	$246,500,000	September 2010	$55,600,000
September 2008	$236,500,000	October 2010	$52,000,000
October 2008	$226,700,000	November 2010	$46,400,000
November 2008	$216,000,000	December 2010	$40,700,000
December 2008	$207,400,000	January 2011	$36,800,000
January 2009	$198,300,000	February 2011	$34,600,000
February 2009	$189,100,000	March 2011	$33,300,000
March-09	$180,900,000	April 2011	$30,500,000
April 2009	$171,700,000	May 2011	$26,700,000
May 2009	$163,000,000	June 2011	$22,500,000
June 2009	$153,900,000	July 2011	$18,600,000
July 2009	$144,600,000	August 2011	$14,600,000
August 2009	$134,700,000	September 2011	$10,700,000
September 2009	$123,900,000	October 2011	$7,600,000
October 2009	$113,000,000	November 2011 and thereafter	$7,320,000
November 2009	$103,900,000

any excess funds in the reserve account will be deposited into the collection account for distribution as Available Funds on the distribution date to the persons and in the order of priority specified for distributions.  Upon any distribution to the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, these amounts.  Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.

If there are insufficient Available Funds in the collection account to pay the trust’s fees and expenses, and there are no amounts on deposit in the reserve account, The First Marblehead Corporation, in its sole discretion, will have the right, but not the obligation, to advance funds to the collection account.  The First Marblehead Corporation will be reimbursed for advances as described under “Distributions and Payments.”

Future Distribution Account.  On or prior to the 3rd business day before each distribution date that is not a auction rate note payment date, the administrator will instruct the indenture trustee to transfer funds on deposit in the collection account to the future distribution account, on or before such distribution as described in clause (2), clause (5) and clause (9) below under “Description of the Notes—Distributions and Payments—Distributions from Collection Account.”

Distributions and Payments

Distributions from the Future Distribution Account.  On each auction rate note payment date that is not a distribution date, the indenture trustee will make the following distributions:

•             First, from amounts on deposit in the future distribution account allocated to the auction agent and the broker-dealers, and then from amounts on deposit in the collection account and the reserve account, pro rata, to the auction agent and the broker-dealers, their fees and expenses;

•             Second, from amounts on deposit in the future distribution account to pay interest on that class of auction rate notes, and then from amounts on deposit in the collection account and the reserve account, to that class of auction rate notes, an amount equal to the interest payable thereon; and

•             Third, from amounts on deposit in the future distribution account to pay principal on that class of auction rate notes, if any, to that class of auction rate notes.

The following chart summarizes the distributions that will be made on each auction rate note interest payment date that is not a distribution date:

FUTURE DISTRIBUTION ACCOUNT (Collection account if insufficient funds in future distribution account)
¯
1st	BROKER-DEALERS; AUCTION AGENT (Fees)
¯
2nd	AUCTION RATE NOTES (Interest)
¯
3rd	AUCTION RATE NOTES (Principal)

Distributions from the Collection Account.  On each distribution date, the following deposits and distributions will be made in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period.

(1)           Pro rata:  indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any related Irish paying agent agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicing fees and expenses with respect to the trust student loans due on the distribution date and all prior unpaid servicing fees and expenses allocated to the trust student loans up to the amount specified in the servicing agreement; note insurer premiums and expenses up to the amount specified in the note guaranty premium letter; administrator fees and expenses with respect to the trust student loans up to the amount specified in the administration agreement; and back-up administrator fees and expenses up to the amount specified in the back-up administration agreement; and, to the extent the distribution date is also an auction rate note payment date, any auction agent fees and expenses up to the amount specified in the auction agency agreement; and any broker-dealer fees and expenses up to the amount specified in the broker-dealer agreement;

(2)           To the future distribution account, an amount necessary to provide for any auction agent fees and expenses up to the amount specified in the auction agency agreement and any broker-dealer fees and expenses up to the amount specified in the broker-dealer agreement for each class of auction rate notes payable on the next auction rate note payment date;

(3)           To TERI, the additional guaranty fees pursuant to the TERI guaranty agreements, which will be deposited into the TERI pledge fund;

(4)           Pro rata:  (i) to the holders of each class of floating rate notes and the class A-IO notes, the Interest Distribution Amount for the floating rate notes and the class A-IO notes on a pro rata basis; and (ii) to the holders of each class of auction rate notes for which the distribution date is also an auction rate note payment date, the Interest Distribution Amount for that of auction rate notes, on a pro rata basis;

(5)           To the future distribution account, an amount necessary to provide for the expected interest, excluding any carryover interest due on the auction rate notes, at each of the auction rate note payment dates occurring prior to the next distribution date as described under “Accounts”;

(6)           To the reserve account, an amount, if any, necessary to reinstate the reserve account to the required reserve amount;

(7)           To TERI (or the TERI pledge fund), to purchase rehabilitated trust student loans;

(8)           To the note insurer, all amounts due and owed under the insurance agreement with the note insurer relating to the note guaranty insurance policy for reimbursement for insured payments on the notes together with any required interest thereon;

(9)           The Principal Distribution Amount to the holders of (i) the class A-1-L notes, until paid in full, then (ii) the class A-2-AR-1 notes or to the future distribution account, as the case may be, until paid in full, then (iii) the class A-2-AR-2 notes or to the future distribution account, as the case may be, until paid in full, then (iv) the class A-2-AR-3 notes or to the future distribution account, as the case may be, until paid in full, then (v) the class A-2-AR-4 notes or to the future distribution account, as the case may be, as the case may be, until paid in full, and finally (vi) pro rata, the class A-3-L notes and class A-3-AR notes, until paid in full provided that the pro rata allocation of Principal Distribution Amount to the holders of the class A-3-AR notes will be applied first to the class A-3-AR-1 notes or to the future distribution account, as the case may be, until paid in full, then to the class A-3-AR-2 notes or to the future distribution account, as the case may be, until paid in full, then to the class A-3-AR-3 notes, or to the future distribution account, as the case may be, until paid in full,  then to the class A-3-AR-4 notes, or to the future distribution account, as the case may be, until paid in full, then to the class A-3-AR-5 notes, or to the future distribution account, as the case may be, until paid in full, then to the class A-3-AR-6 notes, or to the future distribution account, as the case may be, until paid in full, and finally to the class A-3-AR-7 notes, or to the future distribution account, as the case may be, until paid in full, the Principal Distribution Amount;

(10)         To the note insurer, any note insurer indemnity payments and any other amounts due and owed under the insurance agreement, together with any required interest thereon;

(11)         Pro rata:  any unreimbursed advances to The First Marblehead Corporation and for all amounts in excess of the maximum amounts specified in clause (1), for indenture trustee and paying agent fees and expenses pursuant to the indenture and any related Irish paying agent agreement; owner trustee fees and expenses pursuant to the trust agreement; indemnities, fees and expenses of the servicers; note insurer premiums and expenses pursuant to the note guaranty insurance policy; the portion of the administration fee and expenses allocated to the notes and all unpaid administration fees and expenses from prior Collection Periods allocated to the notes; back-up administrator fees and expenses; auction agent fees; and expenses and broker-dealer fees and expenses;

(12)         If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal allocated among the noteholders as described in clause (9) until paid in full;

(13)         To the holders of the auction rate notes, any Carryover Interest Distribution Amount;

(14)         To the holders of the class A-IO notes, any prepayment penalty amounts owing for that distribution date and any prepayment penalty amounts remaining unpaid from prior distribution dates, together with interest thereon at the class  A-IO note interest rate; and

(15)         To the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders, any remaining amounts.

Upon any distribution to The First Marblehead Corporation or the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, those amounts.

The following chart summarizes the distributions that will be made to the noteholders on each distribution date:

Credit Enhancement

Excess Interest.  Excess interest is created when interest collections received on the trust student loans during a Collection Period and related investment earnings exceed the interest on the notes at the related Note Interest Rates and certain fees and expenses of the trust.  Excess interest with respect to the trust student loans is intended to provide “first loss” protection for the notes.  Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds.  There can be no assurance as to the rate, timing or amount, if any, of excess interest.  The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment.  Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the owner trust certificateholders and will not be available on subsequent distribution dates to make payments on any class of the notes.

Note Insurance Policy.  On the closing date, Ambac Assurance Corporation will issue a note guaranty insurance policy for the offered notes pursuant to which it will irrevocably and unconditionally guarantee payment of the Insured Payments, as described in this prospectus supplement.  The note insurer will be entitled to consent to certain actions as described herein, until the note insurer no longer provides a note guaranty insurance policy for any outstanding series of notes.

In addition, so long as the note guaranty insurance policy for the offered notes has not been terminated and the note insurer is not in default under the policy, the note insurer will be deemed to be the noteholders for purposes of exercising any consent, voting or waiver rights of the noteholders.  See “The Note Insurer and The Note Guaranty Insurance Policy.”

Reserve Account.  The reserve account is intended to enhance the likelihood of timely receipt by the noteholder of the full amount of interest due to them and to decrease the likelihood that holders will experience losses.  In certain circumstances, however, the reserve account could be depleted.

Owner Trust Certificates

On the closing date, the trust will issue privately a single class of owner trust certificates to the depositor and TERI.  The owner trust certificates will represent the beneficial ownership interests in the trust’s assets.  The owner trust certificates will not have a principal balance and will not bear interest.  On each distribution date, the owner trust certificates will not be entitled to any distributions with respect to Available Funds until all amounts owed to the noteholders have been paid.  Once a distribution has been made in respect of the owner trust certificates, it will not be available to pay any of the noteholders.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificates and not as representing an ownership interest in the assets of the trust or an equity interest in the trust.  In addition, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation or a “publicly traded partnership” as defined in Treasury regulation section 1.7704-1.

Prospective investors in the notes should see “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the trust and purchasers of the notes.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code impose certain fiduciary and prohibited transaction restrictions on:

(a)           Employee benefit plans as defined in section 3(3) of ERISA, subject to Title I of ERISA;

(b)           Plans described in section 4975(e)(1) of the Code, subject to section 4975(c) of the Code, including individual retirement accounts or Keogh plans;

(c)           Any entities whose underlying assets include plan assets by reason of an investment in these entities by a plan described in (a) or (b); and

(d)           Persons who have certain specified relationships to these Plans—these persons are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code.

We refer to entities described in (a), (b) and (c) as “Plans.”

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment.  ERISA also imposes various duties on persons who are fiduciaries of Plans and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

The depositor, the servicers, the indenture trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates may be the sponsor of or investment advisor for one or more Plans.  Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.  Accordingly, the purchase of notes using the assets of any Plan may be restricted if the depositor, the servicers, the indenture trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates has investment authority over those assets.

In addition, under a regulation issued by the United States Department of Labor called the “Plan Asset Regulation,” if a Plan makes an “equity” investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply.  The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.  If the notes are treated as debt for purposes of the Plan Asset Regulation, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan.  If, however, the notes are treated as “equity” for purposes of the Plan Asset Regulation, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust.  Although there can be no assurances in this regard, it appears that the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulation.

Although it is not free from doubt, it also appears that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Asset Regulation.  There is, however, increased uncertainty regarding the characterization of a debt instrument that does not carry an investment grade rating.  Consequently, in the event of a withdrawal or downgrade to below investment grade of the ratings of any notes, any subsequent transfer of such notes or any interest therein to a trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer will be restricted.  A prospective transferee (including any purchaser in the initial transfer of the notes) of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, will be deemed to represent that at the time of such transfer the notes are rated at least investment grade; that such transferee believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation, and agrees to so treat the notes; and that the acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Code.  Alternatively, a prospective transferee of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, may provide the indenture trustee or owner trustee, as applicable, an opinion of counsel satisfactory to such trustee, which opinion will not be at the expense of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicers, the indenture trustee or the owner trustee, that the purchase, holding and transfer of the notes or interests therein is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the trust, the depositor, the administrator, the underwriters, the servicers, the indenture trustee or the owner trustee to any obligation in addition to those undertaken in the indenture or trust agreement, as applicable.

Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances as well as refer to the “ERISA Considerations” section in the prospectus.  Moreover, each Plan fiduciary should take into account, among other considerations:

•                  Whether the fiduciary has the authority to make the investment;

•                  Whether the investment constitutes a direct or indirect transaction with a Party in Interest;

•                  The diversification by type of asset of the Plan’s portfolio;

•                  The Plan’s funding objectives;

•                  The tax effects of the investment; and

•                  Whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about September 20, 2007 against payment in immediately available funds and also Clearstream Banking, société anonyme, Luxembourg and Euroclear in Europe.

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the trust will sell the offered notes to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount or notional amount of each class of offered notes set forth opposite its name.

	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Goldman, Sachs & Co.	UBS Securities LLC	Banc of America Securities LLC	Total
Class A-1-L Notes	$59,800,000	$18,025,000	$53,000,000	$17,512,500	$1,662,500	$150,000,000

Class A-2-AR-1 Notes	$94,200,000	$0	$0	$0	$0	$94,200,000

Class A-2-AR-2 Notes	$0	$0	$94,200,000	$0	$0	$94,200,000

Class A-2-AR-3 Notes	$0	$0	$0	$94,200,000	$0	$94,200,000

Class A-2-AR-4 Notes	$0	$0	$0	$0	$31,400,000	$31,400,000

Class A-3-L Notes	$219,287,500	$66,112,500	$194,312,500	$64,212,500	$6,075,000	$550,000,000

Class A-3-AR-1 Notes	$67,500,000	$0	$0	$0	$0	$67,500,000

Class A-3-AR-2 Notes	$67,500,000	$0	$0	$0	$0	$67,500,000

Class A-3-AR-3 Notes	$0	$0	$67,500,000	$0	$0	$67,500,000

Class A-3-AR-4 Notes	$0	$0	$67,500,000	$0	$0	$67,500,000

Class A-3-AR-5 Notes	$0	$0	$0	$67,500,000	$0	$67,500,000

Class A-3-AR-6 Notes	$0	$0	$0	$67,500,000		$67,500,000

Class A-3-AR-7 Notes	$0	$0	$0	$0	$45,000,000	$45,000,000

Class A-IO Notes	35%	6%	33%	21%	5%	$309,855,000

Total	$508,287,500	$84,137,500	$476,512,500	$310,925,000	$84,137,500	$1,464,000,000

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased.  The trust has been advised by the underwriters that the underwriters propose initially to offer the offered notes at the respective prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.138% per class A-1-L note, 0.192% per class A-2-AR-1 note, 0.192% per class A-2-AR-2 note, 0.192% per class A-2-AR-3 note, 0.192% per class A-2-AR-4 note, 0.168% per class A-3-L note, 0.192% per class A-3-AR-1 note, 0.192% per class A-3-AR-2 note, 0.192% per class A-3-AR-3 note, 0.192% per class A-3-AR-4 note, 0.192% per class A-3-AR-5 note, 0.192% per class A-3-AR-6 note, 0.192% per class A-3-AR-7 note and 0.073% per class A-IO note.  The underwriters may allow and dealers may reallow to other dealers a discount not in excess of  0.069% per class A-1-L note, 0.096% per class A-2-AR-1 note, 0.096% per class A-2-AR-2 note, 0.096% per class A-2-AR-3 note, 0.096% per class A-2-AR-4 note, 0.084% per class A-3-L note, 0.096% per class A-3-AR-1 note, 0.096% per class A-3-AR-2 note, 0.096% per class A-3-AR-3 note, 0.096% per class A-3-AR-4 note, 0.096% per class A-3-AR-5 note, 0.096% per class A-3-AR-6 note, 0.096% per class A-3-AR-7 note and 0.037% per class A-IO note.  After the initial offering, prices, concessions and reallowances may be changed.

The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel.  The underwriters are committed to take and pay for all of the offered notes if any are taken.  The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the offered notes.

The underwriters propose to offer the offered notes for resale initially at the offering price set forth on the cover page hereof.  After the initial offering, the offering price and other selling terms may be changed at any time without notice.

The trust has informed the underwriters that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

The offered notes are new issues of securities with no established trading market.  The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the offered notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities, including the sale of student loans, certain of which will be included in this transaction, with The First Marblehead Corporation, the depositor and their affiliates.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account or may enter into derivative transactions with respect to the notes after they are sold by the underwriters to purchasers.  The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale. Sales may be made in connection with a securitization transaction involving an unrelated issuing entity or may involve synthetic, derivative or other transactions and one or more purchasers may enter into derivative or other transactions in relation to the notes with the underwriters or their affiliates. Such underwriter or such affiliate may also enter into derivative, hedging or other transactions in relation to the notes with other third parties.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes.  The lead underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes.  This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

Each underwriter has represented and agreed that:

(a)          It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

(b)          It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended.  The offered notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

LEGAL MATTERS

Certain legal matters relating to the offered notes will be passed upon for the trust and the administrator by Thacher Proffitt & Wood LLP, New York, New York, and for the underwriters by McKee Nelson LLP.  Certain federal income tax and other matters will be passed upon for the trust by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to the issuance of the class A-1-L notes, class A-2-AR-1 notes, class A-2-AR-2 notes, class A-2-AR-3 notes, class A-2-AR-4 notes, class A-3-L notes, class A-3-AR-1 notes, class A-3-AR-2 notes, class A-3-AR-3 notes, class A-3-AR-4 notes, class A-3-AR-5 notes, class A-3-AR-6 notes, class A-3-AR-7 notes and class A-IO notes that they be rated in the highest rating category of at least two of the three rating agencies.  The ratings assigned to the offered notes will be issued based on the financial strength rating of the note insurer.  No application was made to any other rating agency for the purpose of obtaining additional ratings of the offered notes.

Any ratings, if assigned, reflect only the view of the rating agency rating the offered notes.  Any explanation of the significance of the ratings may be obtained only from the rating agency.  The trust has furnished to the rating agencies certain information and materials, some of which may not have been included in this prospectus supplement, relating to the offered notes.  Generally, rating agencies base their ratings on that information and materials and on investigation, studies and assumptions made by the rating agencies.  There can be no assurance that ratings when assigned will continue for any given period of time.

EXPERTS

The financial statements of TERI as of and for the years ended June 30, 2005, June 30, 2006 and June 30, 2007 included in this prospectus supplement at Annex I have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2006, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

LEGAL PROCEEDINGS

To the knowledge of the issuer, there are no legal proceedings pending or proceedings by governmental authorities contemplated against the sponsor, depositor, indenture trustee, owner trustee, issuer, TERI, any servicer or any seller that are material to noteholders.

LISTING AND GENERAL INFORMATION

Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved.  The approval from the Financial Regulator in Ireland relates only to the offered notes which are to be admitted to trading on the regulated market of the Irish Stock Exchange.  Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market.  There can be no assurance that such listing will be obtained.

Each of the offered notes, the indenture, the administration agreement and the back-up administration agreement will be governed by the laws of the State of New York.  The trust agreement will be governed by the laws of the State of Delaware.  The deposit and security agreement will be governed by the laws of the Commonwealth of Massachusetts.  The PHEAA servicing agreement will be governed by the laws of the Commonwealth of Pennsylvania.

Since its formation, the trust has not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issuance of the offered notes.  Nor, so far as the trust is aware, are any such proceedings pending or threatened.

The issuance of the offered notes was authorized by a unanimous written consent of the managers of the depositor on January 22, 2007, August 14, 2007 and September 12, 2007.

Since its formation, the trust has not commenced operations and no accounts have been made up.

The trust is not required by Delaware state law and does not intend to publish any financial statements.  The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee’s attention has occurred.

GLOSSARY
FOR PROSPECTUS SUPPLEMENT

In addition to the terms defined below, investors should also review the terms defined in the section captioned “The Note Insurer and the Note Guaranty Insurance Policy.”

“Available Funds” means, with respect to any distribution date, the sum of the following amounts received with respect to the preceding Collection Period to the extent not previously distributed:

(a)           All collections received by the servicers (or any sub-servicer acting on its behalf) on the trust student loans (including any guaranty payments received), but net of any applicable administrative fees, a portion of any late fees or similar fees received from a borrower;

(b)           All liquidation proceeds and all Recoveries in respect of liquidated student loans which were written off in prior Collection Periods;

(c)           The aggregate Purchase Amounts received for trust student loans repurchased by a seller or the servicers during the Collection Period;

(d)           Investment earnings for the distribution date;

(e)           Amounts withdrawn from the reserve account in excess of the required reserve amount and deposited into the collection account;

(f)            Amounts on deposit in the future distribution account;

(g)           Any amounts advanced by The First Marblehead Corporation in its discretion; and

(h)           Any proceeds received in connection with the sale of the trust student loans, or sums collected by the indenture trustee pursuant to the indenture; provided, however, that Available Funds will exclude all payments and proceeds (including liquidation proceeds) of any trust student loans, the related Purchase Amount of which has been included in Available Funds for a prior distribution date; provided, further, that if on any distribution date there would not be sufficient funds, after application of Available Funds and amounts available from the reserve account and future distribution account, to pay any of the items specified in clauses (1) through (6) as described in “Description of the Notes—Distributions and Payments—Distributions from Collection Account” for the distribution date, then Available Funds for the distribution date will include, in addition to the Available Funds, amounts being held by the indenture trustee, or on deposit in the collection account, which would have constituted Available Funds for the distribution date succeeding the distribution date, up to the amount necessary to pay the items specified in clauses (1) through (6) as described in “Description of the Notes—Distributions and Payments—Distributions from Collection Account,” and the Available Funds for the succeeding distribution date will be adjusted accordingly.

“Carryover Interest Distribution Amount” means, with respect to any distribution date, any accrued and unpaid carryover interest for that class of auction rate notes from prior interest periods, together with interest at a rate equal to one-month LIBOR from the auction rate note payment date for the auction period for which the carryover interest was calculated on the unpaid carryover interest.

“Collection Period” means, with respect to the first distribution date, the period beginning on Cut Off Date and ending on October 31, 2007, and with respect to each subsequent distribution date, the

G-1

Collection Period means the calendar month immediately following the end of the previous Collection Period.

“Cumulative Default Rate” means the percentage equivalent of the fraction the numerator of which is the aggregate principal balance of the trust student loans which are defaulted trust student loans as of the end of the related Collection Period and the denominator of which is the aggregate principal balance of the trust student loans acquired by the trust on the closing date as of the cut off date.

“Interest Distribution Amount” means, with respect to any distribution date for a class of offered notes, the aggregate amount of interest accrued at the applicable Note Interest Rate for the related interest period on the outstanding principal balance (or notional amount, as applicable) of such class on the immediately preceding distribution date, after giving effect to all principal distributions (or related reduction in notional amount, as applicable), to noteholders of that class on that date (or, in the case of the first distribution date, on the closing date).

“Note Interest Rate” means with respect to any interest period:

(a)           In the case of the class A-1-L notes, and class A-3-L notes, the interest rate per annum equal to the sum of one-month LIBOR (or in the case of the initial interest period, the blended LIBOR rate calculated under “Description of the Notes—The Notes”) plus the margins listed on the cover page of this prospectus supplement;

(b)           In the case of the class A-IO notes, 5.5864% per annum; and

(c)           The applicable auction rate with respect to the auction rate notes.

“Pool Balance” means at any time the aggregate principal balance of the trust student loans at the end of the preceding Collection Period (including accrued interest thereon for the Collection Period to the extent interest will be capitalized upon commencement of repayment or during deferment or forbearance).

“Principal Distribution Amount” means, with respect to any distribution date, the amount necessary, so that (a) the sum of the Pool Balance at the end of the preceding Collection Period plus the amounts on deposit in the reserve account and future distribution account after payments on that distribution date equals (b) 103% of the outstanding principal balance of the offered notes after payments on that distribution date; provided, however, that the Principal Distribution Amount will not exceed the outstanding principal balance of the offered notes.  In addition, on the final maturity date for each related class of offered notes, the principal required to be distributed to that class of offered notes will include the amount required to reduce the outstanding principal balance of that class of offered notes to zero.

“Purchase Amount” means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective trust student loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment.

“Recoveries” means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which the trust student loan became a liquidated student loan, net of the sum of any amounts expended by the servicers (or any sub-servicer acting on its behalf) for the account of any obligor and any amounts required by law to be remitted to the obligor.

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ANNEX I

THE EDUCATION RESOURCES INSTITUTE, INC.

CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2006 AND JUNE 30, 2005

CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2007 AND JUNE 30, 2006

Consolidated Financial Statements
for the Years Ended June 30, 2006 and June 30, 2005

Consolidated Financial Statements
for the Years Ended June 30, 2007 and June 30, 2006

The Education Resources

Institute, Inc. and Subsidiary

Consolidated Financial Statements

June 30, 2006 and 2005

The Education Resources Institute, Inc. and Subsidiary

Index

June 30, 2006 and 2005

Report of Independent Auditors

Consolidated Financial Statements

Statements of Financial Position

Statements of Activities and Changes in Net Assets

Statements of Cash Flows

Notes to Financial Statements

Supplemental Consolidating Schedules

Statement of Financial Position

Statement of Activities and Changes in Net Assets

Report of Independent Auditors

To the Board of Directors of
The Education Resources Institute, Inc. and Subsidiary

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. (“TERI”) and its subsidiary at June 30, 2006 and 2005, and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental consolidating schedules are presented for the purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

September 25, 2006

1

The Education Resources Institute, Inc. and Subsidiary

Consolidated Statements of Financial Position

June 30, 2006 and 2005

	2006	2005
Assets
Cash and equivalents	$78,087,473	$16,256,475
Restricted cash and equivalents	89,462,539	52,414,002
Marketable securities	294,101,627	226,063,474
Receivables
Guarantee fees	23,636,717	21,767,017
Accrued interest	2,961,003	1,600,183
Other	3,688,788	2,624,830
Total receivables	30,286,508	25,992,030
Notes receivable	4,536,647	5,292,145
Other assets, net	464,968	629,243
Student loans
Student loans receivable	7,056,549	10,313,378
Receivables recoverable on claim payments	59,050,105	42,687,459
Total student loans	66,106,654	53,000,837
Residual interest in securitized portfolios	100,219,192	68,138,349
Total assets	$663,265,608	$447,786,555

Liabilities and Net Assets
Accounts payable and accrued expenses	$1,879,547	$1,655,255
Due to First Marblehead Education Resources	10,446,966	8,751,293
Liability for outstanding checks	43,878,748	—
Accrued pension liability	510,414	862,186
Deferred revenue - other	894,300	895,661
Deferred guarantee fees	36,387,132	25,326,303
Loan loss reserves	352,465,877	254,139,822
Bonds payable	6,030,000	9,410,000
Total liabilities	452,492,984	301,040,520

Net assets
Unrestricted
Undesignated	195,479,396	131,452,807
Board-designated	13,293,228	13,293,228
Permanently restricted	2,000,000	2,000,000
Total net assets	210,772,624	146,746,035
Total liabilities and net assets	$663,265,608	$447,786,555

The accompanying notes are an integral part of these consolidated financial statements.

2

The Education Resources Institute, Inc. and Subsidiary

Consolidated Statements of Activities and Changes in Net Assets

Years Ended June 30, 2006 and 2005

	2006	2005

Revenue
Guarantee fees	$245,352,831	$185,074,584
Residual interest in securitized portfolios	32,260,402	34,656,923
Investment income	16,894,097	7,456,744
Unrealized (loss) gain on investments in marketable securities	(2,449,232)	285,577
Grants and contracts	2,384,426	2,625,802
Origination fees	20,339,068	19,311,166
HEIC membership fees	87,564	168,025
Interest income on student loans	676,382	757,072
Interest income - FMC - notes receivable	296,974	340,865
Contractual income - FMC	747,528	747,528
Total revenue	316,590,040	251,424,286

Expenses
Compensation and employee fringe benefits	3,427,922	3,686,490
Office expenses	293,462	264,767
Rent	542,939	481,380
Professional fees (FMER)	106,072,120	78,200,000
Professional fees (other)	3,399,954	3,317,503
Loan servicing fees	125,782	155,922
Collection costs	5,140,242	4,264,162
Printing and promotion	127,588	131,226
Loan loss provision	131,938,830	95,399,973
Depreciation and amortization	173,222	191,717
Grants	87,474	54,196
Interest expense	340,110	315,903
Other expenses	893,806	788,449
Total expenses	252,563,451	187,251,688
Increase in net assets	64,026,589	64,172,598
Net assets, beginning of year	146,746,035	82,573,437
Net assets, end of year	$210,772,624	$146,746,035

The accompanying notes are an integral part of these consolidated financial statements.

3

The Education Resources Institute, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended June 30, 2006 and 2005

	2006	2005

Cash flows from operating activities
Increase in net assets	$64,026,589	$64,172,598
Adjustments to reconcile increase in net assets to net cash provided by operating activities
Depreciation and amortization	173,222	191,717
Provision for loan loss reserve	131,938,830	95,399,973
Amortization of net discount on securities	(2,760,460)	(638,393)
Unrealized loss (gain) on investments in marketable securities	2,449,232	(285,577)
Changes in
Restricted cash and equivalents	(37,048,537)	(4,397,930)
Receivables	(4,294,478)	(5,932,970)
Student loans	(13,175,184)	(5,975,282)
Residual interest in securitized portfolios	(32,080,843)	(34,172,963)
Other assets, net	83,802	89,714
Default claims paid	(84,700,201)	(51,885,797)
Default claims recoveries (net of adjustments)	51,087,426	38,395,176
Accounts payable and accrued expenses	1,568,193	3,833,339
Liability for outstanding checks	43,878,748	—
Deferred revenue - other	(1,361)	(398,916)
Deferred guarantee fees	11,060,829	9,441,566
Total adjustments	68,179,218	43,663,657
Net cash provided by operating activities	132,205,807	107,836,255

Cash flows from investing activities
Purchases of property and equipment	(23,382)	(16,338)
Disposal of property and equipment	—	49,735
Purchases of marketable securities	(926,286,133)	(178,415,221)
Proceeds from the sale and maturities of marketable securities	858,559,208	79,147,499
Proceeds from notes receivable	755,498	769,008
Net cash used in investing activities	(66,994,809)	(98,465,317)

Cash flows from financing activities
Principal payments on bonds payable	(3,380,000)	(3,310,000)
Net cash used in financing activities	(3,380,000)	(3,310,000)
Increase in cash and equivalents	61,830,998	6,060,938
Cash and equivalents, beginning of year	16,256,475	10,195,537
Cash and equivalents, end of year	$78,087,473	$16,256,475

Supplemental disclosure
Cash paid for interest	$341,431	$312,557

The accompanying notes are an integral part of these consolidated financial statements.

4

The Education Resources Institute, Inc. and Subsidiary

Notes to Consolidated Financial Statements

June 30, 2006 and 2005

1.                            Organization

The Education Resources Institute, Inc. (“TERI”) was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI’s principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

In addition, TERI’s College Access Division, including the Higher Education Information Center (“HEIC”), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

In 1994, TERI formed TERI Financial Services, Inc. (“TFSI”) to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

On June 20, 2001, TERI and First Marblehead Corporation (“FMC”), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the “Transaction”) that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources (“FMER”). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing, and administrative services. In October 2004, TERI and FMC renewed the Master Servicing Agreement for an additional term through 2011. For fiscal years 2006 and 2005, TERI incurred $106,072,120 and $78,200,000, respectively, for services rendered by FMER under the Master Servicing Agreement (Notes 4, 5 and 13).

2.                            Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of TERI and TFSI. Intercompany balances and transactions are eliminated in consolidation.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 117, Financial Statements of Not-for-Profit Organizations.

Accordingly, net assets and changes therein are classified as follows:

Unrestricted Net Assets

Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.

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Board-Designated Unrestricted Net Assets

This account was established to track contributions originally received by TERI from American Student Assistance (“ASA”) in connection with TERI’s incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI’s Board of Directors for the payment of such defaults.

Permanently Restricted Net Assets

Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston. There were no changes in permanently restricted net assets as of June 30, 2006 and 2005.

Cash and Equivalents and Marketable Securities

TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at fair value, which is based upon quoted market prices from third party sources.

There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2006 or 2005 is less than the level required by donor stipulations or law.

Restricted Cash and Equivalents and Marketable Securities Held in Designated Accounts

Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI’s general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. At June 30, 2006, $89,462,539 in restricted cash and equivalents and $246,719,744 in marketable securities were held in these accounts. At June 30, 2005, $52,414,002 in restricted cash and equivalents and $170,140,434 in marketable securities were held in these accounts.

Liability for outstanding checks

As part of TERI’s cash management practices it invests balances remaining in its checking accounts in short term investments on a daily basis. As checks are cashed, these short term investments are reduced in order to provide the required amounts. The liability for outstanding checks represents the amount by which outstanding checks exceed the amount retained in the checking account. This liability is short term in nature since most checks clear within 30 days of issuance.

Residual Interest in Securitized Portfolios

Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI’s beneficial interest in return for increased

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administrative fees from the Trusts. For Trusts created in 2006, TERI’s beneficial interest ranged from 11.9% to 14.9%. For Trusts created in 2005, TERI’s beneficial interest was reduced to 20%.

TERI records an asset in its consolidated statements of financial position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are not available for residual interests, so TERI estimates fair value, based on the present value of future expected cash flows, using management’s best estimates of the key assumptions such as default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved (Note 4).

TERI records income for its share of the change in the fair value and any residual interest income it earns in excess of the residual interest in securitized portfolios receivable. During fiscal years 2006 and 2005, TERI recognized $32,260,402 and $34,656,923, respectively, of income from residual interests in securitized portfolios.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140 (SFAS 155). SFAS No. 155 will be effective beginning in the first quarter of fiscal 2007. The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. The adoption of SFAS 155 is not expected to have any material impact on TERI’s consolidated financial condition or results of operations.

Student Loans

In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI purchases the loans from the lender and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI’s historical recovery experience and management’s best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2006 and 2005, receivables recoverable on claim payments equaled $59,050,105 and $42,687,459, respectively.

TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

TERI is able to “cure” some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender; however the lender has no further obligation under the agreement. When the cured

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loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

In addition, TFSI holds a student loan portfolio. These loans are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2006 and 2005, student loans receivable held by TFSI equaled $7,056,549 and $10,313,378, respectively. These loans are guaranteed by TERI and default claims are charged against TERI’s loan loss reserve.

TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with an original principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license. TERI was in compliance with these requirements as of June 30, 2006 and 2005.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and are included in other assets, net in the consolidated statements of financial position. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

Grants and Contracts

TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

Grant receipts which are held for the support of future operations are included in deferred revenue - other on the consolidated statements of financial position and totaled $894,300 and $895,661 at June 30, 2006 and 2005, respectively.

Loan Loss Reserve

TERI provides a reserve against loss exposure, including an estimate of probable future losses which have not yet been incurred, on loans it guarantees using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management’s assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against probable loss exposure include estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts, and in certain cases, an estimate of future guarantee fees to be received. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

TERI’s guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is

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paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

Guarantee Fees

TERI’s principal source of revenue is guarantee fees. TERI receives a guarantee fee on each loan guaranteed based upon its guarantee agreements with lenders. TERI’s guarantee fees are received at various times. Depending on the loan program and lender agreements, fees may be received at disbursement, when a loan is securitized by FMC, in installments over the life of the loan, and/or when a loan enters repayment. Guarantee fees which are received in installments over the life of the loan are recognized as revenue when they become due. Prior to becoming due, the present value of the estimated future payments is incorporated into TERI’s estimate of probable future losses and hence its loan loss reserve. All other guarantee fees are fixed and determinable, therefore the entire amount of guarantee fees less .50% of the principal balance guaranteed, are recognized as revenue at the time of guarantee. TERI defers recognition of .50% of the principal balance guaranteed to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

Income Taxes

TERI and TFSI have been determined by the Internal Revenue Service (“IRS”) to be an organization described in Internal Revenue Code (“IRC”) Section 501(c)(3) and, therefore, exempt from taxation.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.

Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the required level of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

Fair Value of Financial Instruments

The estimated fair values of TERI’s financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost which approximates fair value. Marketable securities are reported at quoted market prices provided by third party sources. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management’s estimate of amounts recoverable.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

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3.                            Marketable Securities

Marketable securities consisted of the following:

		Unrealized	Quoted
June 30, 2006	Cost *	Loss	Market Price

Marketable securities treated as cash equivalents
Commercial paper	$95,740,753	41,117	$95,781,870
Subtotal	95,740,753	41,117	95,781,870

Marketable securities
Government agency obligations	262,958,847	(3,862,143)	259,096,704
US government guaranteed securities	32,150,773	(146,281)	32,004,492
Certificates of deposit	2,027,759	(53,285)	1,974,474
Commercial paper	284,573	90	284,663
Bonds	766,687	(25,393)	741,294
Subtotal	298,188,639	(4,087,012)	294,101,627
Total marketable securities	$393,929,392	$(4,045,895)	$389,883,497

		Unrealized	Quoted
June 30, 2005	Cost *	Loss	Market Price

Marketable securities treated as cash equivalents
Government agency obligations	$4,938,780	$855	$4,939,635
Commercial paper	523,873	19	523,892
Subtotal	5,462,653	874	5,463,527
Marketable securities
Government agency obligations	216,508,982	(1,535,365)	214,973,617
US government guaranteed securities	6,827,800	25,698	6,853,498
Certificates of deposit	3,230,676	(69,223)	3,161,453
Commercial paper	99,093	(46)	99,047
Bonds	994,458	(18,599)	975,859
Subtotal	227,661,009	(1,597,535)	226,063,474
Total marketable securities	$233,123,662	$(1,596,661)	$231,527,001

* Cost represents original cost for interest bearing investments and par value less unamortized discounts for non-interest bearing investments.

Net realized losses of $41,143 and $211,852 for the years ended June 30, 2006 and 2005, respectively, are included in investment income on the consolidated statements of activities.

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4.                            Residual Interest in Securitized Portfolios

Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI’s beneficial interest in return for increased administrative fees from the Trusts. For Trusts created in 2006, TERI’s beneficial interest ranged from 11.9% to 14.9%. For Trusts created in 2005, TERI’s beneficial interest was reduced to 20%.

Quoted market prices are not available for TERI’s residual interests, as described in Note 2, therefore TERI estimates fair value, based on the present value of future expected cash flows estimated using management’s best estimates of the key assumptions including default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved.

The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2006 and 2005.

	Key Assumptions
					Expected
	Default	Recovery	Prepayment	Discount	Credit
Trust	Rate (1)	Rate	Rate	Rate	Losses (2)
NCT Trusts	8.94%	40.00%	7.00%	12.00%	0.00%

(1)                         The default rate is a weighted average for all Trusts in which TERI retains a residual interest and is calculated as a percentage of the original balance of loans held by those Trusts.

(2)                      All loans in which TERI retains a residual interest are guaranteed by TERI; therefore the trusts are not expected to experience credit losses. TERI’s loan loss reserves include consideration of probable losses associated with these loans.

The estimates of the default rates, recovery rates and prepayment rates affect the weighted average life of the securitized loans and therefore affect the valuation of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on borrower defaults, borrower recoveries and prepayments to estimate these amounts. The discount rate is determined by management after a review of discount rates used by various student loan securitizers, including FMC.

The following table shows the estimated change in residual receivables based on changes in the key economic assumptions described above.

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	Residual Sensitivity Analysis
	Receivable Balance (dollars in thousands)
% Change in Assumptions	Down 20%	Down 10%	As Projected	Up 10%	Up 20%
Prepayment Rate
NCT Trusts	$109,371	$104,690	$100,219	$95,941	$91,835

% Change in Receivable Balance	9.13%	4.46%	0.00%	-4.27%	-8.37%

Default Rate
NCT Trusts	$101,837	$101,032	$100,219	$99,410	$98,581

% Change in Receivable Balance	1.61%	0.81%	0.00%	-0.81%	-1.63%

Recovery Rate
NCT Trusts	$100,174	$100,196	$100,219	$100,242	$100,246

% Change in Receivable Balance	-0.04%	-0.02%	0.00%	0.02%	0.03%

Discount Rate
NCT Trusts	$119,568	$109,404	$100,219	$92,042	$84,621

% Change in Receivable Balance	19.31%	9.16%	0.00%	-8.16%	-15.56%

Forward LIBOR Rate
NCT Trusts	$94,243	$97,504	$100,219	$102,786	$105,193

% Change in Receivable Balance	-5.96%	-2.71%	0.00%	2.56%	4.96%

These sensitivities are hypothetical and should be used with caution. The effect of each change in assumption must be calculated independently, holding all other assumptions constant. Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in key assumptions may differ from the sum of the individual effects above.

The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending June 30, 2006 and 2005.

	2006	2005

Beginning balance	$68,138,349	$33,965,386
New securitizations	25,389,283	28,782,510
Fair market value adjustments	6,871,119	5,874,412
Payments received	(179,559)	(483,959)
Ending balance	$100,219,192	$68,138,349

5.                            Notes Receivable

In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC’s payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes amortize over ten years and bear interest at 6% per annum.

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Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

2007	802,095
2008	851,566
2009	904,088
2010	959,849
2011	1,019,049
Total	$4,536,647

6.                            Deferred Guarantee Fees

Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

2007	$7,475,225
2008	6,543,771
2009	5,641,861
2010	4,777,694
2011	3,941,547
Thereafter	8,007,034
Total	$36,387,132

7.                            Guarantee Agreements with Lending Institutions

As part of certain guarantee agreements with lending institutions, TERI has agreed to maintain amounts available, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and equivalents and marketable securities, or 3% in total TERI amounts available. Total TERI amounts available is generally defined in the lender guarantee agreements to be equal to the sum of deferred guarantee fees, loan loss reserves, board-designated unrestricted net assets and undesignated net assets.

At June 30, 2006 and 2005, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $31 and $42 million at June 30, 2006 and 2005, respectively, see Note 9) amounted to approximately $9.6 and $7.1 billion, respectively. At June 30, 2006, TERI was required, under certain guarantee agreement, to have no less than approximately $192 million in cash and equivalents and marketable securities or $288 million in total TERI amounts available as security for TERI’s performance as guarantor. At June 30, 2005, TERI was required to have no less than approximately $142 million in cash and equivalents and marketable securities or $213 million in total TERI amounts available as security for TERI’s performance as guarantor. TERI was in compliance with each of these requirements as of June 30, 2006 and 2005, respectively.

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At June 30, 2006 and 2005, total amounts available for guaranty commitments were as follows (1):

	2006	2005

Deferred guarantee fees	$36,387,132	$25,326,303
Loan loss reserves (Note 9)	352,465,877	254,139,822
Board-designated unrestricted net assets	13,293,228	13,293,228
Undesignated unrestricted net assets	195,479,396	131,452,807
Total TERI amounts available	$597,625,633	$424,212,160

(1)          Total amounts available for guaranty commitments do not necessarily represent liquid or unencumbered assets held by TERI.

8.                            Agreement with Nellie Mae, Inc.

In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae, Inc. to be held in separate reserve accounts. In July 1998, this agreement was transferred to the Nellie Mae Foundation (NMF) in connection with Sallie Mae’s purchase of Nellie Mae. The funds held in the reserves are to be used to reimburse NMF for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by NMF, will be distributed in equal shares to TERI and NMF.

TERI has guaranteed to NMF the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a NMF contribution of 1% of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from NMF’s 1% contribution were $753,994 and $447,537 at June 30, 2006 and 2005, respectively.

TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1% of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $27 and $36 million of loans were outstanding at June 30, 2006 and 2005, respectively). TERI was in compliance with this requirement as of June 30, 2006 and 2005, respectively.

9.                            Loan Loss Reserves

At June 30, 2006 and 2005, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $9.6 and $7.2 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

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The following table summarizes activity in the loan loss reserve account for fiscal years 2006 and 2005.

	2006	2005

Beginning balance	$254,139,822	$172,230,470
Default claims paid	(84,700,201)	(51,885,797)
Default claims recoveries, net of adjustments	51,087,426	38,395,176
Loan loss provision	131,938,830	95,399,973
Ending balance	$352,465,877	$254,139,822

10.                     Bonds Payable

On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities (“SAVRS”). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the “Bonds”) bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. In November 2003, the Senior Series 1999A bonds were paid in full. At June 30, 2006, the interest rate for the Subordinate Series 1999B bonds was 5.5%. At June 30, 2005, the interest rate for the Subordinate Series 1999B bonds was 3.9%.

Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

Total interest paid on the Bonds payable was $341,431 and $312,557 for the years ended June 30, 2006 and 2005, respectively.

11.                     Retirement Plans

Pension Plan

TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net periodic pension cost included the following components for fiscal years ended June 30, 2006 and 2005:

	2006	2005

Service cost	$160,722	$90,994
Interest on projected benefit obligation	241,989	226,922
Expected return on plan assets (gain)	(184,202)	(263,961)
Amortization of loss	78,070	12,341
Net periodic pension cost	$296,579	$66,296

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TERI’s current pension plan investment policy is to seek conservative growth in assets by investing in a blend of equities and fixed income instruments through participation in large well- diversified funds. Preservation of capital and earning income to reduce corporate contributions are the main objectives of this strategy. TERI’s current target allocation of pension fund assets is 50-75% in fixed income funds and 25-50% in equity funds. TERI reviews fund performance and may change the allocation between funds at managements’ discretion. The use of individual equities and individual debt instruments has not been authorized by the Pension Plan.

TERI considered the historical returns and the future expectations for returns for each asset class to determine its long-term rate of return assumption. TERI currently assumes a 5.60% net long-term rate of return on plan assets. For the twelve months ended June 30, 2006, the net return on the “balanced fund” which invests in both equity and fixed income instruments, was 5.28% while the fixed income fund earned 5.63% for the twelve months ended December 31, 2005.

TERI’s weighted-average asset allocations at June 30, 2006 and 2005, by asset category, are as follows:

	2006	2005

Equities	20%	23%
Fixed Income	80%	77%
Total	100%	100%

Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2006 and 2005 were as follows:

	2006	2005

Discount rate	6.25%	5.25%
Salary increase	5.50%	5.50%

Assumptions used in determining the net periodic benefit cost for fiscal years ended June 30, 2006 and 2005 were as follows:

	2006	2005

Discount rate	5.25%	6.50%
Salary increase	5.50%	5.50%
Long-term rate of return	5.60%	8.50%

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At June 30, 2006 and 2005, the plan’s funded status and pension liabilities were as follows:

	2006	2005

Actuarial present value of accumulated benefit obligation
Vested	$3,779,958	$4,060,791
Nonvested	186,752	118,870
Accumulated benefit obligation	3,966,710	4,179,661
Projected salary increases	330,472	418,827
Projected benefit obligation	4,297,182	4,598,488
Fair value of plan assets at beginning of year	3,317,475	3,133,251
Employer contributions	—	50,000
Actual return on plan assets net of expenses	183,678	179,081
Net benefits payments	(44,857)	(44,857)
Fair value of plan assets at end of year	3,456,296	3,317,475
Projected benefit obligation in excess of plan assets	840,886	1,281,013
Unrecognized net loss	(641,503)	(1,378,209)
Accrued (Prepaid) pension cost	199,383	(97,196)
Additional minimum pension liability	311,031	959,382
Accrued pension liability	$510,414	$862,186

The change in additional minimum pension liability is recognized as part of compensation and employee fringe benefits on the statement of activities and totaled ($648,351) and $711,442 for the years ended June 30, 2006 and 2005, respectively.

TERI expects to contribute $50,000 to the pension plan in the fiscal year ending June 30, 2007. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the fiscal years ended June 30 as follows:

2007	$57,040
2008	203,931
2009	217,124
2010	217,170
2011	233,718
Years 2012 - 2016	1,250,979

Defined Contribution Plan

TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $96,032 and $63,115 for the fiscal years ended June 30, 2006 and 2005, respectively.

12.                     Functional Expense Classification

TERI’s expenditures on a functional basis for the years ended June 30, 2006 and 2005 are shown below:

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	2006	2005

Program expenses
Education finance	$245,120,914	$179,298,269
Education informational services	3,016,680	3,966,083
Total program expenses	248,137,594	183,264,352
Supporting services - general and administrative expenses	4,085,747	3,671,433
Interest expense	340,110	315,903
Total operating expenses	$252,563,451	$187,251,688

13.                     Concentrations

Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI’s beneficial interest in return for increased administrative fees from the Trusts. For Trusts created in 2006, TERI’s beneficial interest ranged from 11.9% to 14.9%. For Trusts created in 2005, TERI’s beneficial interest was reduced to 20%. Residual interest in securitized portfolios from these trusts accounted for 10.19% and 13.78% of TERI’s total revenue for the years ended June 30, 2006 and 2005, respectively (Note 4).

TERI guarantees loans for over 50 clients, many of which are also clients of FMC. Major clients include J.P. Morgan Chase Bank, N.A., Bank of America, N.A. and Wachovia Bank, N.A.  No other client accounts for more than 10% of guaranteed loan volume.

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The Education Resources Institute, Inc. and Subsidiary

Supplemental Consolidating Statement of Financial Position

Year Ended June 30, 2006

	The Education	TERI
	Resources	Financial	Consolidating
	Institute, Inc.	Services, Inc.	Adjustments	Consolidated

Assets
Cash and equivalents	$76,960,126	$1,127,347	$—	$78,087,473
Restricted cash and equivalents	89,462,539	—	—	89,462,539
Marketable securities	294,101,627	—	—	294,101,627
Receivables
Guarantee fees	23,636,717	—	—	23,636,717
Accrued interest	2,961,003	—	—	2,961,003
Other	3,648,933	59,352	(19,497)	3,688,788
Total receivables	30,246,653	59,352	(19,497)	30,286,508
Notes receivable - FMC	4,536,647	—	—	4,536,647
Notes receivable - other	210,120	—	(210,120)	—
Other assets, net	315,118	149,850	—	464,968
Student loans
Student loans receivable	—	7,056,549	—	7,056,549
Receivables recoverable on claim payments	59,050,105	—	—	59,050,105
Total student loans	59,050,105	7,056,549	—	66,106,654
Residual interest in securitized portfolios	100,219,192	—	—	100,219,192
Total assets	$655,102,127	$8,393,098	$(229,617)	$663,265,608

Liabilities and Net Assets
Accounts payable and accrued expenses	$1,851,693	$47,351	$(19,497)	$1,879,547
Due to First Marblehead Education Resources	10,446,966	—	—	10,446,966
Loan disbursement obligation	43,878,748	—	—	43,878,748
Accrued pension liability	510,414	—	—	510,414
Deferred revenue - other	894,300	—	—	894,300
Deferred guarantee fees	36,387,132	—	—	36,387,132
Loan loss reserves	352,465,877	—	—	352,465,877
Notes payable	—	210,120	(210,120)	—
Bonds payable	—	6,030,000	—	6,030,000
Investment in subsidiaries	(2,105,627)	—	2,105,627	—
Net assets	210,772,624	2,105,627	(2,105,627)	210,772,624
Total liabilities and net assets	$655,102,127	$8,393,098	$(229,617)	$663,265,608

19

The Education Resources Institute, Inc. and Subsidiary

Supplemental Consolidating Statement of Activities and Changes in Net Assets

Year Ended June 30, 2006

	The Education	TERI
	Resources	Financial	Consolidating
	Institute, Inc.	Services, Inc.	Adjustments	Consolidated

Revenue
Guarantee fees	$245,352,831	$—	$—	$245,352,831
Residual interest in securitized portfolios	32,260,402	—	—	32,260,402
Investment income	16,865,222	43,058	(14,183)	16,894,097
Unrealized loss on investments in marketable securities	(2,449,232)	—	—	(2,449,232)
Grants and contracts	2,384,426	—	—	2,384,426
Origination fees	20,339,068	—	—	20,339,068
HEIC membership fees	87,564	—	—	87,564
Interest income on student loans	—	676,382	—	676,382
Interest income - FMC - notes receivable	296,974	—	—	296,974
Contractual income - FMC	747,528	—	—	747,528
Investments in subsidiaries	(13,100)	—	13,100	—
Total revenue	$315,871,683	$719,440	$(1,083)	$316,590,040

Expenses
Compensation and employee fringe benefits	3,427,922	—	—	3,427,922
Office expenses	293,462	—	—	293,462
Rent	542,939	—	—	542,939
Professional fees (FMER)	106,072,120	—	—	106,072,120
Professional fees (Other)	3,379,202	20,752	—	3,399,954
Loan servicing fees	—	125,782	—	125,782
Collection costs	5,140,242	—	—	5,140,242
Printing and promotion	127,588	—	—	127,588
Loan loss provision	131,938,830	—	—	131,938,830
Depreciation and amortization	103,855	69,367	—	173,222
Grants	87,474	—	—	87,474
Interest expense	—	354,293	(14,183)	340,110
Other expenses	731,460	162,346	—	893,806
Total expenses	$251,845,094	$732,540	$(14,183)	$252,563,451
Increase in net assets	$64,026,589	$(13,100)	$13,100	$64,026,589
Net assets, beginning of year				$146,746,035
Net assets, end of year				$210,772,624

20

The Education Resources

Institute, Inc. and Subsidiary

Consolidated Financial Statements

June 30, 2007 and 2006

The Education Resources Institute, Inc. and Subsidiary

Index

June 30, 2007 and 2006

Page(s)
Report of Independent Auditors	1

Consolidated Financial Statements

Statements of Financial Position	2

Statements of Activities and Changes in Net Assets	3

Statements of Cash Flows	4

Notes to Financial Statements	5—20

Supplemental Consolidating Schedules

Statements of Financial Position	21-22

Statements of Activities and Changes in Net Assets	23-24

Report of Independent Auditors

To the Board of Directors of
The Education Resources Institute, Inc. and Subsidiary

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. (“TERI”) and its subsidiary at June 30, 2007 and 2006, and the changes in their net assets and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of TERI’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental consolidating schedules are presented for the purposes of additional analysis and are not a required part of the basic consolidated financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

September 18, 2007

1

The Education Resources Institute, Inc. and Subsidiary

Consolidated Statements of Financial Position

June 30, 2007 and 2006

	2007	2006
Assets
Cash and equivalents	$50,447,397	$78,087,473
Restricted cash and equivalents	141,694,904	89,462,539
Marketable securities	419,401,240	294,101,627
Receivables
Guarantee fees	23,588,820	23,636,717
Accrued interest	4,997,114	2,961,003
Other	7,727,682	3,688,788
Total receivables	36,313,616	30,286,508
Notes receivable	3,734,552	4,536,647
Other assets, net	468,822	464,968
Student loans
Student loans receivable	4,801,852	7,056,549
Receivables recoverable on claim payments	101,965,101	59,050,105
Total student loans	106,766,953	66,106,654
Residual interest in securitized portfolios	179,095,710	100,219,192
Total assets	$937,923,194	$663,265,608

Liabilities and Net Assets
Accounts payable and accrued expenses	$3,040,240	$1,879,547
Due to First Marblehead Education Resources	10,908,733	10,446,966
Liability for outstanding checks	39,365,874	43,878,748
Accrued pension liability	376,900	510,414
Deferred revenue - other	1,255,253	894,300
Deferred guarantee fees	49,912,960	36,387,132
Loan loss reserves	485,536,621	352,465,877
Bonds payable	3,690,000	6,030,000
Total liabilities	594,086,581	452,492,984

Net assets
Unrestricted
Undesignated	328,543,385	195,479,396
Board-designated	13,293,228	13,293,228
Permanently restricted	2,000,000	2,000,000
Total net assets	343,836,613	210,772,624
Total liabilities and net assets	$937,923,194	$663,265,608

The accompanying notes are an integral part of these consolidated financial statements.

2

The Education Resources Institute, Inc. and Subsidiary

Consolidated Statements of Activities and Changes in Net Assets

Years Ended June 30, 2007 and 2006

	2007	2006
Revenue
Guarantee fees	$346,041,454	$245,352,831
Residual interest in securitized portfolios	78,876,518	32,260,402
Investment income	29,752,600	16,894,097
Unrealized gain (loss) on investments in marketable securities	2,930,556	(2,449,232)
Grants and contracts	2,608,198	2,384,426
Origination fees	40,979,073	20,339,068
HEIC membership fees	105,937	87,564
Interest income on student loans	543,446	676,382
Interest income - FMC - notes receivable	250,377	296,974
Contractual income - FMC	247,524	747,528
Total revenue	502,335,683	316,590,040
Expenses
Compensation and employee fringe benefits	6,445,237	3,427,922
Office expenses	465,850	293,462
Rent	695,296	542,939
Professional fees (FMER)	134,844,987	106,072,120
Professional fees (other)	3,791,367	3,399,954
Loan servicing fees	107,673	125,782
Collection costs	6,546,395	5,140,242
Printing and promotion	202,904	127,588
Loan loss provision	213,345,554	131,938,830
Depreciation and amortization	151,106	173,222
Grants	192,937	87,474
Interest expense	273,827	340,110
Other expenses	2,208,561	893,806
Total expenses	369,271,694	252,563,451
Increase in net assets	133,063,989	64,026,589
Net assets, beginning of year	210,772,624	146,746,035
Net assets, end of year	$343,836,613	$210,772,624

The accompanying notes are an integral part of these consolidated financial statements.

3

The Education Resources Institute, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended June 30, 2007 and 2006

	2007	2006
Cash flows from operating activities
Increase in net assets	$133,063,989	$64,026,589
Adjustments to reconcile increase in net assets to net cash provided by operating activities
Depreciation and amortization	151,106	173,222
Provision for loan loss reserve	213,345,554	131,938,830
Default claims paid	(169,298,452)	(84,700,201)
Default claims recoveries (net of adjustments)	89,023,642	51,087,426
Amortization of net discount on securities	(4,532,788)	(2,760,460)
Unrealized (gain) loss on investments in marketablesecurities	(2,930,556)	2,449,232
Changes in
Restricted cash and equivalents	(52,232,365)	(37,048,537)
Receivables	(6,027,108)	(4,294,478)
Student loans	(40,705,883)	(13,175,184)
Residual interest in securitized portfolios	(78,876,518)	(32,080,843)
Other assets, net	10,635	83,802
Accounts payable and accrued expenses	1,488,946	1,568,193
Liability for outstanding checks	(4,512,874)	43,878,748
Deferred revenue - other	360,953	(1,361)
Deferred guarantee fees	13,525,828	11,060,829
Total adjustments	(41,209,880)	68,179,218
Net cash provided by operating activities	91,854,109	132,205,807
Cash flows from investing activities
Purchases of property and equipment	(120,011)	(23,382)
Purchases of marketable securities	(1,356,549,772)	(926,286,133)
Proceeds from the sale and maturities of
marketable securities	1,238,713,503	858,559,208
Proceeds from notes receivable	802,095	755,498
Net cash used in investing activities	(117,154,185)	(66,994,809)
Cash flows from financing activities
Principal payments on bonds payable	(2,340,000)	(3,380,000)
Net cash used in financing activities	(2,340,000)	(3,380,000)
(Decrease) increase in cash and equivalents	(27,640,076)	61,830,998
Cash and equivalents, beginning of year	78,087,473	16,256,475
Cash and equivalents, end of year	$50,447,397	$78,087,473
Supplemental disclosure
Cash paid for interest	$274,929	$341,431

The accompanying notes are an integral part of these consolidated financial statements.

4

The Education Resources Institute, Inc. and Subsidiary
Notes to Consolidated Financial Statements
June 30, 2007 and 2006

1.      Organization

The Education Resources Institute, Inc. (“TERI”) was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion.  To achieve this purpose, TERI’s principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

In addition, TERI’s College Access Division, including the Higher Education Information Center (“HEIC”), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources.  These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

In 1994, TERI formed TERI Financial Services, Inc. (“TFSI”), its wholly owned subsidiary, to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios.  TFSI commenced operations in December 1996.

On June 20, 2001, TERI and First Marblehead Corporation (“FMC”), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the “Transaction”) that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources (“FMER”).  TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC.  FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing, and administrative services. In October 2004, TERI and FMC renewed the Master Servicing Agreement for an additional term through 2011. For fiscal years 2007 and 2006, TERI incurred $134,844,987 and $106,072,120, respectively, for services rendered by FMER under the Master Servicing Agreement (Notes 4, 5 and 13). At June 30, 2007 and 2006 the Company had a liability of $10,908,733 and $10,446,966, respectively, due to FMC in relation to this agreement.

2.      Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of TERI and TFSI.  Intercompany balances and transactions are eliminated in consolidation.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 117, Financial Statements of Not-for-Profit Organizations.

Accordingly, net assets and changes therein are classified as follows:

Unrestricted Net Assets

Unrestricted net assets consist of net assets not subject to donor-imposed stipulations which TERI may use at its discretion.

5

Board-Designated Unrestricted Net Assets

This account was established to track contributions originally received by TERI from American Student Assistance (“ASA”) in connection with TERI’s incorporation.  The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI’s Board of Directors for the payment of such defaults.

Permanently Restricted Net Assets

Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI.  The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. Permanently restricted net assets represent endowment funds for the benefit of HEIC.  The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston.  There were no changes in permanently restricted net assets as of June 30, 2007 and 2006.

Cash and Equivalents

TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

Marketable Securities

Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition.  The portfolio is stated at fair value, which is based upon quoted market prices from third party sources.

There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2007 or 2006 is less than the level required by donor stipulations or law.

Restricted Cash and Equivalents and Marketable Securities Held in Designated Accounts

Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI’s general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements.  At June 30, 2007, $141,694,904 in restricted cash and equivalents and $343,440,478 in marketable securities were held in these accounts.  At June 30, 2006, $89,462,539 in restricted cash and equivalents and $246,719,744 in marketable securities were held in these accounts.

Liability for outstanding checks

As part of TERI’s cash management practices it invests balances remaining in its checking accounts in short term investments on a daily basis. As checks are cashed, these short term investments are reduced in order to provide the required amounts. The liability for outstanding checks represents the amount by which outstanding checks exceed the amount retained in the checking account. This liability is short term in nature since most checks clear within 30 days of issuance.

Residual Interest in Securitized Portfolios

Under the terms of the Master Loan Guarantee Agreement (MLGA) and subsequent amendments, TERI is a beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI’s beneficial interest in return

6

for increased unrestricted cash received by TERI as a result of securitizations. For Trusts created in 2007, TERI’s ownership percentage of the beneficial interest ranged from 34.05% to 23.51%. For Trusts created in 2006, TERI’s beneficial interest ranged from 11.9% to 14.9%.

TERI records an asset in its consolidated statements of financial position for the estimated fair value of its residual interest in FMC securitizations.  Fair value quotes are not available for residual interests, so TERI estimates fair value, based on the present value of future expected cash flows, using management’s best estimates of the key assumptions such as default rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved (Note 4).

TERI records income for its percent ownership of new trusts established in the current reporting period, as well as its share of the change in the fair value of all securitized portfolios.  During fiscal years 2007 and 2006, TERI recognized $78,876,518 and $32,260,402, respectively, of income from residual interests in securitized portfolios.

The Company does not consolidate the Trusts created in relation to the securitization transactions as TERI’s ownership interest does not represent a controlling financial interest in the Trusts. Furthermore, as a not-for-profit entity, TERI is exempt from the provisions of FIN 46(R), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.

Student Loans

In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI purchases the loans from the lender and assumes all rights of the lender, including the right to collect the loan.  TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired.  Fair value is estimated based on TERI’s historical recovery experience and management’s best estimate of future recovery rates.  These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position.  As of June 30, 2007 and 2006, receivables recoverable on claim payments equaled $101,965,101 and $59,050,105, respectively.

TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender.  Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

TERI is able to “cure” some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments.  When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender.  Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender; however the lender has no further obligation under the agreement.  When the cured loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

In addition, TFSI holds a student loan portfolio.  These loans are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their

7

outstanding unpaid principal balances. At June 30, 2007 and 2006, student loans receivable held by TFSI equaled $4,801,852 and $7,056,549, respectively.  These loans are guaranteed by TERI and default claims are charged against TERI’s loan loss reserve.

TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act.  This act governs loans with an original principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans.  TERI is subject to annual review in connection with the renewal of its license.  TERI was in compliance with these requirements as of June 30, 2007 and 2006.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and are included in other assets, net in the consolidated statements of financial position.  Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets.  The useful life for property and equipment is three to five years.  Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

Grants and Contracts

TERI receives grants from federal, state and private sources and membership fees from colleges and universities.  Grants are recognized as revenue as TERI incurs billable costs.  This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities.  As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

Grant receipts which are held for the support of future operations are included in deferred revenue - other on the consolidated statements of financial position and totaled $1,255,253 and $894,300 at June 30, 2007 and 2006, respectively.

TERI is subject to an annual A-133 compliance audit over grant management and reporting of allowable costs.

Loan Loss Reserve

TERI provides a reserve against loss exposure, including an estimate of probable future losses which have not yet been incurred, on loans it guarantees using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management’s assessment of the creditworthiness of different types of loans.  The assumptions used in determining the reserve against probable loss exposure include estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts.  Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

TERI’s guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment.  TERI may refuse to pay a default claim if these requirements have not been met.  When a borrower defaults and a default claim is paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

8

Guarantee Fees

TERI’s principal source of revenue is guarantee fees.  TERI receives a guarantee fee on each loan guaranteed based upon its guarantee agreements with lenders. TERI’s guarantee fees are received at various times throughout the life of the guarantee.  Depending on the loan program and lender agreements, fees may be received at disbursement, when a loan is securitized by FMC, in installments over the life of the loan, and/or when a loan enters repayment. Guarantee fees which are received in installments over the life of the loan are recognized as revenue when they become due. All other guarantee fees are fixed and determinable, therefore the entire amount of guarantee fees less .50% of the principal balance guaranteed, are recognized as revenue at the time of guarantee. TERI defers recognition of .50% of the principal balance guaranteed to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

Income Taxes

TERI and TFSI have been determined by the Internal Revenue Service (“IRS”) to be an organization described in Internal Revenue Code (“IRC”) Section 501(c)(3) and, therefore, exempt from taxation.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period.  Actual results could differ from these estimates.

Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the required level of the loan loss reserves at the date of the consolidated statements of financial position.  These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors.  It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

Fair Value of Financial Instruments

The estimated fair values of TERI’s financial instruments have been determined, where practicable, by using appropriate valuation methodologies.  Due to their short-term nature, cash equivalents are carried at cost which approximates fair value.  Marketable securities are reported at quoted market prices provided by third party sources. Residual interest is recorded based on the present value of future expected cash flows estimated using management’s best estimates of the key assumptions.  Receivables for guarantee fees are recorded at their estimated net realizable value.  Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management’s estimate of amounts recoverable.

Recent Accounting Pronouncements

FASB Statement No. 158 (FAS158), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an Amendment of FASB Statements No. 87, 88, 106, and 132(R)

TERI implemented FAS 158 during the year ended June 30, 2007.  The effect of implementation was an increase to pension expense and to the pension liability of $270,103.

9

FASB Statement No. 155 (FAS 155), Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Statements No. 133 and 140

The FASB issued FAS 155, effective beginning in the first quarter of fiscal 2007.  The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings.  As FASB Statement No. 117, Financial Statements of Not-for-Profit Organizations, requires all changes in net assets to be recorded in the consolidated Statement of Activities and Changes in Net Assets, the adoption of SFAS 155 did not have an impact on TERI’s consolidated financial condition or results of operations.

FASB Statement No. 157 (FAS 157), Fair Value Measurements, and FASB Statement No. 159 (FAS 159), The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FAS 115

The FASB issued FAS 157 and FAS 159 with an effective date for fiscal years beginning after November 15, 2007.  FAS 157 includes updated guidance on the measurement of fair value and disclosures surrounding fair value; FAS 159 allows entities to elect to use fair value to measure certain assets and liabilities currently accounted for on other bases.  Management is assessing the effect, if any, that these pronouncements will have on their financial statements.

FASB Project on Financial Guarantee Contracts

The FASB has been made aware of diversity in practice with respect to the timing of the recognition of revenue and claim liabilities for companies with financial guarantee contracts. TERI continues to monitor the FASB’s deliberation of this issue, including whether TERI’s business would be within the scope of any new guidance and what impact, if any, would result from the new guidance. As no conclusions have been reached by the FASB, this analysis is in its preliminary stages.

10

3.      Marketable Securities

Marketable securities consisted of the following:

June 30, 2007	Cost *	Unrealized Gain/(Loss)	Quoted Market Price

Marketable securities treated as cash equivalents
Government agency obligations	$20,029,000	$—	$20,029,000
Commercial paper	61,313,378	8,865	61,322,243
Subtotal	81,342,378	8,865	81,351,243

Marketable securities
Government agency obligations	367,054,152	(1,069,284)	365,984,868
US government guaranteed securities	44,593,777	(37,985)	44,555,792
Certificates of deposit	615,164	(10,495)	604,669
Commercial paper	7,982,608	2,102	7,984,710
Bonds	279,743	(8,542)	271,201
Subtotal	420,525,444	(1,124,204)	419,401,240
Total marketable securities	$501,867,822	$(1,115,339)	$500,752,483

June 30, 2006	Cost *	Unrealized Gain/(Loss)	Quoted Market Price

Marketable securities treated as cash equivalents
Commercial paper	$95,740,753	41,117	$95,781,870
Subtotal	95,740,753	41,117	95,781,870

Marketable securities
Government agency obligations	262,958,847	(3,862,143)	259,096,704
US government guaranteed securities	32,150,773	(146,281)	32,004,492
Certificates of deposit	2,027,759	(53,285)	1,974,474
Commercial paper	284,573	90	284,663
Bonds	766,687	(25,393)	741,294
Subtotal	298,188,639	(4,087,012)	294,101,627
Total marketable securities	$393,929,392	$(4,045,895)	$389,883,497

* Cost represents original cost for interest bearing investments and par value less unamortized discounts for non-interest bearing investments.

Net realized gains / (losses) of $206,011 and $(41,143) for the years ended June 30, 2007 and 2006, respectively, are included in investment income on the consolidated statements of activities.

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4.      Residual Interest in Securitized Portfolios

Under the terms of the Master Loan Guarantee Agreement (MLGA) and subsequent amendments, TERI is a beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI’s beneficial interest in return for increased administrative fees from the Trusts. For Trusts created in 2007, TERI’s beneficial interest ranged from 34.05% to 23.51%. For Trusts created in 2006, TERI’s beneficial interest ranged from 11.9% to 14.9%.

Quoted market prices are not available for TERI’s residual interests, as described in Note 2, therefore TERI estimates fair value, based on the present value of future expected cash flows estimated using management’s best estimates of the key assumptions including default rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved.

The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2007 and 2006.

	2007 Key Assumptions
Trust	Default Rate (1)	Prepayment Rate	Discount Rate (3)	Expected Credit Losses (2)
NCT Trusts	9.48%	8.00%	11.59%	0.00%

	2006 Key Assumptions
Trust	Default Rate (1)	Prepayment Rate	Discount Rate (3)	Expected Credit Losses (2)
NCT Trusts	8.94%	7.00%	12.00%	0.00%

(1)          The default rate is a weighted average for all Trusts in which TERI retains a residual interest and is calculated as a percentage of the original balance of loans held by those Trusts.

(2)          All loans in which TERI retains a residual interest are guaranteed by TERI; therefore the trusts are not expected to experience credit losses. TERI’s loan loss reserves include consideration of probable losses associated with these loans.

(3)          The discount rate is a blended average for all Trusts in which TERI retains a residual interest.

The estimates of the default rates, recovery rates and prepayment rates affect the weighted average life of the securitized loans and therefore affect the valuation of the residual interest.  Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset.  TERI uses historical statistics on borrower defaults, borrower recoveries and prepayments to estimate these amounts.  The discount rate is determined by management after a review of discount rates used by various student loan securitizers, including FMC. The 2007 fair value adjustments totaling $7.1 million are made up of the net impact of changes to key assumptions of ($4.3) million and other fair value adjustments of $11.4 million.

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The following table shows the estimated change in residual receivables based on changes in the key economic assumptions described above.

	Residual Sensitivity Analysis
	Receivable Balance (dollars in thousands)
% Change in Assumptions	Down 20%	Down 10%	As Projected	Up 10%	Up 20%

Prepayment Rate
NCT Trusts	$199,683	$189,096	$179,096	$169,666	$160,724

% Change in Receivable Balance	11.49%	5.58%	0.00%	-5.27%	-10.26%

Default Rate
NCT Trusts	$182,959	$181,030	$179,096	$177,174	$175,231

% Change in Receivable Balance	2.16%	1.08%	0.00%	-1.07%	-2.16%

Discount Rate
NCT Trusts	$213,973	$195,562	$179,096	$164,373	$151,123

% Change in Receivable Balance	19.47%	9.19%	0.00%	-8.22%	-15.62%

Forward LIBOR Rate
NCT Trusts	$172,163	$175,760	$179,096	$181,373	$182,604

% Change in Receivable Balance	-3.87%	-1.86%	0.00%	1.27%	1.96%

These sensitivities are hypothetical and should be used with caution.  The effect of each change in assumption must be calculated independently, holding all other assumptions constant.  Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in key assumptions may differ from the sum of the individual effects above.

The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending June 30, 2007 and 2006.

	2007	2006

Beginning Balance	$100,219,192	$68,138,349
New securitizations	71,774,328	25,389,283
Fair market value adjustments	7,102,190	6,871,119
Payments received	—	(179,559)
Ending balance	$179,095,710	$100,219,192

5.      Notes Receivable

In fiscal year 2001, FMC purchased certain assets of TERI (Note 1).  FMC’s payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes amortize over ten years and bear interest at 6% per annum.

Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

2008	$851,566
2009	904,088
2010	959,849
2011	1,019,049
Total	$3,734,552

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6.      Deferred Guarantee Fees

Deferred guarantee fees to cover ongoing costs will be recognized as income using the 10 years sum of the year digit method for the fiscal years ended June 30 as follows:

2008	$10,362,336
2009	9,078,569
2010	7,832,546
2011	6,614,542
2012	5,396,549
Thereafter	10,628,418
Total	$49,912,960

7.      Guarantee Agreements with Lending Institutions

As part of certain guarantee agreements with lending institutions, TERI has agreed to maintain certain amounts, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and equivalents and marketable securities, or 3% in total TERI amounts.  Total TERI amounts available is generally defined in the lender guarantee agreements to be equal to the sum of deferred guarantee fees, loan loss reserves, board-designated unrestricted net assets and undesignated net assets.

At June 30, 2007 and 2006, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $23 and $31 million at June 30, 2007 and 2006, respectively) amounted to approximately $13.2 and $9.6 billion, respectively.  At June 30, 2007, TERI was required, under certain guarantee agreements, to have no less than approximately $264 million in cash and equivalents and marketable securities or $397 million in total TERI amounts available as security for TERI’s performance as guarantor.  At June 30, 2006, TERI was required to have no less than approximately $192 million in cash and equivalents and marketable securities or $288 million in total TERI amounts available as security for TERI’s performance as guarantor.  TERI was in compliance with each of these requirements as of June 30, 2007 and 2006, respectively.

At June 30, 2007 and 2006, total amounts available for guaranty commitments were as follows (1):

	2007	2006

Deferred guarantee fees	$49,912,960	$36,387,132
Loan loss reserves (Note 9)	485,536,621	352,465,877
Board-designated unrestricted net assets	13,293,228	13,293,228
Undesignated unrestricted net assets	328,543,385	195,479,396
Total TERI amounts available	$877,286,194	$597,625,633

(1)          Total amounts available for guaranty commitments do not necessarily represent liquid or unencumbered assets held by TERI.

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8.      Agreement with Nellie Mae, Inc.

In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. in connection with TERI guaranteed student loans.  As part of these agreements, TERI transferred funds to Nellie Mae, Inc. to be held in separate reserve accounts.  In July 1998, this agreement was transferred to the Nellie Mae Foundation (NMF) in connection with Sallie Mae’s purchase of Nellie Mae. The funds held in the reserves are to be used to reimburse NMF for principal and accrued interest of defaulted loans.  Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by NMF, will be distributed in equal shares to TERI and NMF.

TERI has guaranteed to NMF the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a NMF contribution of 1% of the original principal amount of loans guaranteed under these agreements.  Custodial reserve balances representing amounts remaining from NMF’s 1% contribution were $938,521 and $753,994 at June 30, 2007 and 2006, respectively.

TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1% of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $19 and $27 million of loans were outstanding at June 30, 2007 and 2006, respectively).  TERI was in compliance with this requirement as of June 30, 2007 and 2006, respectively.

9.      Loan Loss Reserves

At June 30, 2007 and 2006, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $13.2 and $9.6 billion, respectively, in outstanding principal value of student loans.  In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

The following table summarizes activity in the loan loss reserve account for fiscal years 2007 and 2006.

	2007	2006

Beginning balance	$352,465,877	$254,139,822
Default claims paid	(169,298,452)	(84,700,201)
Default claims recoveries, net of adjustments	89,023,642	51,087,426
Loan loss provision	213,345,554	131,938,830
Ending balance	$485,536,621	$352,465,877

10.      Bonds Payable

On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities (“SAVRS”). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the “Bonds”) bear interest rates determined on the basis of orders placed in an auction conducted on the

15

18th day of each month.  In November 2003, the Senior Series 1999A bonds were paid in full.  At June 30, 2007, the interest rate for the Subordinate Series 1999B bonds was 5.49%.  At June 30, 2006, the interest rate for the Subordinate Series 1999B bonds was 5.5%.

Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI.  The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture.  The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

Total interest paid on the Bonds payable was $274,929 and $341,431 for the years ended June 30, 2007 and 2006, respectively.

11.      Retirement Plans

Pension Plan

TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees.  Plan costs are charged to expense and funded annually.  Net periodic pension cost included the following components for fiscal years ended June 30, 2007 and 2006:

	2007	2006

Service cost	$154,770	$160,722
Interest on projected benefit obligation	265,882	241,989
Expected return on plan assets (gain)	(198,955)	(184,202)
Amortization of (gain) / loss	16,071	78,070
Net periodic pension cost	$237,768	$296,579

TERI’s current pension plan investment policy is to seek conservative growth in assets by investing in a blend of equities and fixed income instruments through participation in large well- diversified funds. Preservation of capital and earning income to reduce corporate contributions are the main objectives of this strategy. TERI’s current target allocation of pension fund assets is 50-75% in fixed income funds and 25-50% in equity funds. TERI reviews fund performance and may change the allocation between funds at managements’ discretion. The use of individual equities and individual debt instruments has not been authorized by the Pension Plan.

TERI considered the historical returns and the future expectations for returns for each asset class to determine its long-term rate of return assumption. TERI currently assumes a 5.60% net long-term rate of return on plan assets. For the twelve months ended June 30, 2007, the net return on the “balanced fund” which invests in both equity and fixed income instruments, was 14.82% while the fixed income fund earned 6% for the twelve months ended December 31, 2006.

TERI’s weighted-average asset allocations at June 30, 2007 and 2006, by asset category, are as follows:

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	2007	2006

Equities	21%	20%
Fixed Income	79%	80%
Total	100%	100%

Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2007 and 2006 were as follows:

	2007	2006

Discount rate	6.25%	6.25%
Salary increase	5.00%	5.50%

Assumptions used in determining the net periodic benefit cost for fiscal years ended June 30, 2007 and 2006 were as follows:

	2007	2006

Discount rate	6.25%	5.25%
Salary increase	5.00%	5.50%
Long-term rate of return	5.60%	5.60%

At June 30, 2007 and 2006, the plan’s funded status and pension liabilities were as follows:

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	2007	2006
Change in Benefit Obligation
Benefit obligation at beginning of year	$4,297,182	$4,598,488
Service cost (including expense load, if applicable)	154,770	160,722
Interest cost	265,882	241,989
Actuarial (gain)/loss	(14,551)	(659,160)
Benefits paid	(56,304)	(44,857)
Benefit obligation at end of year	$4,646,979	$4,297,182

Accumulated Benefit Obligation	$4,376,876	$3,966,710

Change in Plan Assets
Fair value of plan assets at beginning of year	$3,456,296	$3,317,475
Actual return on plan assets (net of expenses, if no expense load)	308,521	183,678
Employer contribution	585,000	—
Benefits paid	(56,304)	(44,857)
Fair value of plan assets at end of year	$4,293,513	$3,456,296

Funded status	$(353,466)	$(840,886)
Unrecognized net actuarial (gain) / loss	N/A	641,503
Net amount recognized	N/A	$(199,383)

Amounts Recognized in the Statement Of Financial Position Consist of:
Accrued benefit liability	N/A	(510,414)
Cumulative reduction in unrestricted net assets	N/A	311,031
Net amount recognized	N/A	$(199,383)

Amounts Recognized in the Statement Of Financial Position Consist of:
Non-current liability	(353,466)	N/A

Amounts Recognized in Unrestricted Net Assets:
Net actuarial (gain) / loss	501,315	N/A

Other Changes in Plan Assets and Benefit Obligations Recognized in Unrestricted Net Assets
Change in additional minimum liability under FAS 87	(79,819)	(648,351)
FAS 158 Change in accounting principles	270,103	N/A
Total Recognized in non operating (income) / expense	$190,284	$(648,351)

Expected Amounts Amortized from Unrestricted Net Assets into Net Periodic Benefit Cost for Fiscal Year Ending 2008
Actuarial loss / (gain)	2,962	N/A

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TERI implemented FAS 158 during the year ended June 30, 2007. The effect of implementation was an increase to pension expense and the pension liability of $270,103.

TERI expects to contribute $385,000 to the pension plan in the fiscal year ending June 30, 2008.  The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the fiscal years ended June 30 as follows:

2008	$211,770
2009	211,831
2010	228,160
2011	226,356
2012	232,977
Years 2013 - 2017	1,313,281

Defined Contribution Plan and SERP

TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees.  The expense relating to the defined contribution plan was $135,143 and $96,032 for the fiscal years ended June 30, 2007 and 2006, respectively.

Included in the accrued pension liability is a $23,434 accrual for a SERP benefit for one executive.

12.        Functional Expense Classification

TERI’s expenditures on a functional basis for the years ended June 30, 2007 and 2006 are shown below:

	2007	2006
Program expenses
Education finance	$357,706,806	$245,120,914
Education informational services	3,847,460	3,016,680
Total program expenses	361,554,266	248,137,594
Supporting services — general and administrative expenses	7,443,601	4,085,747
Interest expense	273,827	340,110
Total operating expenses	$369,271,694	$252,563,451

13.        Concentrations

Under the terms of the Master Loan Guarantee Agreement (MLGA) and subsequent amendments, TERI is a beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI’s beneficial interest in return for increased administrative fees from the Trusts. For Trusts created in 2007, TERI’s beneficial interest ranged from 34.05% to 23.51%. For Trusts created in 2006, TERI’s beneficial interest ranged from 11.9% to 14.9%.

Residual interest in securitized portfolios from these trusts accounted for 15.7% and 10.19% of TERI’s total revenue for the years ended June 30, 2007 and 2006, respectively (Note 4).

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TERI guarantees loans for over 50 clients, many of which are also clients of FMC. Major clients include J.P. Morgan Chase Bank, N.A., Bank of America, N.A. and Charter One, each of which accounts for more than 10% of guaranteed loan volume.

14.      Lease

The following table reflects expected future lease payments, for the fiscal years ended June 30 as follows:

2008	$675,085
2009	693,383
2010	784,875
2011	784,875
2012	784,875
Thereafter	1,438,938
Total	$5,162,031

15.      Contingencies

The company is subject to certain claims and pending changes in legislation arising out of the normal course of its operations. It is management’s opinion, after consultation and review of the facts, that it is improbable that the ultimate liability, if any, arising therefrom, will have any material effect on the company’s financial statements. However, liabilities related to these matters could be established in the near term if estimates of the ultimate resolution of these matters are revised.

20

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Financial Position
Year Ended June 30, 2007

	The Education	TERI
	Resources	Financial	Consolidating
	Institute, Inc.	Services, Inc.	Adjustments	Consolidated
Assets
Cash and equivalents	$49,333,442	$1,113,955	$—	$50,447,397

Restricted cash and equivalents	141,694,904	—	—	141,694,904

Marketable securities	419,401,240	—	—	419,401,240

Receivables
Guarantee fees	23,588,820	—	—	23,588,820
Accrued interest	4,997,114	—	—	4,997,114
Other	7,736,339	58,040	(66,697)	7,727,682
Total receivables	36,322,273	58,040	(66,697)	36,313,616
Notes receivable - FMC	3,734,552	—	—	3,734,552

Notes receivable - other	210,120	—	(210,120)	—

Other assets, net	396,168	72,654	—	468,822

Student loans
Student loans receivable	—	4,801,852	—	4,801,852
Receivables recoverable on claim payments	101,965,101	—	—	101,965,101
Total student loans	101,965,101	4,801,852	—	106,766,953

Residual interest in securitized portfolios	179,095,710	—	—	179,095,710
Total assets	$932,153,510	$6,046,501	$(276,817)	$937,923,194

Liabilities and Net Assets
Accounts payable and accrued expenses	$3,019,889	$87,048	$(66,697)	$3,040,240
Due to First Marblehead Education Resources	10,908,733	—	—	10,908,733
Liability for outstanding checks	39,365,874	—	—	39,365,874
Accrued pension liability	376,900	—	—	376,900
Deferred revenue - other	1,255,253	—	—	1,255,253
Deferred guarantee fees	49,912,960	—	—	49,912,960
Loan loss reserves	485,536,621	—	—	485,536,621
Notes payable	—	210,120	(210,120)	—
Bonds payable	—	3,690,000	—	3,690,000
Investment in subsidiaries	(2,059,333)	—	2,059,333	—
Net assets	343,836,613	2,059,333	(2,059,333)	343,836,613
Total liabilities and net assets	$932,153,510	$6,046,501	$(276,817)	$937,923,194

21

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Financial Position
Year Ended June 30, 2006

	The Education	TERI
	Resources	Financial	Consolidating
	Institute, Inc.	Services, Inc.	Adjustments	Consolidated
Assets
Cash and equivalents	$76,960,126	$1,127,347	$—	$78,087,473

Restricted cash and equivalents	89,462,539	—	—	89,462,539

Marketable securities	294,101,627	—	—	294,101,627

Receivables
Guarantee fees	23,636,717	—	—	23,636,717
Accrued interest	2,961,003	—	—	2,961,003
Other	3,648,933	59,352	(19,497)	3,688,788
Total receivables	30,246,653	59,352	(19,497)	30,286,508
Notes receivable - FMC	4,536,647	—	—	4,536,647

Notes receivable - other	210,120	—	(210,120)	—

Other assets, net	315,118	149,850	—	464,968

Student loans

Student loans receivable	—	7,056,549	—	7,056,549
Receivables recoverable on claim payments	59,050,105	—	—	59,050,105
Total student loans	59,050,105	7,056,549	—	66,106,654
Residual interest in securitized portfolios	100,219,192	—	—	100,219,192
Total assets	$655,102,127	$8,393,098	$(229,617)	$663,265,608

Liabilities and Net Assets
Accounts payable and accrued expenses	$1,851,693	$47,351	$(19,497)	$1,879,547
Due to First Marblehead Education Resources	10,446,966	—	—	10,446,966
Liability for outstanding checks	43,878,748	—	—	43,878,748
Accrued pension liability	510,414	—	—	510,414
Deferred revenue - other	894,300	—	—	894,300
Deferred guarantee fees	36,387,132	—	—	36,387,132
Loan loss reserves	352,465,877	—	—	352,465,877
Notes payable	—	210,120	(210,120)	—
Bonds payable	—	6,030,000	—	6,030,000
Investment in subsidiaries	(2,105,627)	—	2,105,627	—
Net assets	210,772,624	2,105,627	(2,105,627)	210,772,624
Total liabilities and net assets	$655,102,127	$8,393,098	$(229,617)	$663,265,608

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The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets
Year Ended June 30, 2007

	The Education	TERI
	Resources	Financial	Consolidating
	Institute, Inc.	Services, Inc.	Adjustments	Consolidated
Revenue
Guarantee fees	$346,041,454	$—	$—	$346,041,454
Residual interest in securitized portfolios	78,876,518	—	—	78,876,518
Investment income	29,713,625	53,158	(14,183)	29,752,600
Unrealized loss on investments in marketable securities	2,930,556	—	—	2,930,556
Grants and contracts	2,608,198	—	—	2,608,198
Origination fees	40,979,073	—	—	40,979,073
HEIC membership fees	105,937	—	—	105,937
Interest income on student loans	—	543,446	—	543,446
Interest income - FMC - notes receivable	250,377	—	—	250,377
Contractual income - FMC	247,524	—	—	247,524
Investments in subsidiaries	(46,294)	—	46,294	—
Total revenue	$501,706,968	$596,604	$32,111	$502,335,683
Expenses
Compensation and employee fringe benefits	6,445,237	—	—	6,445,237
Office expenses	465,850	—	—	465,850
Rent	695,296	—	—	695,296
Professional fees (FMER)	134,844,987	—	—	134,844,987
Professional fees (Other)	3,769,108	22,259	—	3,791,367
Loan servicing fees	—	107,673	—	107,673
Collection costs	6,546,395	—	—	6,546,395
Printing and promotion	202,904	—	—	202,904
Loan loss provision	213,345,554	—	—	213,345,554
Depreciation and amortization	105,522	45,584	—	151,106
Grants	192,937	—	—	192,937
Interest expense	—	288,010	(14,183)	273,827
Other expenses	2,029,189	179,372	—	2,208,561
Total expenses	$368,642,979	$642,898	$(14,183)	$369,271,694
Increase in net assets	$133,063,989	$(46,294)	$46,294	$133,063,989
Net assets, beginning of year				$210,772,624
Net assets, end of year				$343,836,613

23

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets
Year Ended June 30, 2006

	The Education	TERI
	Resources	Financial	Consolidating
	Institute, Inc.	Services, Inc.	Adjustments	Consolidated
Revenue
Guarantee fees	$245,352,831	$—	$—	$245,352,831
Residual interest in securitized portfolios	32,260,402	—	—	32,260,402
Investment income	16,865,222	43,058	(14,183)	16,894,097
Unrealized loss on investments in marketable securities	(2,449,232)	—	—	(2,449,232)
Grants and contracts	2,384,426	—	—	2,384,426
Origination fees	20,339,068	—	—	20,339,068
HEIC membership fees	87,564	—	—	87,564
Interest income on student loans	—	676,382	—	676,382
Interest income - FMC - notes receivable	296,974	—	—	296,974
Contractual income - FMC	747,528	—	—	747,528
Investments in subsidiaries	(13,100)	—	13,100	—
Total revenue	$315,871,683	$719,440	$(1,083)	$316,590,040
Expenses
Compensation and employee fringe benefits	3,427,922	—	—	3,427,922
Office expenses	293,462	—	—	293,462
Rent	542,939	—	—	542,939
Professional fees (FMER)	106,072,120	—	—	106,072,120
Professional fees (Other)	3,379,202	20,752	—	3,399,954
Loan servicing fees	—	125,782	—	125,782
Collection costs	5,140,242	—	—	5,140,242
Printing and promotion	127,588	—	—	127,588
Loan loss provision	131,938,830	—	—	131,938,830
Depreciation and amortization	103,855	69,367	—	173,222
Grants	87,474	—	—	87,474
Interest expense	—	354,293	(14,183)	340,110
Other expenses	731,460	162,346	—	893,806
Total expenses	$251,845,094	$732,540	$(14,183)	$252,563,451
Increase in net assets	$64,026,589	$(13,100)	$13,100	$64,026,589
Net assets, beginning of year				$146,746,035
Net assets, end of year				$210,772,624

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PROSPECTUS

The National Collegiate Student Loan Trusts
Issuing Entities
Student Loan Asset Backed Notes and Certificates

The National Collegiate Funding LLC
Depositor and Sponsor

The Depositor and the Sponsor

The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation.

The Securities

The depositor from time to time will issue student loan asset backed securities through one or more trusts. The student loan asset backed securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

•              One or more classes of notes secured by the assets of that trust; and

•              One or more classes of certificates that represent ownership interests in the assets of the trust for that issue.

A class of notes or certificates may:

•              Be senior or subordinate to other classes; and

•              Receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of notes or certificates will have the right to receive payments on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

•              Private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity;

•              Guaranty obligations of any private guarantors of the student loans, if applicable; and

•              Other funds, investments and property described in the applicable prospectus supplement.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and the certificates of each series. The supplement will also give details of the specific student loans, credit enhancement and other assets of the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should consider carefully the risk factors described in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable issuing entity only. They do not represent interests in or obligations of The First Marblehead Corporation, any seller or guarantor of loans to the depositor, the depositor, the servicers or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

September 17, 2007

Table of Contents

Prospectus

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

(a)           This prospectus, which provides general information, some of which may not apply to your series of securities; and

(b)           The related prospectus supplement that describes the specific terms of your series of securities, including:

•      The timing of interest and principal payments;

•      Financial and other information about the student loans and the other assets owned by the trust;

•      Information about credit enhancement;

•      The ratings; and

•      The method of selling the securities.

You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

PROSPECTUS SUMMARY

This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

PRINCIPAL PARTIES

Trust

A Delaware statutory trust for each series of securities governed by a trust agreement between the depositor and an owner trustee.

Depositor and the Sponsor

The National Collegiate Funding LLC, is a limited liability company and a wholly-owned subsidiary of The First Marblehead Corporation and is both the sponsor of the securitizations and the depositor. The depositor is a special purpose “bankruptcy remote” entity formed to purchase student loans from commercial banks, other institutions and lenders and to form trusts that will issue student loan asset backed securities.

Owner Trustee

For each series of securities, the related prospectus supplement will specify the owner trustee for the related trust.

Servicers

It is expected that the trust student loans will be serviced by one or more third party servicers.

Indenture Trustee

For each series of securities, the related prospectus supplement will specify the indenture trustee for the securities.

Administrator

First Marblehead Data Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of The First Marblehead Corporation, will act as administrator of each trust.

Back-up Administrator

It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

Structuring Advisor

The First Marblehead Corporation, a Delaware corporation, will act as structuring advisor to the depositor and the sponsor.

THE NOTES

Each series of securities may include one or more classes of student loan asset backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes may be denominated in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement.

The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

Classes of notes may also have different interest rates. The interest rate may be:

•                  Fixed;

•                  Variable;

•                  Adjustable;

•                  Auction-determined; or

•                  Any combination of these rates.

The related prospectus supplement will specify:

•                  The principal or notional amount of each class of notes; and

•                  The interest rate for each class of notes or the method for determining the interest rate.

If a series includes two or more classes of notes:

•                  The timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or

•                  Payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

THE CERTIFICATES

Each series of securities may also include one or more classes of certificates. The certificates will be issued under a trust agreement for that series. We may offer each class of certificates privately, as specified in the related prospectus supplement.

Certificates will be available for purchase in a minimum denomination, as specified in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Each class of certificates will have a stated certificate balance. The certificates may also yield a return on that balance at a specified certificate rate. That rate of return may be:

•                  Fixed;

•                  Variable;

•                  Adjustable;

•                  Auction-determined; or

•                  Any combination of these rates.

Certificates may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

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The related prospectus supplement will specify:

•                  The certificate balance for each class of certificates; and

•                  The rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:

•                  The timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and

•                  Distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

ASSETS OF THE TRUST

The assets of each trust will include a pool of private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity.

We call the student loans owned by a specific trust “trust student loans.”

The assets of the trust will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from various originators or holders of student loans, including commercial banks, other institutions and lenders. We may also purchase student loans from an affiliate or a warehouse which in turn has purchased the loans from one of those originators and is holding student loans on an interim basis. The prospectus supplement for your securities will describe the seller or sellers of the student loans and the approximate aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and the right to receive payments under any swap agreements, interest rate protection agreements, yield protection agreements or guaranteed investment contracts entered into by the trust. See “Certain Information Regarding the Securities – Credit and Cash Flow or other Enhancement or Derivative Arrangements” below.

The student loans may or may not be insured by a guarantor or surety. The prospectus supplement for your securities will describe each guarantor or surety for any student loans related to your securities if your securities have the benefit of the guaranty.

A trust may also have among its assets various agreements with counterparties providing for interest rate, currency swaps and caps. These agreements will be described in the related prospectus supplement.

COLLECTION ACCOUNT

For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

PRE-FUNDING ACCOUNT

A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

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RESERVE ACCOUNT

For each trust there may be one or more reserve accounts. On the applicable closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the required amount of each reserve account. The prospectus supplement for each trust will describe the circumstances in which amounts in the reserve account will be available to cover shortfalls in payments due on the notes and certain expenses of the trust. It will also describe the manner in which amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of securities may include one or more of the following:

•                  Subordination of one or more classes of securities;

•                  Reserve accounts;

•                  Excess interest on the student loans;

•                  Overcollateralization;

•                  Letters of credit, or credit or liquidity facilities;

•                  Financial insurance;

•                  Surety bonds;

•                  Guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans;

•                  Guaranteed investment contracts;

•                  Interest rate, currency swaps and cap agreements;

•                  Interest rate protection agreements;

•                  Repurchase obligations;

•                  Yield protection agreements; or

•                  Any combination of the foregoing.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

STUDENT LOAN PURCHASE AGREEMENTS

For each trust, we will acquire the related student loans under student loan purchase agreements with various originators or holders. The student loans will in turn be purchased by the trust from us with proceeds from the sale of the securities. We will assign our rights under the student loan purchase agreements to the trust, which will further assign these rights to the indenture trustee as collateral for the securities.

DEPOSIT AND SALE AGREEMENTS

We will sell student loans to the trusts under a deposit and sale agreement. The trusts may purchase student loans that are owned by one or more trusts that were previously formed by The First Marblehead Corporation or an affiliate. The owner trustee will hold legal title to the trust student loans. The trusts will assign their rights under the deposit and sale agreement to the indenture trustee as collateral for the securities.

SERVICING AGREEMENTS

Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust.

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Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

SERVICING FEE

Each servicer will receive a servicing fee and reimbursement for expenses and charges, which in the case of any primary servicer will be specified in the related prospectus supplement.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

ADMINISTRATION AGREEMENT

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. Under these agreements, First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust.

ADMINISTRATION FEE

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.

STRUCTURING ADVISORY AGREEMENT

The First Marblehead Corporation, in its capacity as structuring advisor, will enter into a structuring advisory agreement. Under this agreement, The First Marblehead Corporation will undertake specific structuring advisory duties for us.

STRUCTURING ADVISOR FEE

The structuring advisor will receive a structuring advisor fee specified in the structuring advisory agreement and the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

Under the deposit and sale agreement for each trust, we, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS UNDER THE STUDENT LOAN PURCHASE AGREEMENTS

In each student loan purchase agreement, each seller of the student loans will make representations and warranties to us concerning the student loans covered by that student loan purchase agreement. These representations and warranties will be similar to the representations and warranties made by us under the related deposit and sale agreement.

The sellers will have repurchase and reimbursement obligations under the student loan purchase agreement that will be similar to ours under the deposit and sale agreement. We will assign our rights under the student loan purchase agreement to each related trust.

COVENANTS OF THE SERVICERS

Each servicer will service the student loans acquired by us pursuant to a servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys’ fees, which arises out of or relates to the servicer’s acts or omissions with respect to the services provided under the

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servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

TAX CONSIDERATIONS

See “U.S. Federal Income Tax Consequences.”

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Internal Revenue Code of 1986, as amended, also referred to as the Code, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of securities could give rise to a transaction prohibited or subject to tax under ERISA or the Code.

RATINGS

All of the securities offered by a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The related prospectus supplement will specify the ratings for the securities.

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THE TRUSTS

Each series of securities will be issued by one or more trusts. Each trust will be governed by a trust agreement. We will specify the owner trustee for each trust in the prospectus supplement for your securities. The activities of each trust will be limited to the following activities:

•                  Acquire, hold and sell trust student loans, the other trust assets and related proceeds;

•                  Issue the securities;

•                  Enter into derivative products and credit enhancement facilities;

•                  Make payments on the securities;

•                  Perform duties as specified in the related trust agreement; and

•                  Engage in other incidental or related activities.

Each trust will have only nominal initial capital. The proceeds from the sale of the related securities will be used to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the trust will include:

•                  The trust student loans themselves, legal title to which the owner trustee will hold;

•                  All funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety payments (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

•                  All funds and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

•                  Rights under the related transfer and servicing agreements, including the rights, if any, to require the sellers, the servicers or us to repurchase trust student loans from it under some conditions;

•                  Rights under the guaranty or surety agreements with guarantors or insurers; and

•                  Any other property described in the prospectus supplement.

The owner trust certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicers, directly or through a custodian, will retain possession of the promissory notes, credit agreements and other documents related to the trust student loans as custodians for the trust.

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USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the trust will purchase the trust student loans from us and make an initial deposit into the reserve account, the pre-funding account, if any, and any other account described in the applicable prospectus supplement with the net proceeds of sale of the securities. The trust may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE SPONSOR, THE FIRST MARBLEHEAD CORPORATION,
THE ADMINISTRATOR, THE SERVICERS AND THE CUSTODIANS

The Sponsor

The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation and is the sponsor of the securitizations. We were formed in Delaware on March 13, 2003 as a limited liability company with a single member. We have only limited purposes, which include purchasing student loans from various sellers, transferring the student loans to the trusts and other incidental and related activities. We rely entirely on the securitizations in order to fund our purchase of the student loans. At the time of closing we have no continuing duties after the issuance of the securities either related to the securities or the trust student loans. However, under the terms of each deposit and sale agreement, upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers. Our principal executive offices are at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and our telephone number is (800) 895-4283.

For a description of the size, composition and growth of the sponsor’s portfolio of student loans that have been previously securitized and any material factors regarding origination or performance of prior securitizations see the related prospectus supplement.

For a description of the underwriting criteria and the relationship between the student loan guarantor and the sponsor see “Description of Student Loan Programs” below and “The Student Loan Guarantor” in the related prospectus supplement.

We have taken steps intended to prevent any application for relief by The First Marblehead Corporation under any insolvency law to result in consolidation of our assets and liabilities with those of The First Marblehead Corporation. We cannot, without the affirmative vote of 100% of our board of managers, including the affirmative vote of each independent manager, do any of the following:

•                  Engage in any business or activity other than our limited purposes (described above);

•                  Incur any indebtedness other than in certain limited circumstances;

•                  Dissolve or liquidate, in whole or in part;

•                  Consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity; or

•                  Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, or file a petition seeking or consenting to,

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reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of the sellers or a substantial property, or make any assignment for the benefit of creditors, or admit in writing our inability to pay our debts generally as they become due, or take any action in furtherance of any of the above.

There can be no assurance that the activities of The First Marblehead Corporation or us would not result in a court concluding that some or all of the assets and liabilities of us, the sellers or the trusts should be substantively consolidated with or restored to or made a part of those of The First Marblehead Corporation in a proceeding under the Bankruptcy Code. If a court were to reach that conclusion or a filing were made under the Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the securities could occur or reductions in the amounts of the distributions could result.

The First Marblehead Corporation

The First Marblehead Corporation will act as structuring advisor to us. The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The First Marblehead Corporation helps meet the growing demand for private education loans by providing financial and educational institutions, as well as business and other enterprises, with an integrated suite of services for designing and implementing student loan programs. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser degree, on continuing education programs, the primary and secondary school market, career training and study abroad programs. The First Marblehead Corporation is entitled to receive fees for the services it provides in connection with processing and securitizing its clients’ loans, including structural advisory fees, residuals and administration fees. From time to time, The First Marblehead Corporation may also receive fees for its services in securitizing private student loan portfolios from third parties. The First Marblehead Corporation’s subsidiary Union Federal Savings Bank is a federally chartered thrift that offers, as of the date of this prospectus, private student loans, residential retail mortgage loans, retail savings products and time deposit products. Private student loans funded by Union Federal Savings Bank are also deposited into the trusts for securitization.

The First Marblehead Corporation was formed as a limited partnership in 1991 and was incorporated in Delaware in August 1994. On October 31, 2003, The First Marblehead Corporation’s common stock was listed on the New York Stock Exchange under the symbol “FMD.”  The First Marblehead Corporation’s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

The First Marblehead Corporation is the beneficial owner of all of the outstanding capital stock of First Marblehead Data Services, Inc. and is the beneficial owner of all of the outstanding membership interests of The National Collegiate Funding LLC.

The Administrator

First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust. Since its inception First Marblehead Data Services, Inc. has existed to administer certain securitization trusts and has no other material operations other than the administration of such trusts.

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The services provided by the administrator include, among others:

•                  Responding to requests from borrowers, educational institutions, guarantors, the trustees and others with respect to the trust student loans;

•                  Administering our accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing annual operating budgets, statistical reports and cash flow projections to the extent required by an indenture; and

•                  Retaining and managing collection agents and other professional service providers to collect defaulted trust student loans.

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.

It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

First Marblehead Data Services, Inc. was incorporated in Massachusetts in April 1996. First Marblehead Data Services, Inc.’s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

The Servicers

General. It is expected that the trust student loans will be serviced by one or more third party servicers. A description of each primary servicer will be provided in the applicable prospectus supplement to this prospectus. Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

Each servicer will receive a servicing fee, which in the case of any primary servicer will be specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys’ fees, which arises out of or relates to the servicer’s acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the applicable servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

Each servicing agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the such servicer’s assessment of compliance with the related servicing agreement, including all statutory provisions incorporated into the related servicing agreement. The accounting firm will base this report on its examination of various

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documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

Each servicing agreement will require the related servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default.

The Custodians. The indenture trustee and we will enter into a separate custodial agreement with each servicer, pursuant to which all trust student loans (including all trust student loans with respect to which the indenture trustee holds legal title) will be placed in the possession of the custodians, as agents of the indenture trustee, for the purpose of perfecting a security interest to the extent the trust student loans are evidenced by instruments.

The prospectus supplement for a series may contain additional information concerning the administrator, the servicers, the custodians or us.

DESCRIPTION OF STUDENT LOAN PROGRAMS

General

Several different lenders or other institutions will sell to us pools of student loans originated under various private student loan programs. We may acquire additional student loans originated pursuant to the loan programs and sold by the sellers pursuant to student loan purchase agreements entered into with The First Marblehead Corporation with amounts on deposit in the pre-funding account. None of the trust student loans purchased by us will be guaranteed directly or indirectly by the federal government or by any state, or by any federal or state agency.

The Student Loan Programs

The private student loan programs offered by each seller include, but are not limited to:

•                  Undergraduate creditworthy;

•                  Graduate creditworthy;

•                  Graduate creditready;

•                  Continuing education creditworthy;

•                  K-12 creditworthy;

•                  Health professions creditworthy; and

•                  Health professions creditready.

Changes in the loan programs will be described in the related prospectus supplement. Eligible students may be able to consolidate one or more loans into one loan. Consolidation loans may have different payment terms and interest rates. Specific terms regarding consolidation loans, if any, will be described in the related prospectus supplement.

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Marketing Channels

The trust student loans are made up of loans that have been marketed under either Direct to Consumer loan programs or School Channel loan programs. Direct to Consumer loan programs are those marketed by lenders, businesses, unions, affinity groups or other organizations directly to prospective borrowers. School Channel loan programs are those marketed by lenders or third parties to student borrowers through the educational institutions those students attend.

Other marketing programs may be used to market the student loans as described in the related prospectus supplement.

Origination Processing

On behalf of the funding lenders and a private guarantor, First Marblehead Education Resources, Inc. provides outsourced loan origination, customer service, default prevention, default processing and other administrative services related to the trust student loans. Generally, the origination processing consists of three phases:  application processing, credit agreement processing, and disbursement.

Application Processing. Once a potential borrower submits application data for processing by internet, phone or mail, the origination system automatically generates and sends a confirmation notice, typically via e-mail, to the applicant. Customized third-party credit decision software then analyzes the submitted application data. Application data is automatically sent to credit bureaus, which generate and return a credit report. The credit decision software then applies the credit report data and all scoring parameters associated with the loan type, and a credit decision is generated. This automated underwriting process allows delivery of a loan application decision with respect to a significant majority of applications. Some applications with either incomplete information, information mismatches or scores close to cut-off are sent to a credit analyst for review. The initial determination is communicated to the applicant, primarily through email, informing him or her whether the application is conditionally approved, rejected or in review. The applicant receives instructions as to next steps and is provided a website navigation link to check his or her loan status. Access requires use of security protocols established during the application. Simultaneously, customer service platforms, including automated voice response, online status and customer service applications, are updated.

Credit Agreement Processing. Once a loan application is approved, a credit agreement is generated that contains the terms and conditions of the loan. For those lenders and borrowers that prefer electronic document delivery, an automated email is sent to the borrower, which contains a navigation link to prompt the borrower to access a secure website to retrieve the credit agreement and certain regulatory disclosures. The note can be viewed, downloaded and printed by the borrower and faxed or mailed back. For those lenders that do not participate in the electronic delivery system, or for those borrowers that prefer paper documentation, a pre-filled credit agreement is mailed to the borrower for signature and return by mail.

Disbursement. Once all applicant data, a signed credit agreement, evidence of enrollment and any income verification are received, the loan funds are disbursed with funds made available by the lenders. Depending on the loan program and type of disbursement, funds are either sent to the borrower or to the particular school, either directly or through a central disbursing agent.

First Marblehead Education Resources, Inc. was incorporated in Delaware on March 8, 2001. First Marblehead Education Resources, Inc.’s principal executive offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (800) 895-4283.

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Eligibility Requirements

To qualify, the applicant must meet the following eligibility requirements:

•                  The student borrower must be enrolled at least half-time for the loan period in question, except for continuing education loan borrowers. For all loans except K-12 loans and continuing education loans, the program in which the student is enrolled must be a degree- or certificate-granting program.

•                  The student borrower must be at least the age of majority in his or her state of residence at the time of the loan application (i.e., 18 years old, except 21 in Mississippi, and 19 in Alabama and Nebraska) or be at least 17 years old and apply with a qualified cosigner. This does not apply to K-12 loan students, because they are not signatories on their credit agreements.

•                  Joint application is not required. If a second signer is necessary to meet credit criteria, or desired by the borrowers, then both applicants become joint applicants for the benefit of the student and cosigners under the credit agreement. Borrower and cosigner(s) need to sign the application and credit agreement to be eligible for the loan.

•                  The applicant who meets the creditworthiness or creditreadiness criteria, as applicable, must be a United States citizen/national or a permanent resident alien of the United States.

The standards for school eligibility to participate in loan programs vary but generally include, without limitation:

•                  Accreditation as a degree-granting institution of higher education in the United States or Canada and proof thereof (for graduate loan programs, schools must be accredited to grant master and/or doctorate degrees, or the equivalent, in any professional field);

•                  A default rate as reported by the U.S. Department of Education;

•                  Proof that the school is operating legally in the state in which it is located; and

•                  Certification that the school is in compliance with all laws of that state concerning its education curriculum.

Credit Underwriting

Creditworthiness Criteria.

For loans other than creditready loans, creditworthiness is mandatory for at least one applicant for any loan. The following discusses what “creditworthiness” means.

•                  Credit Analysis.

The process of credit underwriting for all loan programs begins with obtaining an online credit bureau report for each applicant. This report is analyzed:

(i)                                     To determine if the credit score meets the minimum criteria for the particular loan program concerned, and

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(ii)                                To determine if the credit bureau report meets the standards set forth below.

•                  Credit Bureau Report Criteria.

(i)                                   The credit bureau report must indicate a credit score that meets or exceeds the minimum requirement for the particular loan program concerned. For reconsideration, the underwriter must obtain an updated credit bureau report with a score that meets or exceeds the minimum requirement,

(ii)                                 At least 21 months of credit history,

(iii)                              No record of two (or more) 90-day delinquencies in the credit bureau file,

(iv)                              No record of both a 90-day delinquency and a 60-day or more delinquency in the credit bureau file,

(v)                                 No record of both a 90-day delinquency and any one trade line with three 30-day or more delinquencies in the credit bureau file,

(vi)                              No record of a paid or unpaid charged off, an account in collection status or a settled account of up to $400 within the past five years,

(vii)                         No record of a foreclosure, repossession, open judgment or suit, unpaid tax lien, or other negative public record items in the past seven years,

(viii)                      No record of a bankruptcy for up to ten years in the past, and

(ix)                              No record of a student loan default. A closed student loan default will be recognized as a charge-off on a trade line listed on the credit bureau report.

For a limited segment of pricing tiers of certain participant lenders, subsections (iii) – (vii) above may not apply.

In order to be “creditworthy,” a borrower must also meet the following employment, income, and length of residence criteria:

Employment and Income Verification.

In order to be “creditworthy”, a borrower must demonstrate proof of positive income, which proof shall take the form of one or more of the following, as applicable:

If the borrower is a wage earner:

(i)                                   Borrower must supply a pay stub dated within the past 60 days that states the employer’s name and employee’s name.

(ii)                                If the borrower cannot supply a pay stub or the pay stub is insufficient, alternative documentation can substitute, as follows:

(a)                                  A letter from employer(s) documenting start date(s), employment status and hours worked; or

(b)                                 Previous W-2 statement or the first two pages of the most recent federal tax return (signed by the borrower/taxpayer or, for electronically filed returns, accompanied by an IRS confirmation notice); or

(c)                                  A letter from employer(s) confirming disability, military, maternity, or other leave of absence; or

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(d)                                 Verification by a third party provider of employment and income information.

(iii)                             Borrower must have been employed at current or former employers for a minimum of two (2) continuous years. Periods of disability, military, maternity, other leave of absence, or for loans where the application was received on or after May 5, 2006 and the applicants have a credit score of 700 or greater, a 60-day period of transition from one job to another will not be deducted from the time of employment.

(iv)                              If borrower is a student and wishes to have his/her wage income used in the loan decision, borrower must submit a pay stub no more than sixty (60) days old with year-to-date salary or a letter from employer(s) documenting start date(s), employment status and hours worked, or the first two pages of the most recent federal tax return (signed by the borrower/taxpayer or, for electronically filed returns, accompanied by an IRS confirmation notice).

Self-employed borrowers must submit a signed copy of the last two (2) years’ Federal personal income tax returns with all schedules. Also, the borrower must have been operating his or her business for a minimum of 24 months.

If borrower is retired, he/she must submit:

(i)                                     A copy of most recent pension statement (1099), or

(ii)                                  A copy of most recent social security income statement (1099), or

(iii)                               For loans where the application was received on or after May 5, 2006,

(a)                                  A copy of the first two pages of the most recent federal tax return, or

(b)                                 A copy of a bank statement showing auto-deposit of retirement income.

If borrower cites “other income” (interest, rental, alimony, capital gains, etc.) in application, he/she must submit a copy of the two most recent Federal personal income tax return (signed by the borrower/taxpayer) with all applicable schedules. Applicants who choose to rely on alimony, child support, or separate maintenance payments must also submit a complete copy of the divorce decree.

Notwithstanding the requirements set forth above, for those creditworthy cosigners (in loan programs other than the continuing education loan program) who meet the following criteria:

•                  A wage earner (NOT self-employed);

•                  Applies for $10,000 or less; and

•                  Has a credit score of 680 or greater;

the underwriter will request that the applicant verify income/employment by providing the documentation for a wage earner as described above.   If the creditworthy cosigner meeting the above criteria does not provide such documentation, then telephone verification of income and employment may substitute for the missing income and employment documentation at the reasonable discretion of the analyst processing the

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application.  No documentation waiver will be granted unless the analyst at least verifies the cosigner’s employment by telephone.

All other income and employment criteria will remain the same for self-employed individuals, retired individuals, students applying in their own name as creditworthy, continuing education loans, and borrowers applying for more than $10,000.

•                  Length of Residency.

If a borrower is applying on the basis of creditworthiness, then at least one creditworthy borrower must have:

(i)                                     resided at his/her current and immediately previous address for a period equal to or exceeding twelve (12) total consecutive months, and

(ii)                                  resided in the United States for the past two (2) years.

Creditreadiness Criteria.

In some programs students may borrow on their own signatures. Any such student borrower must be “creditready” but need not be “creditworthy.”  To be creditready, an applicant must meet the following:

•                  Credit Bureau Criteria.

The applicant must:

•                  have a credit score that meets the program minimum or

•                  have no credit score but also meet the credit bureau criteria (other than score and 21 month credit history) under “Creditworthiness Criteria” above.

•                  Judgmental Criteria.

If applicable, the judgmental criteria for a creditready borrower are the same as for a creditworthy borrower.

•                  Revolving Debt Criteria.

The underwriter will examine the credit bureau report to determine what percentage and amount of the applicant’s debt is revolving debt. If the total revolving debt listed on the credit bureau exceeds $15,000, and is greater than 70% of the applicant’s total revolving credit lines, the application may be approved only with the consent of the underwriter on a case-by-case basis.

•                  Length of Residency.

Residency requirements are the same for creditready and creditworthy borrowers. Accordingly, creditready borrowers must have:

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(i)                                     resided at his/her current or immediately previous address for a period equal to or exceeding twelve (12) total months, and

(ii)                                  resided in the United States for the past two (2) years.

•                  Employment Criteria.

None.

Interest

The rate of interest is variable and adjusts monthly or quarterly on the first day of each calendar month or quarter, as applicable, and will be based on one of the following reference index rates:

•                  The London Interbank Offered Rate or LIBOR;

•                  A bank’s prime rate; or

•                  U.S. Treasury Bill rates.

The margin over the interest index is set by the sellers in the student loan notes and may be tiered to reflect the historic risk characteristics of borrowers, whose credit history places them in a particular tier of a tiered loan program.

Borrower Fees

For each student loan, an origination fee is added to the loan amount. The origination fee ranges from 0% to 12% at time of disbursement and 0% to 3% at time of repayment. The fee is computed as a percentage of the total of the amount advanced in cash and the fee. The sellers in turn may pay a guaranty fee to a guaranty agency, which may or may not match the amount charged to the borrower. The sellers may also elect to have tiered guaranty fees within a particular program to reflect historic rates of default for loan program borrowers with particular credit characteristics.

Repayment

Continuing education credit-worthy loans, graduate credit-worthy and credit-ready loans and health profession credit-worthy and credit-ready loans offer full deferment of principal and interest during in-school and grace periods. K-12 credit-worthy loans offer immediate repayment of principal and interest. Undergraduate credit-worthy loans offer immediate repayment of principal and interest, deferment of principal only and full deferment of principal and interest during in-school and grace periods. Generally, borrowers in undergraduate and graduate loan programs can obtain deferments for up to five years, and students who go on to medical and dental internship or residency after finishing an undergraduate or graduate degree can receive deferment for up to a total of eight years. In addition, after expiration of the initial deferment period, borrowers in some undergraduate loan programs may receive an additional five-year period of deferment during the repayment period to complete an additional degree. Continuing education loans have a maximum deferment period of two years and health profession loans may be deferred for up to six years. K-12 loan borrowers have no deferment period. When borrowers choose to defer interest, accrued interest is added to the outstanding loan balance either on a quarterly basis or when entering repayment of interest and principal. A hardship forbearance is available for medical or economic hardship for up to a maximum of twelve months during the life of a loan. Forbearance is administered by the servicers in accordance with the servicing guidelines. In addition to

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providing documentation regarding hardship, the borrower must agree to capitalize all interest accruing during the forbearance period. In general, each loan must be scheduled for repayment of principal and interest over a period of up to 20 years with a minimum monthly payment of $25.00. Loans over $40,000 may be repaid over 25 years.

THE STUDENT LOAN POOLS

We will purchase the trust student loans from sellers described in the related prospectus supplements for your securities out of the portfolio of student loans held by those sellers. The trust student loans must meet several criteria, including:

•                  The loan may be guaranteed or insured as to principal and interest by a private guarantor or insurer identified in the prospectus supplement.

•                  Each loan was originated in the United States, Canada, its territories or its possessions in accordance with the guidelines of the specific loan program.

•                  Each loan contains terms consistent with the program guidelines and the applicable guaranty agreements, if any.

•                  Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

•                  Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the trust student loans in the related trust that will include:

•                  The composition of the pool;

•                  The distribution of the pool by loan type, payment status, interest rate, interest capitalization frequency during deferral period and remaining term to maturity;

•                  The borrowers’ states of residence; and

•                  The percentages of the trust student loans guaranteed by the applicable guarantors.

Delinquencies, Defaults, Claims and Net Losses

If a substantial portion of the trust student loans in the trust assets for a particular series of securities are guaranteed by a specific private guarantor, certain historical information about delinquencies, defaults, recoveries, guaranty claims and net losses of comparable guaranteed student loans to the trust student loans will be set forth in the related prospectus supplement. The delinquency, default, recoveries claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Termination

For each trust, the obligations of the servicers, the owner trustee, the indenture trustee or us under the transfer and servicing agreements will terminate upon:

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•                  The maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan; and

•                  The payment to the securityholders of all amounts required to be paid to them.

STATIC POOL INFORMATION

For each student loan pool discussed above, the sponsor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

TRANSFER AND ADMINISTRATION AGREEMENTS

General

The following is a summary of certain terms of:

•                  The student loan purchase agreements, pursuant to which we will acquire the student loans from the sellers;

•                  The deposit and sale agreements, pursuant to which we will sell the student loans to the owner trustee on behalf of the trust; and

•                  The administration agreement, pursuant to which the administrator will undertake specific administrative duties for each trust.

The following summaries do not cover every detail of these agreements and are subject to all of the provisions of the agreements.

The Student Loan Purchase Agreements

The following is a summary of certain terms of the student loan purchase agreements pursuant to which the sellers have agreed to sell, from time to time, pools containing private education loans originated or otherwise held by them to The First Marblehead Corporation or to us, as an entity designated by The First Marblehead Corporation to acquire the loans.

Pursuant to each student loan purchase agreement, each seller makes representations and warranties with respect to each of the trust student loans. Although the representations and warranties are negotiated by each seller and there is some variance among the student loan purchase agreements, the representations and warranties generally include the following:

•                  Each of the trust student loans:  is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles; if subject to a guaranty agreement, is covered by and entitled to the benefits of the guaranty; and is fully disbursed;

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•                  At the time of origination, each trust student loan and any accompanying notices and disclosures conform in all material respects to all applicable state and federal laws, rules and regulations; each trust student loan was documented on forms set forth in the program guidelines and contained consumer loan terms and, if guaranteed, involved guaranty fees payable to a guaranty agency in strict conformity with the program guidelines; the origination of each trust student loan was conducted in substantial compliance with the program guidelines and in compliance in all material respects with all applicable state and federal laws concerning the actions of the seller; and the seller did not discriminate based upon the age (other than the laws limiting the capacity to enter into a binding contract), sex, race, national origin, color, religion or marital status of any borrower in making the trust student loan;

•                  At the time of origination, each trust student loan is in compliance with any applicable usury laws;

•                  There is no defense to payment, counterclaim or setoff with respect to any trust student loan (in the case of one seller, this representation is limited to at the time of origination); there is no action before any state or federal court, administrative or regulatory body, pending or threatened against the seller in which an adverse result would have a material adverse effect upon the validity or enforceability of the trust student loans originated by the seller;

•                  Each and every trust student loan included in the pool of trust student loans or acquired by us is owned by the seller and is free and clear of any liens, claims or demands of any person, and the seller has the absolute right to transfer the same to us; and

•                  With respect to each trust student loan acquired by us, the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of the terms set forth in the program guidelines, and the trust student loan has been serviced at all times in substantial compliance with the program guidelines.

In the event any representation or warranty made by a seller pursuant to the student loan purchase agreement proves to be inaccurate or incomplete in any material respect as of the date when made, the seller has the right (but not the obligation) to elect to repurchase the affected trust student loan or loans for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Whether or not the seller exercises the option, it has the obligation to indemnify us with respect to losses arising out of any material breach of its representations or warranties.

Deposit and Sale Agreement

On the closing date, we will sell to the owner trustee, on behalf of the trust, our entire interest in the student loans acquired by us from the sellers. Each student loan will be listed in an exhibit to the deposit and sale agreement. The related trustee concurrently with the sale will issue the notes and the certificates. The trust will apply net proceeds from the sale of the notes and the certificates to purchase the student loans from us.

In each deposit and sale agreement, we will make representations and warranties concerning the trust student loans to the related trust for the benefit of securityholders, including representations and warranties that are substantially the same as those made by the sellers to the depositor. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers.

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The Administration Agreement

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Principal and Interest on the Notes

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made before payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate, any combination of these rates or a different rate specified in the related prospectus supplement. Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify the rate of interest for each class of notes or the method for determining the note rate.

In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

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DESCRIPTION OF THE CERTIFICATES

General

For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

The certificates will be available for purchase in minimum denominations specified in the related prospectus supplement. Certificates of a given series owned by us or our affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that certificates owned by us or our affiliates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

Distributions on the Certificate Balance

The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, any combination of the foregoing or a different rate specified in the related prospectus supplement.

The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

Certificates may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

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CERTAIN INFORMATION REGARDING THE SECURITIES

Classes of securities may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

Each class of securities that is interest bearing may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed as specified in the applicable prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate or a negotiable certificate of deposit rate.

Floating rate securities also may have either or both of the following:

•                  A maximum limitation, or ceiling, on its interest rate; and

•                  A minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

The administrator or the indenture trustee for each trust that issues a class of floating rate securities will calculate interest on that class. In the absence of manifest error, all determinations of interest by the administrator or the indenture trustee will be conclusive for all purposes and binding on the holders of the floating rate securities.

LIBOR Rate Securities

The LIBOR rate securities will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate securities will be paid in arrears on each distribution date. The distribution date for the LIBOR rate securities will be the business day specified in the prospectus supplement following the end of the interest accrual period for the

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securities specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate securities for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the securities plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate securities will be payable as specified in the applicable prospectus supplement.

The interest rate payable on the LIBOR rate securities may be subject to limitations described in the related prospectus supplement.

If so provided in the related prospectus supplement, a trust may enter into a LIBOR security derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the securities over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the securities at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the collection account on any distribution date after payment of interest and principal due on the securities and, if necessary, replenishment of the reserve account to the required minimum balance.

Accrual Securities

Accrual securities will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual securities, the amount of accrued interest will be added to the principal balance thereof on each interest payment date. The principal balance of the accrual securities will begin to be paid from available funds received with respect to the trust student loans after the date that accrued interest is no longer being added to the principal balance of the securities. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding principal balance thereof immediately prior to the interest payment date.

Original Issue Discount Securities

Original issue discount securities will have a stated maturity set forth in the applicable prospectus supplement. The securities will be issued at a discount from the principal amount payable at maturity. The securities may have a “zero coupon” and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount securities, all or some portion of the interest due will accrue during the life of the security and be paid only at maturity or upon earlier redemption. Each holder of an original issue discount security will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and/or interest on each class of securities.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

General. The trust fund may include one or more credit or cash flow enhancement or derivative arrangements, as described in this section. All credit or cash flow enhancement or derivative arrangements included in any trust fund will be used only in a manner that reduces or alters risk resulting

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from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement or derivative arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement or derivative arrangements may take the form of:

•                  Subordination of one or more classes of securities;

•                  Reserve accounts;

•                  Excess interest on the student loans;

•                  Overcollateralization;

•                  Letters of credit, or credit or liquidity facilities;

•                  Financial insurance;

•                  Surety bonds;

•                  Guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans;

•                  Guaranteed investment contracts;

•                  Interest rate, currency swaps and cap agreements;

•                  Interest rate protection agreements;

•                  Repurchase obligations;

•                  Yield protection agreements; or

•                  Any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Subordination. If so provided in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions on any distribution date will be subordinated to the corresponding rights

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of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Reserve Account. If so provided in the related prospectus supplement, a reserve account will be established for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. Any increase will be funded by deposits into the reserve account of some or all of the amount of collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances in which amounts in any reserve account will be available to cover shortfalls in payments due on the notes and certain expenses of the trust. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Overcollateralization. If so provided in the related prospectus supplement, interest collections on the student loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal or interest on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the student loans, thereby creating overcollateralization and additional protection to the securityholders, as provided in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related student loans.

Letters of credit, credit and liquidity facilities. If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit or line of credit or other liquidity facility, a bank will deliver to the related trustee an irrevocable letter of credit or funding commitment, as applicable. The letter of credit or line of credit or other liquidity facility may provide direct coverage with respect to the student loans. The bank that delivered the letter of credit or line of credit or other liquidity facility, as well as the amount available thereunder with respect to each component of credit enhancement, will be provided in the applicable prospectus supplement. If so provided in the related prospectus supplement, the letter of credit or line of credit or other liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit or line of credit or other liquidity facility will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit or line of credit or other liquidity facility will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Financial insurance. If so provided in the related prospectus supplement, financial insurance may be obtained and maintained for a class or classes of securities. The insurer with respect to financial insurance will be described in the related prospectus supplement.

The financial insurance will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial insurance will be set forth in the related prospectus supplement. Financial

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insurance may have limitations and generally will not insure the obligation of the repurchase and reimbursement obligations of the sellers and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial insurance.

Surety bonds. If so provided in the related prospectus supplement, a surety bond may be obtained and maintained for a class or classes of securities. The surety bond provider will be described in the related prospectus supplement.

The surety bond will be unconditional and irrevocable and will guarantee to the issuer that an amount equal to the full amount of payments due to the issuer from a person obligated to make payments to the issuer (other than payments on the student loans by the borrowers) will be received by the trustee or its agent on behalf of the issuer. The specific terms of any surety bond will be set forth in the related prospectus supplement. The surety bond may have limitations. The surety bond provider will be subrogated to the rights of the issuer to the extent the surety bond provider makes payments under the surety bond.

Guaranteed investment contracts. If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Interest rate, currency swaps and cap agreements. The trust fund may include one or more derivative instruments, including interest rate, currency swaps and cap agreements. All interest rate, currency swaps and cap agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

The trustee on behalf of a trust fund may enter into interest rate, currency swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

There can be no assurance that the trustee will be able to enter into or offset interest rate, currency swaps and cap agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate, currency swaps and cap agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate or currency swap or cap agreement when it would be economically advantageous to the trust fund to do so.

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Interest rate and yield protection agreements. The trust fund may include one or more derivative instruments, including interest rate protection and yield protection agreements. All interest rate protection and yield protection agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

The trustee on behalf of a trust fund may enter into interest rate protection and yield protection agreements that do not involve swap agreements or other notional principal contracts, which may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

There can be no assurance that the trustee will be able to enter into interest rate protection and yield protection agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate protection and yield protection agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate protection or yield protection agreement when it would be economically advantageous to the trust fund to do so.

Repurchase obligations. Each of the sellers is generally obligated to repurchase any trust student loan as a result of a breach of any of its representations and warranties contained in its student loan purchase agreement and each of the servicers is obligated to purchase any trust student loan pursuant to its servicing agreement as a result of a breach of certain covenants with respect to the trust student loan, in each case where the breach materially adversely affects the interests of the securityholders in that trust student loan and is not cured within the applicable cure period. See “Transfer and Administration Agreements – The Student Loan Purchase Agreements.”

Auction Rate Securities Auction Procedures

If a class of securities is offered by a prospectus supplement that has an auction-determined rate, the securities will be subject to the auction procedures. By purchasing auction rate securities, whether in an auction or otherwise, each prospective purchaser will be deemed to have agreed to participate in auctions on the terms described herein; and so long as the beneficial ownership of the auction rate securities is maintained in book-entry form to sell, transfer or otherwise dispose of the auction rate securities only pursuant to a bid or sell order in an auction conducted pursuant to the procedures described herein or to or through a specified broker-dealer; provided, that in the case of all transfers other than those pursuant to an auction, either the beneficial owner of the auction rate securities so transferred, its participant or specified broker-dealer advises the agent conducting the auction of the transfer.

Interest on the auction rate securities will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate securities will be payable on the first business day following the expiration of each interest period for the auction rate securities.

Summary of Auction Procedures. The following summarizes certain procedures that will be used in determining the interest rates on any auction rate securities. Prospective investors in the auction rate securities should read carefully the following summary.

The interest rate on the auction rate securities will be determined periodically by means of a “Dutch auction.”  In this Dutch auction, current investors and potential investors submit orders through an eligible broker-dealer, which has been engaged to perform this function for the related issuing entity, as to

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the principal amount of auction rate securities the investors wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent, who processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities. Auction rate securities will be purchased and sold pursuant to the auction procedures at a price equal to their then-outstanding principal balance plus, in the case of any auction during a daily auction period, accrued interest to the date of sale or purchase. The auction agent and broker-dealers will be listed in the applicable prospectus supplement. The prospectus supplement will also set forth the fees of the auction agent and the broker-dealers.

In the auction procedures, the following types of orders may be submitted:

(a)   Hold Orders:  an order by a current investor to hold some or all of its auction rate securities for the upcoming interest period without regard to the auction rate;

(b)   Sell Orders:  an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

(c)   Bid Orders:  the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate securities) is willing to accept in order to buy a specified principal amount of auction rate securities or that a current investor is willing to accept in order to continue to hold a specified principal amount of auction rate securities.

If an existing investor does not submit orders with respect to all of its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

The following example, which is not based upon current market conditions, is included solely to illustrate how the above-described procedures are used in determining the interest rate on the auction rate securities.

(a)   Assumptions:

(1)                                 Denominations (Units) = $50,000

(2)                                 Interest Period = 28 Days

(3)                                 Principal Amount Outstanding = $50 Million (1000 Units)

(b)   Summary of All Orders Received for the Auction:

Bid Orders Current Investors	Sell Orders	Bid Orders Potential Investors
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
60 Units at 3.02%	100 Units Sell	60 Units at 3.00%
120 Units at 3.05%	200 Units Sell	100 Units at 3.05%
200 Units at 3.10%	400 Units Total	100 Units at 3.10%
200 Units at 3.12%		100 Units at 3.11%
600 Units Total		100 Units at 3.14%
200 Units at 3.15%
700 Units Total

Total units under existing bid orders and sell orders always equal issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

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(c)   Auction Agent Organizes Orders in Ascending Order:

Order Number	Number of Units		Cumulative Total (Units)	Order %	Number	Cumulative of Units		Total (Units)%

1	20	(W)	20	2.90%	7	200	(W)	600	3.10%
2	40	(W)	60	2.95%	8	100	(W)	700	3.10%
3	60	(W)	120	3.00%	9	100	(W)	800	3.11%
4	60	(W)	180	3.02%	10	200	(W)	1000	3.12%
5	120	(W)	300	3.05%	11	100	(L)		3.14%
6	100	(W)	400	3.05%	12	200	(L)		3.15%

(W) Winning Order; (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, with bid orders of existing holders given priority. Notwithstanding the foregoing, in no event will the interest rate exceed the maximum interest rate under the indenture.

The above example assumes that a successful auction has occurred (i.e., the number of units that are the subject of bids by potential owners specifying rates not higher than the maximum rate is not less than the number of units that are subject of sell orders). In certain circumstances, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming auction rate security interest period will equal the maximum rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate) the interest rate for the upcoming auction rate security interest period will equal the lesser of the maximum rate and the all hold rate which will be set forth in the applicable prospectus supplement.

As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in the form of indenture filed as an exhibit to the registration statement.

The Indenture

The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and Priority of Lien. The provisions of each trust’s indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, a class of senior notes will have priority over a class of subordinated notes with respect to payments of principal and interest.

The revenues and other money, trust student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

•                  Will not create or voluntarily permit to be created any debt, lien or charge on the trust student loans which would be on a parity with, subordinate to, or prior to the lien under the indenture;

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•                  Will not take any action or fail to take any action that would result in the lien under the indenture, or the priority of that lien for the obligations thereby secured, being lost or impaired; and

•                  Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

Representations and Warranties. Each trust will represent and warrant in its indenture that:

•                  It is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

•                  All necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

•                  The notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust’s assets.

Modification of Indenture. With the consent of the noteholders holding a majority of the outstanding amount of the most senior classes of notes then outstanding, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders. The holders of any class of interest only notes will not be entitled to exercise any voting rights.

However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

•                  Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

•                  Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•                  Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•                  Modify or alter the provisions of the indenture regarding the voting of notes;

•                  Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

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•                  Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

•                  Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

•                  Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, including changing the auction procedures (such as the bidding process) for the auction rate notes, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially affect the interest of any noteholder.

Events of Default; Rights upon Event of Default. With respect to the notes, an “event of default” under the indenture will include the following:

•                  A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as the senior notes are outstanding, each holder of any subordinate note will be deemed to have consented to the delay in payment of interest on the subordinate note and to have waived its right to institute suit for enforcement of the payment;

•                  A default in the payment of the principal of any note other than an interest only note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;

•                  A default in the observance or performance of any covenant or agreement of the trust made in the transaction documents and the continuation of the default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

•                  Any representation or warranty made by the trust in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

•                  Certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations

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of the trust. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, voting as a single class, may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of such noteholders if the trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived. If provided in the related prospectus supplement that none of the notes sold will be senior notes, the prospectus supplement will describe the noteholders or other persons who will give direction to the indenture trustee in the event of a default. If the notes have the benefit of financial insurance, the insurer will usually be specified as the “interested party” to give direction to the indenture trustee.

After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

Upon an event of default under the indenture, the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding will have the right to exercise remedies on behalf of all the noteholders.

If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, sell the trust student loans, subject to certain conditions set forth in the indenture.

If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, require the indenture trustee to sell the trust student loans or elect to have the indenture trustee maintain possession of the trust student loans and continue to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

•                  The holders of all outstanding senior notes consent to the sale;

•                  The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

•                  The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

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A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

Noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding (or if only one class is affected, a majority of the outstanding amount of that class) will have the right in certain cases to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•                  The noteholder previously has given to the indenture trustee written notice of a continuing event of default;

•                  The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

•                  The holder or holders have offered the indenture trustee reasonable indemnity;

•                  The indenture trustee has for 60 days failed to institute the proceeding; and

•                  No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or join in any institution against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the trust, none of the indenture trustee, the sellers or, as applicable, the administrator, the back-up administrator, the servicers or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

In the event that the securities are guaranteed by financial insurance, the indenture may provide that the trust and the indenture trustee may undertake various actions without consent of the holders of the securities, but rather solely upon receipt by the indenture trustee of confirmation from each of the rating agencies that the outstanding ratings assigned by such rating agencies to the securities are not thereby impaired and/or the consent of the financial insurance provider to such actions.  Such actions include, but are not limited to, amending the indenture and instructing the indenture trustee to sell the trust student loans. To the extent such actions are taken after issuance of the offered securities the consent of the investors in the offered securities will not be required or likely obtained under the indenture and such actions will be taken upon receipt from each of the rating agencies of a rating confirmation and the consent of the financial insurance provider, each of whom will evaluate such actions and their impact on credit quality of the offered securities.

So long as the financial insurance provider is not in default of its obligation to make payments under the related guaranty insurance policy, the financial insurance provider will be deemed to be the holder of the offered securities for all purposes (including, without limitation, all approvals, consents, waivers, authorizations, directions, inspections and the institution of any action), provided that nothing shall impair the rights of the holders of the offered securities as owners to receive all payments due under the offered securities, and the financial insurance provider shall have the exclusive right to exercise or direct the exercise of remedies on behalf of the holders of the securities in accordance with the terms of the indenture following an event of default, and the principal of all such offered securities outstanding may not be declared to be due and payable immediately without the prior written consent of the financial insurance provider.  In addition, in the event that the securities are guaranteed by financial insurance, the indenture may include additional events of default required by the financial insurance provider, including, without limitation, a payment made by the financial insurance provider under the related guaranty insurance policy.

Certain Covenants. The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•                  The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;

•                  The entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

•                  No event of default will have occurred and be continuing immediately after the merger or consolidation;

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•                  The trust has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

•                  The trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder.

The trust will not, among other things:

•                  Except as expressly permitted or required by the indenture, the student loan purchase agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•                  Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

•                  Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

•                  Permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the student loan purchase agreements or certain related documents.

The trust may not engage in any activity other than financing, purchasing, owning, selling and servicing student loans and the other assets of the trust, in each case in the manner contemplated by the indenture, the student loan purchase agreements or certain related documents and activities incidental thereto. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the student loan purchase agreements or certain related documents.

Statements to Indenture Trustee and Trust. Before each quarterly distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

(a)   The amount of the distribution allocable to principal of each class of notes;

(b)   The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

(c)   The pool balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported under clause (a) above;

(d)   The aggregate outstanding principal balance or notional amount, as applicable, of each class of notes as of the quarterly distribution date, after giving effect to related payments allocated to principal reported under clause (a) above;

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(e)   For each quarterly distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to each servicer; the amount of fees and expenses paid to each broker-dealer and the auction agent, if any; the amount of fees paid to a guaranty agency; the amount of the administration fee paid to the administrator; the amount of the back-up administration fee paid to the back-up administrator, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

(f)    For each quarterly distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

(g)   The balance of the reserve account on the quarterly distribution date, after giving effect to changes therein on the quarterly distribution date;

(h)   The amount of any interest and expense withdrawal from the reserve account on the quarterly distribution date; and the amount of any withdrawal from any pre-funding account to purchase additional student loans;

(i)    For quarterly distribution dates during the funding period, any remaining pre-funded amount on the quarterly distribution date, after giving effect to changes therein during the related collection period;

(j)    For the first quarterly distribution date on or following the end of any funding period, the amount of any remaining pre-funded amount that has not been used to purchase additional student loans and has been deposited in the collection account;

(k)   The amount of any rehabilitated trust student loans purchased by the trust on the quarterly distribution date; and

(l)    The amount of any advances made by the administrator to the trust.

Before each auction rate note interest payment date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth the information in clauses (a) and (b) above with respect to the related auction rate notes.

A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

The Indenture Trustee. The indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor indenture trustee. The administrator may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the

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administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

Insolvency Events

If a trust becomes insolvent, the trust student loans will be liquidated and the trust will be terminated after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the securityholders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the administrator, on behalf of the owner trustee, will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the securityholders will incur a loss.

List of Securityholders

Holders of the securities may by written request to the indenture trustee obtain a list of all securityholders for communicating with other securityholders regarding their rights under the indenture or under the securities. The indenture trustee may elect not to give the securityholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting securityholders, to all securityholders of that series.

Reports to Securityholders

On each distribution date, the administrator will provide to securityholders of record as of the distribution date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust under the administration agreement. Those statements will be filed with the Securities and Exchange Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the owner trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return.

Weighted Average Lives of Securities

The weighted average lives of the securities of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of trust student loans by consolidation loans, or as a result of:

•                  Borrower default, death, disability or bankruptcy;

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•                  The school’s false certification of borrower eligibility;

•                  Liquidation of the trust student loan or collection of the related guaranty payments; and

•                  Purchase of a trust student loan by the servicers or us.

All of the trust student loans are prepayable at any time without penalty.

A variety of economic, social, competitive and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either variable or floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guaranty payments.

Some of the terms of payment that the sellers offer to borrowers may extend principal payments on the securities. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required. If trust student loans have these payment terms, principal payments on the related securities could be affected. The majority of the student loans are fully deferred as to all payments until six months or more after graduation.

In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Book-Entry Registration

Investors acquiring beneficial ownership interests in the securities issued in book-entry form will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (referred to as Clearstream, Luxembourg in this prospectus) or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more instruments which equal the aggregate principal balance of the series of securities and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s name on the books of its respective depositary which in turn will hold positions in customers’ securities accounts in the depositary’s name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing the securities. Unless and until definitive certificates are issued, it is anticipated that the only holder of the securities will be Cede & Co., as nominee of The Depository Trust Company.

The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository

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Trust Company. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of direct participants of The Depository Trust Company and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are all subsidiaries of The Depository Trust & Clearing Corporation), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to The Depository Trust Company system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in securities issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

Purchases of the securities under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the securities on The Depository Trust Company’s records. The ownership interest of each actual purchaser of each series of securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the series of any securities is discontinued.

To facilitate subsequent transfers, all securities deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company’s partnership nominee, Cede & Co. The deposit of the securities with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of securities. The Depository Trust Company’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of a class of the securities of any series are being redeemed, The Depository Trust Company’s practice is to determine by lot the amount of the interest of each direct participant in the class to be redeemed.

Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the securities of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date.

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Principal and interest payments on the securities are to be made to The Depository Trust Company. The Depository Trust Company’s practice is to credit direct participant’s accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company’s records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the indenture trustee. Disbursement of the payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

The Depository Trust Company may discontinue providing its services as securities depository with respect to the securities of any series at any time by giving reasonable notice to the trust or the indenture trustee. In the event that a successor securities depository is not obtained, certificates are required to be printed and delivered.

Clearstream, Luxembourg has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank S.A./NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

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Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions and related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions and related operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary’s ability to effect actions on its behalf through The Depository Trust Company.

Securityholders may hold their securities in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of these systems, or indirectly through organizations which are participants in these systems.

The securities will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of The Depository Trust Company.

Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions

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to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

The Depository Trust Company has advised that it will take any action permitted to be taken by a securityholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the securities are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a securityholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and procedures may be discontinued at any time.

None of the trusts, the sellers, the servicers, the indenture trustee, the underwriters or us will have any responsibility or obligation to any participants of The Depository Trust Company, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

•                  The accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

•                  The payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the securities;

•                  The delivery by any participant of The Depository Trust Company, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to securityholders or;

•                  Any other action taken by The Depository Trust Company.

Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to The Depository Trust Company, only if (a) The Depository Trust Company or a trust advises the related trustee in writing that The Depository Trust Company is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the related trustee is unable to locate a qualified successor or (b) the securityholders, only if an event of default has occurred, elect to terminate the use of the book-entry system through The Depository Trust Company. Upon the occurrence of either of the events described in the immediately preceding paragraph, the related trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through The Depository Trust Company of definitive securities. Upon surrender by The Depository Trust Company of the global security or securities representing the book-entry securities and instructions for re-registration, the related trustee will issue definitive securities, and thereafter the related trustee will recognize the holders of such definitive securities as securityholders.

See “Annex I: Global Clearance Settlement and Tax Documentation Procedures,” which is included in as a part of this prospectus, for additional information regarding book-entry registration.

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Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non-U.S. Dollar denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non-U.S. Dollar denominated notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

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We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

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CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to us will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to us, or the transfer of those loans by us to the trust, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the credit agreement or promissory note (or a copy of the credit agreement or promissory note) evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly:

•                  A financing statement or statements covering the trust student loans naming the applicable seller, as debtor, will be filed under the UCC to protect the interest of the trust if the transfer by the seller is deemed to be an assignment of collateral as security; and

•                  A financing statement or statements covering the trust student loans naming us, as debtor, will also be filed under the UCC to protect the interest of the trust if the transfer by us is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust or us, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the interest of the trust or us. A tax or other government lien on property of a seller or us arising before the time a student loan comes into existence may also have priority over the interest of the seller, the trust or us in the student loan. Under the student loan purchase agreement and the deposit and sale agreement, however, each seller or we, as applicable, will warrant that it or we have transferred the student loans to us or the trust, as applicable, free and clear of the lien of any third party. In addition, each seller and we will covenant that it or we will not sell, pledge, assign, transfer or grant any lien on any trust student loan held by a trust or any interest in that loan other than to us or the trust.

Under each servicing agreement, each servicer as custodian will have custody of any promissory notes, credit agreements or other loan documents evidencing the trust student loans. Our records and the records of each seller and the servicers will be marked to indicate the sale and each seller, we will cause UCC financing statements to be filed with the appropriate authorities, and the trust student loans will be physically segregated, to the extent feasible, stamped or otherwise marked to indicate that the trust student loans have been sold to us or to the trust, as applicable. If, through inadvertence or otherwise, any of the trust student loans were sold to another party that:

•                  Purchased the trust student loans in the ordinary course of its business;

•                  Acquired possession of the trust student loans; and

•                  Acquired the trust student loans for new value and without actual knowledge of the interest of us or the trust;

then that purchaser might acquire an interest in the trust student loans superior to the interest of us and the trust.

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Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the trusts and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must accompany all of these loans. Certain state disclosure laws, such as those protecting cosigners, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans in question include so-called “risk based pricing,” in which borrowers with impaired creditworthiness are charged higher prices. If pricing has an adverse impact on classes protected under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder. For a discussion of the trust’s rights if the trust student loans were not originated or serviced in all material respects in compliance with applicable laws, see “Transfer and Administration Agreements” in this prospectus.

Student Loans in Bankruptcy

Under current law, private student loans that are guaranteed by non-profit entities or that do not exceed the borrower’s cost of attendance, less other financial aid, are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code; however, they can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents. Recently, a bill was introduced into the U.S. Senate that would allow private student loans to be discharged after a borrower files for bankruptcy under the U.S. Bankruptcy Code. Any change to the U.S. Bankruptcy Code requires the agreement of the Senate, the House of Representatives and the President. We cannot predict if this bill, or any similar legislation, will be enacted or if other changes to the U.S. Bankruptcy Code will be proposed.

If you own any notes issued by an issuing entity relating to private student loans that do not have the benefit of a guarantee, you will bear any risk of loss resulting from the discharge of any borrower of those private student loans to the extent the amount of the default is not covered by the issuing entity’s credit enhancement.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to holders that hold the securities as capital assets within the meaning of section 1221 of the Internal Revenue Code (referred to as the “Code” in this prospectus) and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be

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subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (referred to as the “IRS” in this prospectus) with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any trust) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See “State and Other Tax Consequences.”

Taxation of Owners of Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, tax counsel to each trust designated by the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (2) the trust, as created pursuant to the terms and conditions of the trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Interest and Original Issue Discount

The following discussion is based in part upon the original issue discount regulations (referred to as the “OID Regulations” in this prospectus). The OID Regulations do not adequately address issues relevant to notes such as the offered notes. In some instances, the OID Regulations provide that they are not applicable to notes such as the offered notes.

Except as otherwise provided in a related prospectus supplement, stated interest on the notes will be taxable to a holder of a note as ordinary interest income as the interest accrues or is paid, in accordance with such holder’s method of tax accounting.

A note may be issued with “original issue discount” within the meaning of section 1273(a) of the Code. Any holder of a note issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, section 1272(a)(6) of the Code provides special rules applicable to notes and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to student loans held by a trust fund in computing the accrual of original issue discount on notes issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (referred to

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as the “Committee Report” in this prospectus) indicates that the regulations will provide that the prepayment assumption used with respect to a note must be the same as that used in pricing the initial offering of the note. The prepayment assumption used in reporting original issue discount for each series of notes will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, any trust or the indenture trustee will make any representation that the student loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold (excluding sales to note houses, brokers and underwriters). If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than “qualified stated interest.”  Qualified stated interest is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the note.

In the case of notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the notes. If the original issue discount rules apply to the notes in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the notes in that series that bear an adjustable interest rate in preparing information returns to the noteholders and the IRS.

The first interest payment on a note may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In such cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the note (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a noteholder.

Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average life. For this purpose, the weighted average life of a note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years (rounding down for partial years) from the issue

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date until that payment is expected to be made (presumably taking into account the prepayment assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that note and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of Notes—Market Discount” below for a description of this election under the OID Regulations.

If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the closing date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (b) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the note will be received in future periods based on the student loans being prepaid at a rate equal to the prepayment assumption, (2) using a discount rate equal to the original yield to maturity of the note and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the note will be calculated based on its issue price and assuming that distributions on the note will be made in all accrual periods based on the student loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued with respect to the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a note that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the note. However, each such daily portion will be reduced, if the cost of the note is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

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Market Discount

A noteholder that purchases a note at a market discount, that is, in the case of a note issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a noteholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount notes acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or thereafter. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize note premium with respect to all debt instruments having amortizable note premium that the noteholder owns or acquires. See “Taxation of Owners of Notes—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of Notes—Interest and Original Issue Discount” above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder’s option:  (1) on the basis of a constant yield method, (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or (3) in the case of a note issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the note at the beginning of the accrual period. Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

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To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note generally will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A note purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a note may elect under section 171 of the Code to amortize the premium under the constant yield method over the life of the note. If made, the election will apply to all debt instruments having amortizable note premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See “Taxation of Owners of Notes—Market Discount” above. The use of an assumption that there will be no prepayments might be required. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether the notes have original issue discount) will also apply in amortizing note premium under section 171 of the Code.

Auction Rate Notes

Unless otherwise provided in a related prospectus supplement, we intend to treat all stated interest on auction rate notes as described above under “—Interest and Original Issue Discount”. In addition, solely for purposes of determining OID, we intend to treat auction rate notes as maturing on each auction date for an amount equal to the face amount of the notes as determined pursuant to the auction procedure, and reissued on the same date for the same amount. However, there are uncertainties regarding the U.S. federal income tax treatment of auction rate notes, and other treatments are possible. In this case, the timing and character of a holder’s income, gain, loss, and deduction in respect of such notes could differ from the treatment described above. For example, it is possible that the auction procedures could be treated as modifications of the notes for U.S. federal income tax purposes that cause the notes to be treated as retired and exchanged for new notes on the auction dates. In this case, a holder that retains a note over an auction date may be treated as having sold the note for its fair market value on such date, and may be required to recognize taxable gain, even though the holder did not receive any proceeds. See generally “—Sale of Notes”. Alternatively, the notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDI”). In this case, a holder would be required to include in income in each year an amount equal to the “comparable yield” of the notes, which is generally

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equal to the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to the notes, subject to certain adjustments for the actual payments on the notes. Furthermore, any gain realized on the maturity date or upon an earlier sale or exchange of the notes would generally be treated as ordinary income, and all or a portion of any loss realized on the maturity date or upon a sale or other disposition of the notes may be treated as capital loss. Other treatments are possible. Holders should consult their tax advisors as to the U.S. federal income tax consequences to them of auction notes, including possible alternative treatments.

Non-U.S. Dollar Denominated Notes

The following summary applies to “Non-U.S. Dollar Denominated Notes.”  This summary does not apply to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a currency that is considered “hyperinflationary,” are CPDIs or are dual currency notes. Special U.S. federal income tax considerations applicable to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a hyperinflationary currency, are CPDIs, or are dual currency notes will be discussed in the related prospectus supplement.

The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a Non-U.S. Dollar Denominated Note generally will not result in a taxable gain or loss for a holder.

In general, a holder that uses the cash method of accounting and holds a Non-U.S. Dollar Denominated Note will be required to include in income the U.S. dollar value of the interest income received, even if the payment is not received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the interest received is the amount of foreign currency interest received, translated into U.S. dollars at the spot rate on the date received. The holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A holder that uses the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period. Accrual basis holders may elect to determine the U.S. dollar value of accrued interest in accordance with either of two methods. Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the holder. Under the second method, the U.S. dollar value of accrued interest is translated at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. The election will apply to all debt instruments held by the holder and is irrevocable without the consent of the IRS. An accrual method holder will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment in an amount equal to the difference between the U.S. dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder accrues OID on a Non-U.S. Dollar Denominated Note in the same manner that an accrual basis holder accrues stated interest on a Non-U.S. Dollar Denominated Note, as described in the preceding paragraph. A holder will recognize foreign currency gain or loss, as the case may be, on the receipt of amounts representing accrued OID, in an amount equal to the difference between the U.S.

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dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder that does not accrue market discount currently should compute the amount of market discount in the foreign currency and translate that amount into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Note is retired or otherwise disposed of. A holder that accrues market discount currently is generally required to include in income the U.S. dollar value of the market discount, translated at the average exchange rate in effect during the accrual period. A holder will recognize foreign currency exchange gain or loss, as the case may be, with respect to market discount on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note in an amount equal to the difference between the U.S. dollar value of the accrued market discount, translated at the spot rate on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note and the U.S. dollar amount of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Amortizable bond premium on a Non-U.S. Dollar Denominated Note is determined in the foreign currency and, if the holder elects, reduces interest income in the foreign currency. At the time the amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), a holder will recognize exchange gain or loss, as the case may be, with respect to amortized bond premium in an amount equal to the difference between the spot rate of the amortizable bond premium at such time and the U.S. dollar value of the amortizable bond premium, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder will recognize foreign currency gain or loss, as the case may be, on the receipt of principal, equal to the difference between the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date received or the date of disposition, and the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired, or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized only to the extent of total gain or loss on the transaction. Amounts received upon the sale, exchange, retirement or other disposition of a Non-U.S. Dollar Denominated Note will be treated first, as the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, principal.

Realized Losses

Under section 166 of the Code, both corporate holders of the notes and noncorporate holders of the notes that acquire the notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the student loans. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until the holder’s note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

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Each holder of a note will be required to accrue interest and original issue discount with respect to the note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the student loans underlying the notes, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Sales of Notes

If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note generally will equal the cost of the note to the noteholder, increased by income reported by the noteholder with respect to the note (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the note received by the noteholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the note is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under “Taxation of Owners of Notes—Market Discount” and “—Premium.”

A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Information Reporting

The indenture trustee is required to furnish or cause to be furnished to each noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the indenture trustee is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the indenture trustee deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable

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information to the IRS as and when required by law to do so. If the notes are issued with original issue discount, the indenture trustee will provide or cause to be provided to the IRS and, as applicable, to the noteholder information statements with respect to original issue discount as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with original issue discount, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial noteholder which purchased its note at the initial offering price used in preparing those reports. Noteholders should consult their own tax advisors to determine the amount of any original issue discount and market discount includible in income during a calendar year.

As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each collection period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder’s purchase price that the indenture trustee will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “Taxation of Owners of Notes—Market Discount” above.

Backup Withholding with Respect to Notes

Payments of interest and principal, as well as payments of proceeds from the sale of the notes, may be subject to the “backup withholding tax” under section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Notes

A noteholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a note will not be subject to United States federal income or withholding tax in respect of a distribution on a note, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the noteholder under penalties of perjury, certifying that the noteholder is not a United States person and is the beneficial owner of the note and providing the name and address of the noteholder and provided further that the non-United States person (1) does not own directly or indirectly 10% or more of the voting power of all equity in a trust or in the trust’s sole owner, (2) is not a bank that is treated as receiving that interest “on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business” and (3) is not a “controlled foreign corporation” within the meaning of section 957 of the Code, with respect to which a trust is a “related person” within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty provided the noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.

A noteholder that is not a U.S. person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the note unless (1) that noteholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (2) the gain is effectively connected with the conduct by

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the noteholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the noteholder; or (3) the noteholder is subject to certain rules applicable to expatriates.

Interest on or gain from the sale, exchange of other disposition of a note received by a noteholder that is not a United States person, which constitutes income that is effectively connected with a United States trade or business carried on by the noteholder, will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, but will not be subject to withholding tax provided the noteholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that noteholder and that this income is includible in the noteholder’s gross income for the taxable year. This statement must include, among other things, the name and address of the noteholder, the noteholder’s identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a note would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, noteholders who are non-resident alien individuals should consult their tax advisors concerning this question.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “U.S. Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code, impose certain fiduciary and prohibited transaction restrictions on:

•                  Certain employee benefit plans;

•                  Certain other retirement plans and arrangements, including:

(i)                                     Individual retirement accounts and annuities;

(ii)                                  Keogh plans; and

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(iii)                               Collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and section 4975 of the Code; and

•                  Persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

The term “Plans” includes the plans and arrangements listed in the first two bullet points above.

Some employee benefit plans, such as governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

Unless described differently in the related prospectus supplement, generally the notes of each series may be purchased by a Plan while the certificates of each series may not be purchased by a Plan. A trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if any of the securities are acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

•                  Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;”

•                  Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

•                  Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

•                  Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

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•                  Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.”

In addition, the Pension Protection Act of 2006 provides an exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between a Plan and a person who is a Party in Interest solely because it provides services to such Plan (other than a Party in Interest that is a fiduciary (or its affiliate) that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan), provided that there is adequate consideration for the transaction.

These exemptions may not apply with respect to any particular Plan’s investment in securities and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the securities, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

We, as the originator of each trust and the depositor, have filed with the Securities and Exchange Commission a registration statement for the securities under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission at:

•                  100 F Street, N.E., Washington, D.C. 20549;

and at the Securities and Exchange Commission’s regional offices at:

•                  500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

•                  233 Broadway, New York, New York 10279.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the Securities and Exchange Commission’s public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330.

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The registration statement may also be accessed electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the Securities and Exchange Commission’s website located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

Periodic reports concerning the trusts as required under the terms of the applicable agreements will be delivered to the securityholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the securities.

Before each quarterly distribution date, the administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable class of securities a statement setting forth the information specifically described in the indenture. See “The Indenture – Statements to Indenture Trustee and Trust.”

Each trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable class of securities upon request free of charge.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to The National Collegiate Funding LLC, in care of The First Marblehead Corporation, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157. Telephone requests for copies should be directed to (800) 895-4283.

UNDERWRITING

The underwriters named in each prospectus supplement and we will enter into an underwriting agreement for the securities of the related series. Under the underwriting and placement agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the securities described in the underwriting agreement and offered by this prospectus and the

59

related prospectus supplement. In some series, we or an affiliate of ours may offer some or all of the securities for sale directly.

The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

Each prospectus supplement will either:

•                  Show the price at which each class of securities is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

•                  Specify that the securities will be sold by us or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any securities, the offering prices and concessions may be changed.

Until the distribution of the securities is completed, Securities and Exchange Commission rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If an underwriter creates a short position in the securities in connection with the offering—that is, if it sells more securities than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing securities in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the underwriters nor we make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intend to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

Each underwriting agreement will provide that we and The First Marblehead Corporation will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of

60

1933, as amended, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

Thacher Proffitt & Wood LLP, or such other counsel named in a prospectus supplement, will give opinions on specific matters for the trusts, the administrator and us.

Each prospectus supplement will identify the other law firms which will give opinions on additional legal matters for the underwriters and specific U.S. federal matters.

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Annex I:
Global Clearance, Settlement and
Tax Documentation Procedures

Except in certain limited circumstances, the globally offered securities (referred to in this annex as the “global securities”) will be available only in book-entry form.  Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear.  The global securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to United States corporate debt obligations and prior asset-backed certificates issues.

Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and participants of The Depository Trust Company holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as participants of The Depository Trust Company.

Non-United States holders (as described below) of global securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company.  Investors’ interests in the global securities will be represented through financial institutions acting on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of The Depository Trust Company.

Investors electing to hold their global securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants of The Depository Trust Company.  Secondary market trading between participants of The Depository Trust Company will be settled using the procedures applicable to prior student loan asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser.  When global securities are to be transferred from the account of a participant of The Depository Trust Company to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective depositary of the account of the participant of The Depository Trust Company against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, participants of The Depository Trust Company can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants.  The sale proceeds will be available to The Depository Trust Company seller on the settlement date.  Thus, to participants of The Depository Trust Company a cross-market transaction will settle no differently than a trade between two participants of The Depository Trust Company.

Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred from the respective clearing system, through the respective depositary, to a participant of The Depository Trust Company.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the depositary, as appropriate, to deliver the global securities to the account of the participant of The Depository Trust Company against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from participants of The Depository Trust Company for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•                  Borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•                  Borrowing the global securities in the United States from a participant of The Depository Trust Company no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

•                  Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant of The Depository Trust Company is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain United States Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN).  Non-U.S. Persons that are security owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure.  The owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

The term “U.S. Person” means:

•                  A citizen or resident of the United States;

•                  A corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia);

•                  An estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•                  A trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

DIRECTORY

UNDERWRITERS

Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.
Joint Book-Runner	Joint Book-Runner
388 Greenwich Street, 19th Floor	60 Wall Street
New York, New York 10013, USA	New York, New York 10005, USA

UBS Securities LLC
Goldman, Sachs & Co.	Joint Book-Runner
Joint Book-Runner	1285 Avenue of the Americas
85 Broad Street	New York, New York 10019, USA
New York, New York 10004, USA

Banc of America Securities LLC

214 North Tyron Street, 15th Floor

Charlotte, North Carolina 28255, USA

TRUST

The National Collegiate Student Loan Trust 2007-4

c/o First Marblehead Data Services, Inc.

The Prudential Tower

800 Boylston Street, 34th Floor

Boston, Massachusetts 02199-8157, USA

Tel:  (800) 895-4283

Tel:  (617) 638-2000

ADMINISTRATOR	PRIMARY SERVICER

First Marblehead Data Services, Inc.	Pennsylvania Higher Education Assistance Agency
The Prudential Tower	1200 North Seventh Street
800 Boylston Street, 34th Floor	Harrisburg, Pennsylvania 17102, USA
Boston, Massachusetts 02199-8157, USA

INDENTURE TRUSTEE	OWNER TRUSTEE

U.S. Bank National Association	Wilmington Trust Company
Corporate Trust Services-SFS	1100 North Market Street
One Federal Street, 3rd Floor	Wilmington, Delaware 19890, USA
Boston, Massachusetts 02110, USA

IRISH LISTING AGENT	IRISH PAYING AGENT

Arthur Cox Listing Services Limited	Custom House Administration &
Earlsfort Centre	Corporate Services Ltd.
Earlsfort Terrace,	25 Eden Quay
Dublin 2, Ireland	Dublin 1, Ireland

UNDERWRITERS’ COUNSEL	ISSUER’S COUNSEL

McKee Nelson LLP	Thacher Proffitt & Wood LLP
One Battery Park Plaza	Two World Financial Center
New York, New York 10004, USA	New York, New York 10281, USA

$1,464,000,000

Student Loan Asset Backed Notes

The National Collegiate Student Loan Trust 2007-4
Issuing Entity

The National Collegiate Funding LLC
Depositor and Sponsor

_____________________________

PROSPECTUS SUPPLEMENT

_____________________________

Citi	Deutsche Bank Securities
Joint Book-Runner	Joint Book-Runner

Goldman, Sachs & Co.	UBS Investment Bank
Joint Book-Runner	Joint Book-Runner

Banc of America Securities LLC

September 19, 2007

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered securities in any jurisdiction where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective cover pages.

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these offered securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.